Exhibit 2.1

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ASSET PURCHASE AGREEMENT

between

Janssen Pharmaceuticals, Inc.

and

Vivus, Inc.

DATED AS OF

April 30, 2018

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULES

1.01(a)	Products
1.01(b)	Knowledge of Seller
1.01(c)	Seller Names
1.01(d)	Transferred Domain Names
1.01(e)	Transferred Trademark Rights
1.01(f)	Permitted Liens
2.01(c)	Transferred Governmental Authorizations
2.01(f)	Transferred Contracts

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.07	Purchase Price Allocation
4.03	Non-Contravention
4.04	Governmental Authorizations (Seller)
4.05	Litigation
4.06	Compliance with Laws
4.07	Regulatory Matters
4.08	Contracts
4.09	Intellectual Property
4.11	Purchased Assets
5.04	Governmental Authorizations (Purchaser)
6.01(b)	Absence of Certain Changes
7.01(f)	Anti-Trust Filings

EXHIBITS
A	Seller Closing Deliverables
B	Purchaser Closing Deliverables
C	Johnson & Johnson Universal Calendar, 2018
D	Form of U.S. Market Transition Services Agreement
E	Form of Canadian Transitional Business License Agreement
F	Form of Long Term Collaboration Agreement
G	Form of Bill of Sale and Assignment and Assumption Agreement
H	Form of Trademark Assignment
I	Form of Seller’s Officer’s Certificate
J	Form of Purchaser’s Officer’s Certificate
K	Form of Purchaser’s Secretary’s Certificate

v

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement, dated as of April 30, 2018 (the “Effective Date”), is by and between Janssen Pharmaceuticals, Inc., a Pennsylvania corporation (“Seller”), and Vivus, Inc., a Delaware corporation (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller, directly and indirectly through certain of its Affiliates (as defined below), is in the business of researching, developing, manufacturing or having made, marketing, distributing and selling, as the case may be, products (including pharmaceutical drugs) for use in health care; and

WHEREAS, Seller desires to sell (or to cause to be sold), and Purchaser desires to purchase, certain rights and assets related to the products set forth on Schedule 1.01(a) (the “Products”), and Purchaser is willing to assume certain liabilities related to the Products, to allow Purchaser to market and sell the Products on an exclusive basis in the Territory (as defined below), in each case upon the terms and subject to the conditions set forth herein and in the Transition Agreements.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the Parties hereby agree as follows:

ARTICLE I.

 DEFINITIONS AND TERMS

Section 1.01  Definitions.  As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

“Accounts Payable” means all invoices, bills, accounts payable or other trade payables due and owed to any third party arising on or prior to the Closing Date out of or in connection with developing, commercializing, manufacturing (or having manufactured), packaging, importing, marketing, distributing and/or selling the Products by Seller and the Divesting Entities and any of their respective Affiliates on or prior to the Closing Date.

“Accounts Receivable” means all accounts receivable, notes receivable and other indebtedness due and owed by any third party to Seller or any of its Affiliates arising or held in connection with the sale of the Products on or prior to the Closing Date.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person at any time during the period for which the determination of affiliation is being made.  For purposes of this definition, “control” of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and, in any event and,

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

without limitation of the previous sentence, any Person owning more than fifty percent (50%) or more of the voting securities of another Person shall be deemed to control that Person.

“Agreement” means this Asset Purchase Agreement, including all Schedules and Exhibits attached hereto, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof.

“Allergan License” means that certain non-exclusive license agreement effective as of October 1, 2015 by and between Allergan Pharmaceuticals International Ltd. and Seller.

“Ancillary Agreements” has the meaning set forth in Section 6.10.

“Anti-Trust Filings” has the meaning set forth in Section 7.01(f).

“Assumed Liabilities” has the meaning set forth in Section 2.04.

“Bill of Sale and Assignment and Assumption Agreement” has the meaning set forth in Section 6.10.

“Business” means the commercialization of the Products in the Territory, including the development and manufacturing of the Products therefor, and all activities appurtenant thereto, such as importing, marketing, selling and distributing the Products in the Territory.

“Business Books and Records” has the meaning set forth in Section 2.01(d).

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York City, New York are authorized or obligated by law or executive order to close or any other day that Seller or any of the Divesting Entities are closed consistent with the Johnson & Johnson Universal Calendar (for illustrative purposes, a copy of the Johnson & Johnson Universal Calendar for the year 2018 is attached hereto as Exhibit C).

“Canadian Transitional Business License Agreement” has the meaning set forth in Section 6.10.

“Chargeback Claims” has the meaning set forth in Section 6.12(d).

“Claim” has the meaning set forth in Section 8.03.

“Closing” means the consummation of the Transactions pursuant to the terms of Section 3.01(a).

“Closing Date” has the meaning set forth in Section 3.01(a).

“Closing Legal Impediment” has the meaning set forth in Section 7.01(e).

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Commercialization” means, solely for the purposes of Section 6.04, all activities undertaken [*****]; provided, however, “Commercialization” shall exclude any activities relating to the research of a product.

“Commercial Rebates” has the meaning set forth in Section 6.12(c).

“Competing Product” means [*****].  Notwithstanding anything to the contrary herein, a “Competing Product” shall not include any product containing [*****].

“Competition Act” means the Competition Act, R.S.C., 1985 C-34, as amended, and the regulations thereunder.

“Competition Laws” means the applicable Laws of any jurisdiction that are designed or intended to prohibit, restrict or regulate actions that may have the purpose or effect of creating a monopoly, lessening competition or restraining trade or that requires one or both Parties to certain mergers, acquisitions and joint ventures to submit notifications to Governmental Authorities charged with enforcing any of the foregoing Laws (commonly known as merger control), including the HSR Act and the Competition Act.

“Confidentiality Agreement” means that certain letter agreement dated February 27, 2018 between Purchaser and Seller.

“Contract” means any written legally binding contract, agreement, lease, sublease, sublicense or any other legally binding commitment or arrangement.

“Copyrights” means all copyrights, copyright registrations and applications therefor and copyrightable works, including: (i) all rights of authorship, use, publication, reproduction, display, distribution, performance, preparation of derivative works and transformation of such copyrightable works; (ii) all copies, compilations and derivative works of such copyrightable works; (iii) all rights of ownership of copyrightable works; and (iv) all rights to register and obtain renewals and extensions of copyright registrations.

“CPR Mediation Procedure” has the meaning set forth in Section 10.11(a)(i).

“CPR Rules” has the meaning set forth in Section 10.11(b)(i).

“Data Room” means the electronic data room available at www.intralinks.com containing documents and materials relating to the Business and the Purchased Assets as of 9:00 a.m. New York time as of the day immediately prior to the Effective Date.

“De Minimis Amount” has the meaning set forth in Section 8.06(a).

“DIN” means Drug Identification Number issued by Health Canada.

“Dispute” has the meaning set forth in Section 10.11.

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Divesting Entities” means, collectively, all Affiliates of Seller that have any right, title or interest in, to or under the Purchased Assets.

“Domain Names” means any (i) domain names registered with an internet domain name registrar and the uniform resource locators associated with any such domain names, (ii) web addresses and (iii) social media accounts.

“Effective Date” has the meaning set forth in the Preamble of this Agreement.

“Excluded Assets” has the meaning set forth in Section 2.03.

“Excluded Product” means any product [*****].

“FDA” means the United States Food and Drug Administration, and any successor agency having substantially the same functions and jurisdiction.

“FIRPTA Certificate” has the meaning set forth in Section 7.01(d).

“Fiscal Year” means a year based on the Johnson & Johnson Universal Calendar (a copy of which for the year 2018 is attached hereto in Exhibit C).

“GAAP” means accounting principles and practices generally accepted in the United States, as in effect during the relevant time period, consistently applied.

“Governmental Authority” means any supranational, national, multinational, federal, provincial, state, county or local judicial (including any arbitration panel), legislative, executive, regulatory or enforcement authority, agency, commission, body, board, bureau or instrumentality with competent jurisdiction, including the FDA, Health Canada, provincial ministry of health, and any comparable agency in any other jurisdiction, or quasi-governmental, self-regulatory organization, commission, body, authority or agency.

“Governmental Authorizations” means all licenses, permits and other authorizations, consents, registrations, grants, exemptions, orders and approvals (including where applicable, pricing and reimbursement approvals) required to research, develop, test, handle, label, package, store, supply, promote, fabricate, manufacture, distribute, wholesale, market, import, export or sell the Products under the applicable Laws of any Governmental Authority.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination, award or similar order entered by or with any Governmental Authority (in each case whether preliminary or final).

[*****].

“GST/HST” means any goods and services tax/harmonized sales tax imposed under Part IX of the Excise Tax Act (Canada).

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Health Canada” means the Canadian federal government department established pursuant to the Department of Health Act (Canada) responsible for the administration of various statutes, including, among others, the Food and Drugs Act (Canada) R.S.C. 1985, c. F-27 and the regulations thereunder, each as amended.

“HSR Act” means the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indemnified Party” has the meaning set forth in Section 8.03.

“Indemnifying Party” has the meaning set forth in Section 8.03.

“Intellectual Property” means Patent Rights, Trademark Rights, Copyrights, Domain Names, Know How and any other intellectual property or similar proprietary rights in all jurisdictions worldwide, whether registered or unregistered.

“Inventories” means the net book value inventory (i.e., including any accounting reserves or adjustments permitted by GAAP, other than reserves for excess inventory), of all finished Products held for sale or use in the United States by Seller or any of its Affiliates or their distributors in respect of PANCREAZE DR 4200U 100 CAPS. USA, PANCREAZE DR 10500U 100 CAPS. USA, PANCREAZE DR 16800U 100 CAPS. USA, PANCREAZE DR 21000U 100 CAPS. US and PANCREAZE DR 2600U 100 CAPS. USA.

 “Judgment” means any judgment, order, writ, injunction, legally binding agreement, stipulation or decree from a Governmental Authority.

“Know How” means any data, inventions, methods, proprietary information, processes, trade secrets, techniques, protocols, materials and technology, whether patentable or not, including discoveries; formulae; chemicals and biological materials; assays; methods; plans; know-how; processes; software; documented ideas, observations and conclusions; test data (including pharmacological, toxicological and clinical information and test data); analytical and quality control data; and marketing, pricing, distribution, costs and sales data and descriptions.

“Knowledge of Seller” or “Knowledge” means the actual knowledge of any of the individuals listed on Schedule 1.01(b), in each case, after due inquiry of such named individual’s files and records and of those employees of Seller who are such named individual’s direct reports, in each case, which, for the avoidance of doubt, does not require searches of records of or filings with any Governmental Authority, the obtaining of any legal opinion or other report or opinion of outside experts or to conduct any “freedom to operate” analysis.

“Laws” means any supranational, national, multinational, federal, state, provincial, county, foreign or local law, common law, statute, ordinance, rule, regulation, code, Judgment, Governmental Order or other binding directive issued, promulgated or enforced by any Governmental Authority.

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Liabilities” means any and all fines, debts, liabilities, costs, guarantees, commitments, assessments, expenses, claims, losses, damages, tax, deficiencies and obligations, whether monetary or non-monetary, known or unknown, mature or unmatured, accrued or fixed, accrued or not accrued, due or to become due, direct or indirect, and regardless of whether it is accrued or required to be accrued or disclosed pursuant to GAAP, whenever or however arising (including whether arising out of any contract, common law or tort based on negligence or strict liability).

“Licensed IP Rights” means, collectively, all Patent Rights and Know How licensed or sublicensed to Seller under the Transferred IP Licenses.

“Lien” means, with respect to any property or asset, any lien, security interest, mortgage, pledge, assessment, restriction, adverse claim, levy, charge, encumbrance, right of first refusal or first offer or other similar claim of any kind, character or description, whether of record or not, or any contract to give any of the foregoing, in respect of such property or asset.

“Limited License Period” has the meaning set forth in Section 6.13(a).

“Long Term Collaboration Agreement” has the meaning set forth in Section 6.10.

“Losses” means losses, liabilities, damages, deficiencies, costs (including costs of investigation, defense and enforcement of this Agreement), expenses, penalties, assessments, fines, fees, suits, actions, causes of action, judgments, amounts paid in settlement, Taxes and awards incurred or suffered (and, if applicable, reasonable attorneys’ and experts’ fees and expenses associated therewith).

“Material Adverse Effect” means, with respect to Seller, any change, effect, event, circumstance, occurrence or state of facts that is or could reasonably be expected to become, individually or in the aggregate, materially adverse to the value of the Purchased Assets and Assumed Liabilities or the business, assets, prospects, results of operations or financial condition of the Business, taken as a whole, provided that none of the following changes, effects, events, circumstances, occurrences or states of facts shall be deemed, either alone or in combination, to constitute a Material Adverse Effect, or be taken into account in determining whether there has been or could reasonably be expected to be a Material Adverse Effect: (i) changes or effects in the general business, economic or political conditions or the securities, syndicated loan, credit or financial markets; (ii) changes in applicable Law or GAAP (or any applicable accounting standards in any jurisdiction outside the United States); (iii) changes to Law that generally affect the industries in which the Business operates; (iv) changes or effects that arise out of or are attributable to the commencement, occurrence, continuation or intensification of any war, sabotage, armed hostilities or acts of terrorism; (v) earthquakes, hurricanes or other natural disasters; (vi) failure, in and of itself, to meet projections, estimates, plans or forecasts (provided that the underlying causes of such failure (subject to the other provisions of this definition) shall not be excluded); (vii) changes or effects that arise out of or are attributable to the announcement or pendency of the Transactions, including any reduction in revenues or income, any loss of customers, any disruption

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

in supplier, distributor or similar relationships solely to the extent resulting therefrom; (viii) the reduction or lack of marketing of, field force support for or other similar functions in relation to the Products; (ix) changes in the number or type of competing products in the market(s) in which the Products are sold (x) currency fluctuations; (xi) changes or effects that arise out of or are attributable to actions or omissions of Purchaser or any of its Affiliates; or (xii) any matter disclosed in the Schedules to this Agreement, except in the case of clauses (i), (ii), (iii), (iv), (v) and (x), to the extent that the Purchased Assets or the Business are materially disproportionately affected thereby as compared to other companies or businesses participating in the industries in which the Business operates.

“Material Distribution Contract” has the meaning set forth in Section 6.01(b)(vii).

“NDC” means National Drug Code in the United States.

“Net Sales” means the gross amounts invoiced by Seller, licensees and Affiliates, for the sale of Products to Third Parties in arm’s-length transactions, excluding sales for compassionate use, named patient access and clinical trials, in each case, wherein the excluded sales are made at wholesale costs without profit, less the following deductions, which deductions are determined on a country-by-country and Product-by-Product basis and in accordance with GAAP:

(i)    [*****];

(ii)   [*****];

(iii)  [*****];

(iv)  [*****]; and

(v)   [*****].

Net Sales shall not include sales by Seller to its Affiliates or licensees, if such sales are not at arm’s-length, for resale; rather, in each such instance, Net Sales shall include the amounts invoiced or otherwise received by such Affiliate or licensee for such resale of the Products to Third Parties.

“Non-assigned Asset” has the meaning set forth in Section 2.02.

“Nordmark License” means that certain amended and restated know-how license and supply agreement effective as of November 7, 2017 by and between Nordmark Arzneimittel GmbH & Co. and Seller.

“Outside Date” means the date ninety (90) days following the Effective Date.

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Party” means Seller or Purchaser individually, as the context so requires, and the term “Parties” means, collectively, Seller and Purchaser.

“Patent Rights” means any and all (a) national, regional and international issued patents; (b) pending patent applications and any related patent applications filed in the future claiming priority thereto, including all provisional applications, non-provisional applications, international (PCT) applications, substitutions, continuations, continuations in part, divisions, renewals, and all patents granted thereon or issuing therefrom; (c) all patents of addition, reissues, re-examinations and extensions or restorations by existing or future extension or restoration mechanisms, including supplementary protection certificates or the equivalent thereof; (d) registration patents, inventor’s certificates or confirmation patents; and (e) any form of government-issued right substantially similar to any of the foregoing, in each case in any country or patent examining or granting jurisdiction.

“PDUFA” means the U.S. Prescription Drug User Fee Act of 1992, as amended.

“Permitted Liens” means (a) all Liens set forth on Schedule 1.01(f); (b) statutory Liens arising out of operation of Law with respect to a Liability incurred in the ordinary course of business and which is not delinquent; (c) Liens for Taxes not yet due, payable, delinquent or subject to penalties for nonpayment, or which are being contested in good faith; and (d) mechanics’, materialmens’, carriers’, workmens’, warehousemens’, repairmens’, landlords’ or other like Liens and security obligations imposed by Law that are incurred in the ordinary course of business and are not delinquent.

“Person” means an individual, a limited liability company, a joint venture, a corporation, a partnership, an association, a trust, a division or an operating group of any of the foregoing or any other entity or organization.

“Products” has the meaning set forth in the Recitals to this Agreement.  For the avoidance of doubt, Products shall not include any Excluded Product.

“Protocol” has the meaning set forth in Section 10.11(b)(vi).

“Purchase Price” has the meaning set forth in Section 2.06(a).

“Purchased Assets” has the meaning set forth in Section 2.01.

“Purchaser” has the meaning set forth in the Preamble of this Agreement.

“Purchaser Fundamental Representations” means those representations of Purchaser set forth in Section 5.01 (Organization), Section 5.02 (Authority; Binding Effect) and Section 5.05 (Brokers).

“Purchaser Indemnitees” has the meaning set forth in Section 8.01(a).

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Purchaser Material Adverse Effect” has the meaning set forth in Section 5.01.

“Purchaser’s Officer’s Certificate” has the meaning set forth in Section 7.02(c).

“Purchaser’s Secretary’s Certificate” has the meaning set forth in Section 7.02(d).

“Purchaser Transfer Letter to FDA” means the letter(s) from Purchaser to the FDA, duly executed by Purchaser, notifying the FDA of the transfer of the rights to the Transferred Governmental Authorizations to Purchaser in the United States.

“Quality Agreement” has the meaning set forth in Section 6.10.

“Regulatory Information”  means (a) any filings, submissions, applications, reports, or correspondence between Seller or any of the Divesting Entities and any Governmental Authority in the Territory that are in the possession or under the control of Seller or any of its Affiliates and concern the Products or relate to the Transferred Governmental Authorizations; and (b) records and data from all clinical and pre-clinical studies and trials conducted or being conducted by or on behalf of Seller or any of the Divesting Entities, which concern the Products, that are in the possession or under the control of Seller or any of its Affiliates, including as are (i) described in the Transferred Governmental Authorizations or (ii) the subject of a post-marketing requirement with any Governmental Authority in the Territory.  Notwithstanding the foregoing, “Regulatory Information” excludes [*****].

“Representatives” means, with respect to either Party, such Party’s Affiliates and their respective parents, directors, officers, employees, attorneys, accountants, representatives, financial advisors, lenders, consultants, advisors and other agents.

“[*****]” has the meaning set forth in Section 6.04(a).

“Retained Liabilities” has the meaning set forth in Section 2.05.

“SEC” has the meaning set forth in Section 6.06.

“Seller” has the meaning set forth in the Preamble of this Agreement.

“Seller’s Officer’s Certificate” has the meaning set forth in Section 7.01(c).

“Seller Fundamental Representations” means the representations and warranties of Seller set forth in Section 4.01 (Organization), Section 4.02 (Authority; Binding Effect), Section 4.10 (Brokers) and Section 4.11 (Purchased Assets).

“Seller Indemnitees” has the meaning set forth in Section 8.02(a).

“Seller Names” means the names and logos of Seller, the Divesting Entities and all of its and their Affiliates, in each case as set forth in Schedule 1.01(c).

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****]

“Seller Transfer Letter to FDA” means the letter(s) from Seller to the FDA, duly executed by Seller (or any Affiliate of Seller, as applicable), notifying the FDA of the transfer of the rights to the Transferred Governmental Authorizations to Purchaser in the United States.

“Seller Transfer Letter to Health Canada” means the letter(s) from Seller to Health Canada, duly executed by Seller (or any Affiliate of Seller, as applicable), authorizing Health Canada to transfer the rights to the appropriate Transferred Governmental Authorizations in Canada to Purchaser.

“Shared Lot” has the meaning set forth in Section 2.10(b).

“Tax Return” means any return, report, declaration, information return, statement or other document filed or required to be filed with any Taxing Authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws relating to any Tax.

“Taxes” means (a) all taxes fees, levies, duties, tariffs, imposts and other charges of any kind, imposed by any Governmental Authority, including income, gross revenue, excise, property, sales or use, value added, GST/HST, profits, license, withholding (with respect to compensation or otherwise), payroll, employment, net worth, capital gains, transfer, stamp, social security, occupation and franchise taxes, imposed by any Taxing Authority, (b) any Liability for the payment of any amounts of the type described in (a) as a result of being a Person required by Law to withhold or collect taxes imposed on another Person, (c) any Liability for the payment of amounts of the type described in (a) or (b) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any Person and (d) any interest, penalties and additions imposed in connection with or with respect to any of the foregoing amounts.

“Taxing Authority” means any Governmental Authority, exercising any authority to impose, regulate or administer the imposition of Taxes.

“Territory” means the United States and Canada.

“Third Party Claim” has the meaning set forth in Section 8.03.

“Third Party Claim Notice” has the meaning set forth in Section 8.03.

“Trademark Assignment” has the meaning set forth in Section 6.10.

“Trademark Rights” means, collectively, all trademarks, service marks and names, trade and brand names, slogans, logos, symbols, trade dress or other similar source or origin identifiers (whether statutory or common law, whether registered or unregistered), together with all (a) registrations and applications for any of the foregoing, (b) extensions or renewals of any of

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the foregoing, (c) goodwill connected or associated with or symbolized by any of the foregoing, (d) rights and privileges arising under applicable Law with respect to any of the foregoing, and (e) rights corresponding to any of the foregoing.

“Transaction Documents” means this Agreement and the Ancillary Agreements.

“Transactions” means, collectively, the transactions contemplated by this Agreement and the Ancillary Agreements, including the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities.

“Transfer Taxes” means any federal, state, provincial, county, local, municipal, foreign and other sales, use, transfer, value added, conveyance, documentary transfer, stamp duty, recording or other similar Tax, fee or charge imposed in connection with the Transactions or the recording of any sale, transfer or assignment of property (or any interest therein) effected pursuant to this Agreement, including, for greater certainty, GST/HST.

“Transferred Contracts” has the meaning set forth in Section 2.01(f).

“Transferred Domain Names” means the Domain Names set forth on Schedule 1.01(d).

“Transferred Governmental Authorizations” has the meaning set forth in Section 2.01(c).

“Transferred IP Licenses” means the Allergan License and the Nordmark License.

“Transferred IP Rights” means the Transferred Domain Names and the Transferred Trademark Rights.

“Transferred Trademark Rights” means the Trademark Rights set forth on Schedule 1.01(e), together with all goodwill associated with the foregoing.

“Transition Agreements” has the meaning set forth in Section 6.10.

“U.S. Market Transition Services Agreement” has the meaning set forth in Section 6.10.

“U.S. Transfer Letters” means Purchaser Transfer Letter to FDA and the Seller Transfer Letter to FDA.

“User Fees” means the annual product fee and establishment fee required under PDUFA, and any similar fee required or collected by any other Governmental Authority in the Territory, in each case, in respect of the Products for calendar year 2018.

Section 1.02   Other Definitional Provisions.

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(a)        The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b)        The terms defined in the singular have a comparable meaning when used in the plural, and vice versa.

(c)        The terms “U.S. Dollars” and “$” mean lawful currency of the United States.

(d)        The terms “include,” “includes” and “including” mean “including, without limitation.”

(e)        When a reference is made in this Agreement to an Article, a Section, an Exhibit or a Schedule, such reference shall be to an Article or a Section of, or an Exhibit or a Schedule to, this Agreement unless otherwise indicated.

(f)        Unless the context otherwise requires, any reference to Laws herein shall (i) include any rules or regulations promulgated by an applicable Governmental Authority thereunder, and (ii) be construed as referring to such Laws as enacted, repealed, reauthorized, amended, supplemented, or otherwise modified, as in effect from time to time.

(g)        Time periods based on a number of days within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and, if applicable, by extending the period to the next Business Day following if the last day of the period is not a Business Day.

(h)        The term “United States” shall refer to the United States of America and its territories, including Puerto Rico, and the term “Canada” shall refer to Canada, including all of its provinces and territories.

ARTICLE II.

 PURCHASE AND SALE

Section 2.01   Purchase and Sale of Assets.  Upon the terms and subject to the conditions set forth herein, at the Closing, Seller shall, and shall cause the Divesting Entities to, sell, convey, assign and transfer to Purchaser, and Purchaser shall purchase, acquire and accept from Seller and the Divesting Entities, free and clear of any and all Liens (other than Permitted Liens), all of Seller’s and the Divesting Entities’ rights, titles and interests in, to or under all of the assets, properties and rights of every kind and nature set forth below, whether real, personal or mixed, tangible or intangible (including goodwill), and wherever located (collectively, the “Purchased Assets”):

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(a)        the Inventories;

(b)        the Transferred IP Rights;

(c)        the Governmental Authorizations set forth on Schedule 2.01(c) (collectively, the “Transferred Governmental Authorizations”);

(d)        other than the items set forth in Section 2.03(g), all records, files, data and other materials, whether in hard copy or electronic form, to the extent primarily relating to the Purchased Assets and the Business (but excluding records or files not reasonably separable or extractable from documents or databases that do not relate primarily to the Purchased Assets or the Business; provided, that, to the extent practicable, copies of such records or files or the pertinent information contained therein will be provided to Purchaser on a redacted or excerpted basis) and in the possession or under the control of Seller or any of its Affiliates, including, but not limited to: (i) pricing lists for the Products, (ii) subject to Section 6.13, marketing data, marketing plans, and sales and promotional materials, (iii) quality control and vigilance records, and (iv) other business records, to the extent that such other business records are required to be transferred under applicable Law (the foregoing records and documents, collectively the “Business Books and Records”); provided,  however, that Seller may retain copies of the Business Books and Records; provided,  further that Seller agrees that after the Closing, Purchaser or its Representatives may, at Purchaser’s cost and expense, have access to and make copies of any books and records (or redacted portions thereof) that do not constitute Business Books and Records but that relate to the Purchased Assets or the Business, except where providing copies thereof is prohibited by applicable Law or if such items are protected by attorney-client or similar privilege.

(e)        the Regulatory Information;

(f)        the Transferred IP Licenses and the Contracts set forth on Schedule 2.01(f) (collectively, the “Transferred Contracts”);

(g)        all purchase orders for finished goods Products in the Territory that are outstanding as of the Closing; and

(h)        all claims, counterclaims, defenses, causes of action, rights under express or implied warranties, rights of recovery, rights of set-off, rights of subrogation and all other rights of any kind against any third party, to the extent primarily relating to the Business or any Assumed Liabilities or Purchased Assets.

Section 2.02   Matters Related to Purchased Assets and Commingled Assets.

(a)        Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign or transfer any Purchased Asset to the extent that such Purchased Asset is not assignable or transferable without the consent of any

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Person, other than Seller, Purchaser or any of their respective Affiliates, to the extent that such consent shall not have been given (each, a “Non-assigned Asset”); provided,  however, that, Seller shall use, both prior to and for twelve  (12) months after the Closing, reasonable best efforts to obtain, and Purchaser shall use its reasonable best efforts to assist and cooperate with Seller in connection therewith, all necessary consents to the assignment and transfer of each Non-assigned Asset; provided,  further, that, none of Seller, Purchaser or any of their respective Affiliates shall be required to pay money to any third party, commence any litigation or offer or grant any accommodation (financial or otherwise) to any third party in connection with such efforts.  With respect to any Non-assigned Asset, for a period beginning on the Closing Date and ending on the earlier of (i) the time such requisite consent is obtained and such Non-assigned Asset is transferred and assigned to Purchaser and (ii) the date that is twelve (12) months after the Closing Date, Seller shall, and shall cause the Divesting Entities to, use reasonable best efforts to provide to Purchaser the benefits thereof and shall enforce, at the request of and for the benefit of Purchaser, and at the expense of Purchaser, any rights of Seller or the Divesting Entities arising thereunder against any Person, including the right to seek any available remedies or to elect to terminate in accordance with the terms thereof upon the advice of Purchaser.  As a condition to Seller providing Purchaser with benefits of any Non-assigned Asset, Purchaser shall perform, at the direction of Seller or the applicable Divesting Entity, the obligations of Seller or the Divesting Entity thereunder.  Upon receipt following the Closing of the consents required to transfer any Non-assigned Asset to Purchaser, Seller shall, or shall cause the applicable Divesting Entity to, transfer and convey such Non-assigned Asset to Purchaser without payment of any additional consideration by Purchaser.

(b)        Seller provides no assurances to Purchaser that any consent, authorization, approval or waiver of a third party contemplated by this Section 2.02 will be granted.  Subject to compliance by Seller with the provisions of this Section 2.02 and the accuracy of the representations and warranties of Seller contained herein and compliance by Seller of its covenants in this Agreement, the Parties acknowledge and agree that neither Seller nor its Affiliates shall be obligated to actually obtain any such authorization, approval, consent or waiver hereunder and neither (i) the failure to so actually obtain any such authorization, approval, consent or waiver in connection with the consummation of the Transactions in and of itself nor (ii) any default or termination or any lawsuit, action, claim, proceeding or investigation commenced or threatened by or on behalf of any Person to the extent arising out of any such failure to so actually obtain any such authorization, approval, consent or waiver in connection with the consummation of the Transactions in and of itself shall be deemed (A) a breach of any representation, warranty or covenant of Seller contained in this Agreement or (B) to cause any condition to Purchaser’s obligations to close the Transactions to be deemed not satisfied, other than the condition set forth in Section 7.01(h).

Section 2.03   Excluded Assets.  Purchaser shall not acquire any right, title or interest in, to or under any of the following assets (collectively, the “Excluded Assets”):

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(a)        any component of working capital (except to the extent constituting a Purchased Asset);

(b)        any cash, checks, money orders, marketable securities, short-term instruments and other cash equivalents, funds in time and demand deposits or similar accounts, and any evidence of indebtedness issued or guaranteed by any Governmental Authority;

(c)        any Accounts Receivable;

(d)        any Contracts of Seller or the Divesting Entities, or rights therein or thereunder, other than the Transferred Contracts;

(e)        any licenses, permits, registrations, certificates or other authorizations, consents, clearances or approvals of the Seller and its Affiliates, other than the Transferred Governmental Authorizations;

(f)        any losses, loss carryforwards, credits, credit carryforwards and other Tax attributes, all deposits or advance payments with respect to Taxes, and any claims, rights, and interest in and to any refund, credit or reduction of Taxes;

(g)        (i) the corporate books and records of Seller and its Affiliates that are not Business Books and Records, (ii) all personnel records, (iii) any attorney work product, attorney-client communications and other items protected by attorney-client or similar privilege, (iv) Tax Returns, Tax information, and Tax records not solely related to the Business or the Purchased Assets, and (v) any documents that were received from third parties in connection with their proposed acquisition of the Purchased Assets or the Products or that were prepared by Seller or any of its Affiliates in connection therewith;

(h)        any current and prior insurance policies of Seller and its Affiliates and all rights of any nature with respect thereto, including all insurance recoveries thereunder and rights to assert claims with respect to any such insurance recoveries;

(i)         any Intellectual Property of the Seller or its Affiliates, other than the Transferred IP Rights;

(j)         any real estate owned or leased by Seller or any of its Affiliates;

(k)        any rights, claims and credits of Seller or any of its Affiliates relating to any Excluded Asset or any Retained Liability, including any guarantees, warranties, indemnities and similar rights in favor of Seller or any of its Affiliates relating to any Excluded Asset or any Retained Liability;

(l)         any tools, molds and equipment used in the manufacture or packaging of the Products;

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(m)       any inventories related to the Products, other than the Inventories;

(n)        all employees of Seller, any Divesting Entity or any of their Affiliates;

(o)        any rights that could be construed to interfere with, hinder or compromise Seller’s ability to institute or maintain any claim, action, suit or proceeding against a third party for infringement of patents owned or licensed by Seller or its Affiliates, including patents being licensed or sub-licensed to Purchaser by Seller;

(p)        any other assets, properties or rights (including Intellectual Property) of Seller or any of its Affiliates other than the Purchased Assets; and

(q)        any Excluded Product.

Section 2.04   Assumption of Certain Obligations.  Purchaser agrees, effective at the Closing and from and after the Closing Date, to assume and to timely satisfy and discharge the following Liabilities of Seller and its Affiliates (such Liabilities being collectively referred to hereinafter as the “Assumed Liabilities”):

(a)        all Liabilities arising out of or relating to lawsuits and claims, irrespective of the legal theory asserted, to the extent arising from the operation of the Business or the use of the Purchased Assets, in each case, after the Closing by Purchaser or its Affiliates, or on their behalf in accordance with the Transition Agreements;

(b)        all Liabilities arising out of or relating to products liability claims relating to the Products (including claims alleging defects in the Products and claims involving the death of or injury to any individual relating to the Products), but only to the extent that such Products were sold or distributed after the Closing by Purchaser or its Affiliates, or on their behalf in accordance with the Transition Agreements;

(c)        all Liabilities to third-party customers, third-party suppliers or other third parties for the Products, materials and services, to the extent relating to the Products sold or distributed after the Closing by Purchaser or its Affiliates, or on their behalf in accordance with the Transition Agreements;

(d)        all Liabilities arising after the Closing under any Transferred Contract, but only to the extent that such Liabilities do not arise from any breach, default or violation of such Transferred Contract by or on behalf of Seller, its Affiliates, or their subcontractors or licensees on or prior to the Closing;

(e)        all Liabilities (including Liabilities for or otherwise related to Taxes) arising out of or relating to the use, ownership, possession, operation, management, business integration, sale or lease of the Purchased Assets after the Closing by Purchaser or its Affiliates;

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(f)        all Taxes apportioned to Purchaser pursuant to this Agreement; and

(g)        all other Liabilities arising after the Closing out of or relating to the return of any Product sold or distributed by Purchaser or its Affiliates, or on their behalf in accordance with the Transition Agreements, after the Closing.

Section 2.05  Retained Liabilities.  Seller and its Affiliates retain and will be responsible for timely satisfying and discharging all of the following Liabilities (collectively, the “Retained Liabilities”):

(a)        any component of working capital (except to the extent constituting an Assumed Liability);

(b)        all Liabilities arising out of or relating to lawsuits and claims, irrespective of the legal theory asserted, regardless of when such lawsuit or claim was commenced or made, arising from the operation of the Business or the use of the Purchased Assets on or prior to the Closing;

(c)        all Liabilities arising out of or relating to products liability claims relating to the Products (including claims alleging defects in the Products and claims involving the death of or injury to any individual relating to the Products) sold or distributed on or prior to the Closing;

(d)        all Liabilities to third-party customers, third-party suppliers or other third parties for the Products, materials and services, to the extent relating to the Products sold or distributed on or prior to the Closing;

(e)        all Liabilities arising out of or relating to the return of the Products sold or distributed on or prior to the Closing;

(f)        all Liabilities for any credits or rebates in respect of the Products and all Liabilities arising out of or relating to any recall or post-sale warning in respect of the Products, in each case, sold or distributed on or prior to the Closing, regardless of whether such Liabilities arose prior to or after the Closing;

(g)        all Liabilities to the extent related to the Excluded Assets;

(h)        all Liabilities arising on or prior to the Closing under any Transferred Contract or arising out of or resulting from any action or omission by Seller (or its Affiliates) on or prior to the Closing under any Transferred Contract;

(i)         all Liabilities with respect to any current or former employee of Seller or any Divesting Entity, or any of their Affiliates;

(j)         all Taxes apportioned to Seller pursuant to this Agreement;

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(k)        all Liabilities related to Taxes incurred by Seller or any Divesting Entity arising from the Purchased Assets prior to the Closing, other than Liabilities referred to in Section 2.04(e) and (f); and

(l)         all Liabilities related to any Accounts Payable.

Section 2.06   Purchase Price.  In consideration of the sale and transfer of the Purchased Assets, Purchaser agrees to pay to Seller at the Closing, on behalf of Seller and each Divesting Entity, an aggregate purchase price of:

(a)        one-hundred thirty five million dollars ($135,000,000) (the “Purchase Price”); which Purchase Price is payable at Closing, exclusive of any Transfer Taxes, and to assume, satisfy and discharge when due all Assumed Liabilities.

(b)        The Purchase Price shall be paid in immediately available funds by wire transfer, in accordance with written instructions given by Seller to Purchaser not less than two (2) Business Days prior to the Closing Date in cash in U.S. Dollars.  The Purchase Price shall be allocated as described in Section 2.07.

Section 2.07   Allocation of Purchase Price.  Purchaser and Seller will allocate the purchase price (including the assumed liabilities) for Tax purposes among the Purchased Assets as specified on Schedule 2.07.  The Parties covenant and agree (a) to report for Tax purposes the allocation of the purchase price (including assumed liabilities) among the Purchased Assets in a manner entirely consistent with Schedule 2.07, as it may be amended upon any adjustment to the calculation of the purchase price (including any assumed liabilities), (b) that the Parties will cooperate with each other in connection with the preparation, execution and filing of all Tax Returns related to such allocation and will take no position inconsistent with such allocation in the filing of any Tax Return, except upon a final determination by an applicable Taxing Authority and (c) that the Parties will use commercially reasonable efforts to advise each other regarding the existence of any Tax audit, controversy or litigation related to such allocation.

Section 2.08   Transfer Taxes.

(a)        All Transfer Taxes payable in connection with the transfer of the Purchased Assets to Purchaser under this Agreement and the Transactions shall be borne and paid [*****].

(b)        Purchaser and Seller shall cooperate in making and timely filing all Tax Returns as may be required to comply with the provisions of applicable Transfer Tax Laws.

Section 2.09     Withholding. Purchaser shall be entitled to deduct and withhold any Taxes required to be deducted or withheld from payment of any amounts (or any portion thereof) payable pursuant to this Agreement, including payment of the Purchase Price.  To the extent that amounts are so deducted or withheld and paid to the appropriate Taxing Authority, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been delivered

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

and paid to Seller or any other recipient of payment in respect of which such deduction or withholding was made.

Section 2.10   Certain Costs.

(a)        All governmental filing fees associated with transferring to Purchaser or one of its Affiliates the Transferred IP Rights and the Transferred Governmental Authorizations for the Products conveyed to Purchaser hereunder shall be borne by [*****] when due, including for the avoidance of doubt, such filing fees due in connection with any notification and report form and related material required under Competition Laws; [*****].  For the avoidance of doubt, any amounts constituting Transfer Taxes shall be governed by Section 2.08, and not this Section 2.10.

(b)        With respect to the return of Products that were sold or distributed from the same lot (a “Shared Lot”) by or on behalf of Seller and its Affiliates on or prior to the Closing, and by or on behalf of Purchaser and its Affiliates after the Closing, the Parties shall each be financially responsible for such returns after the Closing, on a pro rata basis, based on the proportion of the Shared Lot that was sold by or on behalf of Seller or its Affiliates on or prior to the Closing, on the one hand, and the proportion of the Shared Lot, that was sold by or on behalf of Purchaser or its Affiliates after the Closing, on the other hand.

ARTICLE III.

 CLOSING

Section 3.01   Closing.

(a)        The Closing shall take place no later than three (3) Business Days after the satisfaction or waiver of the conditions precedent to Closing specified in ARTICLE VII (other than those conditions that, by their nature, cannot be satisfied until the Closing Date, but subject to their satisfaction or waiver at such time) at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY (including any Persons connected by remote access to the Closing) or at such time and place as the Parties may mutually agree in writing.  The date on which the Closing occurs is referred to as the “Closing Date.”  The Closing shall be deemed to occur and be effective as of 5:00 p.m. New York time on the Closing Date.

(b)        At the Closing, Seller shall deliver, or cause to be delivered, to Purchaser the instruments and documents set forth on Exhibit A.

(c)        At the Closing, Purchaser shall deliver to Seller (i) the Purchase Price, by wire transfer in accordance with Section 2.06, and (ii) the instruments and documents set forth on Exhibit B.

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE IV.

 REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser as follows:

Section 4.01   Organization.  Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Pennsylvania.  Each Divesting Entity is duly organized, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its organization.  Seller and each Divesting Entity is authorized to do business under the Laws of all jurisdictions in which it is required to be so authorized, except as would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.02   Authority; Binding Effect.

(a)        Seller and each Divesting Entity has all requisite corporate, limited liability company or other similar organizational power and authority to own or lease and operate its properties and assets and to carry on its business, including the Business, as it is now being conducted and as it is related to the Purchased Assets.  Seller has all requisite corporate, limited liability company or other similar organizational power and authority to execute and deliver this Agreement and the Ancillary Agreements, and to carry out, or to cause to be carried out, the Transactions.  The execution and delivery by Seller of this Agreement and the Ancillary Agreements, and the performance by Seller and each Divesting Entity of its obligations hereunder and thereunder, have been duly authorized by all requisite corporate action on the part of Seller and such Divesting Entity.

(b)        This Agreement has been duly executed and delivered by Seller and, assuming the valid execution and delivery by Purchaser, constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar Laws affecting creditors’ rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law).

(c)        Each of the Ancillary Agreements has been duly authorized by all necessary action on the part of Seller and has been, or will be at the Closing, duly executed and delivered by Seller and, assuming the valid execution and delivery by Purchaser, constitutes or will constitute a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar Laws affecting creditors’ rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law).

Section 4.03   Non-Contravention.  The execution, delivery and performance of this Agreement and the other Transaction Documents by Seller, and the consummation of the

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Transactions, do not and will not, (a) conflict with or violate any provision of the certificate of incorporation or bylaws of Seller or the comparable organizational documents of any Divesting Entity; (b) subject to obtaining the consents referred to in Schedule 4.03, materially conflict with, or result in the material breach of, constitute a material default under or give rise to a right of termination, cancellation, material modification or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of Seller or any Divesting Entity under, or require notice or consent in order to assign to Purchaser, any Transferred Contract; (c) assuming compliance with the matters set forth in Section 4.04 and Section 5.04, materially violate or result in a material breach of, or constitute a material default under any Law or Governmental Order to which Seller or any Divesting Entity, or any of their assets or properties, is subject; or (d) result in the creation of any material Lien (other than Permitted Liens) upon any of the Purchased Assets.

Section 4.04   Governmental Authorization.  Except as set forth on Schedule 4.04 or in connection with the filings required by the Competition Laws, the execution and delivery of this Agreement and the other Transaction Documents by Seller, and the consummation of the Transactions, do not require any material consent or approval of, or any material notice to or other material filing with, any Governmental Authority.

Section 4.05   No Litigation.  Except as set forth on Schedule 4.05(a), no notice, notification or subpoena from, or legal or administrative arbitration, litigation, investigation or proceeding by or before any Governmental Authority, in each case relating to the Purchased Assets, the Business or the Assumed Liabilities, is pending against or, to the Knowledge of Seller, threatened against Seller or any Divesting Entity.  Except as set forth in Schedule 4.05(b), neither Seller nor any Divesting Entity is a party to any corporate integrity agreement, monitoring agreement, consent decree, settlement order, deferred prosecution agreement, non-prosecution agreement, or similar agreement with or imposed by any Governmental Authority affecting the Products. This Section 4.05 does not relate to Intellectual Property, which is the subject of Section 4.09.

Section 4.06   Compliance with Laws.  Except as to matters set forth in Schedule 4.06:

(a)        Seller and each Divesting Entity is, and since January 1, 2015 has been, in material compliance with all Laws applicable to the ownership and use of the Purchased Assets or the operation of the Business (including the manufacture, packaging, labeling, testing, importing, distribution, wholesaling, marketing and sale of the Products); and

(b)        Seller and each Divesting Entity possesses, and is, and since January 1, 2015 has been, in material compliance with, all Governmental Authorizations necessary for the conduct of the Business (including the manufacture, packaging, labeling, testing, importing, distribution, wholesaling, marketing and sale of the Products in the Territory) and for the ownership and use of the Purchased Assets, each of which is, and has at all times since January 1, 2015 been, valid and in full force and effect. Neither Seller nor

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

any Divesting Entity is in material default, breach or violation of any such Governmental Authorization, and neither Seller nor any Divesting Entity has received any written notice from a Governmental Authority regarding any material violation of or material failure to comply with any term or requirement of any such Governmental Authorization.  To the Knowledge of Seller, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, withdrawal, suspension, cancellation, termination, lapse, material adverse modification or limitation of any such Governmental Authorization.

Section 4.07   Regulatory Matters.

(a)        Schedule 4.07(a) sets forth, as of the Effective Date, a list of the Governmental Authorizations since January 1, 2015 granted to Seller or any Divesting Entity by, or pending with, any Governmental Authority in the Territory necessary to, as applicable, research, develop, test, manufacture, handle, label, package, store, supply, promote, distribute, market, import, export or sell the Products, including the Inventory.

(b)        Since January 1, 2015, all Products sold under the Governmental Authorizations by or on behalf of Seller or any Divesting Entity have been researched, developed, tested, manufactured, handled, labeled, packaged, stored, supplied, promoted, distributed, marketed, imported, exported and sold in material compliance with applicable Law, including the Federal Food, Drug, and Cosmetic Act and the Canadian Food and Drugs Act, and the specifications and standards contained in such Governmental Authorizations and any other specifications and standards applicable to such Products.  The Inventory is in material compliance with applicable Law and the specifications and standards contained in such Governmental Authorizations and any other specifications and standards applicable to such Inventory.  Since January 1, 2015, any storage facilities used by or on behalf of Seller or any Divesting Entity to store Product, including the Inventory, materially comply with all applicable Law.

(c)        Since January 1, 2015, all manufacturing operations relating to the Products, including the Inventory, conducted by or on behalf of the Seller or any Divesting Entity have been and are being conducted in material compliance with applicable provisions of current good manufacturing practice requirements as set forth in 21 U.S.C. § 351(a)(2)(B) and 21 C.F.R. Parts 210 and 211, as amended from time to time and Division 2, Part C of the Canadian Food and Drug Regulations, as amended from time to time.  Except as set forth on Schedule 4.07(c), since January 1, 2015, there has not been, nor, to the Knowledge of Seller, is there currently under consideration by Seller, any Divesting Entity or any Governmental Authority, any material recall, market withdrawal or replacement, field alert, restriction, suspension, or discontinuation of manufacturing, sales or marketing, or withdrawal of a Governmental Authorization in respect of any of the Products.

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(d)        Except for ordinary course inquiries or as set forth on Schedule 4.07(d), since January 1, 2015, Seller or any Divesting Entity has not received, with respect to the Products, any written notice or communications from the FDA or Health Canada alleging material noncompliance with any applicable Laws or requiring, recommending or threatening to initiate any action to terminate or to suspend the sale of the Products or to place a clinical trial of the Products on hold, and Seller or any Divesting Entity is not subject to any civil, criminal, or administrative action, demand, claim, complaint, hearing, investigation, warning letter, untitled letter, request for information, or other enforcement proceeding by the FDA or Health Canada related to the Products and, to the Knowledge of Seller, no such proceedings have been threatened.  To the Knowledge of Seller, there is no act, omission, event or circumstance that would reasonably be expected to give rise to or form the basis for any civil, criminal, or administrative action, demand, claim, complaint, hearing, investigation, warning letter, untitled letter, request for information, or other enforcement proceeding by the FDA or Health Canada with respect to the Products.

(e)        To the Knowledge of Seller, since January 1, 2015, neither the Seller, any Divesting Entity nor any of their officers, employees, agents and contractors has made an untrue statement of material fact or fraudulent statement to the FDA or Health Canada, failed to disclose a material fact required to be disclosed to the FDA or Health Canada, or committed an act, made a statement, or failed to make a statement, including with respect to any scientific data or information, that, at the time such disclosure was made or failure to disclose occurred, would reasonably be expected to provide a basis for the FDA to invoke the FDA Application Integrity Policy respecting “Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities,” set forth in FDA’s Compliance Policy Guide Sec. 120.100 (CPG 7150.09) or any similar policy, or Health Canada to take similar action, in each case as related to the Products.

(f)        Since January 1, 2015, all pre-clinical and clinical studies relating to the Products conducted by or on behalf of the Seller or any Divesting Entity have been or are being conducted in material compliance with Health Canada and the FDA’s applicable Good Laboratory Practice and Good Clinical Practice requirements, including regulations at 21 C.F.R. Parts 50, 54, 56, 58, and 312, the Animal Welfare Act if applicable, Division 5, Part C of the Canadian Food and Drug Regulations, and all applicable similar and analogous Laws in other jurisdictions, and all applicable Laws relating to protection of human subjects.  The Seller has not received any written notice that FDA, Health Canada, any other Governmental Authority or any institutional review board or research ethics board has recommended, initiated, or threatened to initiate any action to suspend or terminate any clinical trial sponsored by the Seller or any Divesting Entity or to otherwise restrict the preclinical research or clinical study of any Products.

Section 4.08   Contracts.  Seller has made available to Purchaser true and complete copies of all Transferred Contracts (including all modifications and amendments thereto and material waivers thereunder).  Except as disclosed in Schedule 4.08(a) (i) each Transferred Contract is valid and binding on Seller or the Divesting Entity that is a party thereto and, to the

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Knowledge of Seller, the other party thereto, and is in full force and effect in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar Laws affecting creditors’ rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law), and (ii) neither Seller nor any Divesting Entity or, to the Knowledge of Seller, any other party thereto is, or has received written notice alleging that it is, in material breach of, or material default under, any Transferred Contract, and no event has occurred that, with the giving of notice or lapse of time or both, would constitute a material breach or material default, or permit termination, modification or acceleration of any right, thereunder.

Section 4.09   Intellectual Property.

(a)        Except as set forth on Schedule 4.09(a):

(i)         there is no objection or claim being asserted or (to the Knowledge of Seller) threatened by, and Seller has not received any charge, complaint, claim, demand or notice from, any Person or Governmental Authority with respect to the ownership, use, enforceability, registrability or validity of any the Transferred IP Rights;

(ii)       all Transferred IP Rights are subsisting, in good standing, have not expired or been cancelled or abandoned, and to the Knowledge of Seller, valid;

(iii)      Seller or one or more of the Divesting Entities is and, at the Closing, Seller or one or more of the Divesting Entities will be, the sole and exclusive owner of all Transferred IP Rights,  free and clear of any exclusive licenses and Liens other than Permitted Liens;

(iv)       to the Knowledge of Seller, no Person is infringing or misappropriating, or has infringed or misappropriated, any of the Transferred IP Rights;

(v)        there are no claims pending or threatened by Seller or any of its Affiliates against any Person, nor has Seller or any of its Affiliates sent any written notice to any Person, regarding or in connection with actual or potential infringement, dilution, misappropriation or other unauthorized use of any Transferred IP Rights in the Territory;

(vi)       none of the Transferred IP Rights are subject to any proceeding, order, ruling, decision, injunction or other similar determination or finding by any Governmental Authority, arbitrator or mediator restricting or that could restrict in any manner the use or licensing thereof by or any right of Seller or any of the Divesting Entities in any Transferred IP Right; and

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(vii)     Seller has not received any written or (to the Knowledge of Seller) other offer of a license or any charge, complaint, claim, demand or notice, in any such case alleging or implying that the design, development, commercialization, manufacture, use, packaging, labeling, display, marketing, distribution or sale or other disposition of any Products or any Transferred IP Rights infringes, misappropriates or violates the Intellectual Property rights of any third party.

(b)        Except as set forth on Schedule 4.09(b):

(i)         Seller has not received notice and has no Knowledge that any of Licensed IP Rights (other than Know How) have been rendered invalid or unenforceable or are subject to any outstanding order, judgment or decree restricting or that could restrict in any manner the use or licensing thereof by or any right of Seller;

(ii)       Seller has not received notice and has no Knowledge that there is any claim, action, suit or proceeding being asserted by any Person, or threats thereof, with respect to the ownership, enforceability, or validity of any of such Licensed IP Rights;

(iii)      Seller or one or more of the Divesting Entities is and, at the Closing, Seller or one or more of the Divesting Entities will be, the holder of a valid license under the Licensed IP Rights,  free and clear of any exclusive licenses and Liens other than Permitted Liens;

(iv)       Seller has not received notice and has no Knowledge that any of the Know How included in Licensed IP Rights is subject to any outstanding order, judgment or decree restricting or that could restrict in any manner the use or licensing thereof by or any right of Seller;

(v)        Seller has not received notice and has no Knowledge that there is any claim, action, suit or proceeding being asserted by any Person, or threats thereof, with respect to the ownership of any of such Know How; and

(vi)       there are no claims pending or threatened by Seller or any of its Affiliates against any Person, nor has Seller or any of its Affiliates sent any written notice to any Person, regarding or in connection with actual or potential infringement, dilution, misappropriation or other unauthorized use of any Licensed IP Rights in the Territory.

(c)        Each Transferred IP Right that is the subject of an application, certificate, filing, registration or other document issued by, filed with or recorded by any Governmental Authority at any time that is owned, held or filed by or filed in the name of Seller or any Divesting Entity is subsisting, and to the Knowledge of Seller, valid, in good

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

standing and enforceable.  All necessary registration, maintenance and renewal fees currently due and owing in connection with the Transferred IP Rights have been paid and all necessary documents, recordations and certifications in connection with the Transferred IP Rights have been filed with the relevant United States, Canadian or foreign patent, copyright or trademark authority or other Governmental Authorities, as the case may be, for the purposes of maintaining ownership of or rights to such Transferred IP Rights and recording ownership by the Seller or the applicable Divesting Entity of such Transferred IP Rights.

(d)        The Transferred IP Rights, together with Licensed IP Rights, comprise all Intellectual Property used by Seller to design, develop, commercialize, manufacture, package, label, display, market, distribute or sell or otherwise dispose of any Product in the Territory, provided that this sentence shall not be construed as relating to the infringement, misappropriation, dilution or violation of the Intellectual Property of any Person. Each item of the Transferred IP Rights and Licensed IP Rights will be owned, licensed or held and available for use on identical terms following the consummation of the transactions contemplated hereby as such item was owned, licensed or held and available for use to the Seller or any Divesting Entity prior to the consummation of the transactions contemplated hereby, and none of the execution, delivery or performance by the Seller or the consummation of any transactions contemplated hereby shall result in the loss or impairment of, or give rise to any right of a third party to terminate, any rights of the Seller or any Divesting Entity in any of the Transferred IP Rights.

(e)        Schedule 4.09(e) lists all licenses of, options to or covenants not to sue or assert with respect to, any Transferred IP Rights by the Seller or any Divesting Entity to any third party or any other instruments or other arrangements to which the Seller or any Divesting Entity is a party, pursuant to which any third party has obtained any right, title or interest in or to any Transferred IP Rights. With respect to each agreement listed on Schedule 4.09(e), (i) Seller has made available to the Purchaser correct and complete copies of all such agreements (as amended to date), (ii) the agreement was duly authorized, executed and delivered by or on behalf of Seller and each other party thereto, (iii) none of Seller or any other party is in material breach or default of, or has repudiated, any provision of any such agreement, and (iv) to the Knowledge of Seller, no other party is in material breach of default of, or has repudiated, any provision of such agreement.

(f)        Except as set forth on Schedule 4.09(f), Seller has required each employee, agent, consultant and other Person employed or engaged by Seller or any Divesting Entity who contributed to the discovery or development of any Transferred IP Rights for or on behalf of Seller or such Divesting Entity to execute a written and enforceable instrument of assignment in favor of Seller or such Divesting Entity as assignee that assigns to Seller or such Divesting Entity full and exclusive ownership of all such Transferred IP Rights.

(g)        Except as set forth in Schedule 4.09(g), there are no royalties, fees (including registration, maintenance and renewal fees), honoraria or other payments

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

payable by Seller or any Divesting Entity to any Person by reason of the ownership, development, modification, use, license, sublicense, sale or other disposition of any Transferred IP Rights.

Section 4.10  Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Seller or any of the Divesting Entities.

Section 4.11   Purchased Assets.  The Seller and Divesting Entities validly own, lease or have the legal right to use all of the Purchased Assets.  The Seller and Divesting Entities have good title to all the Purchased Assets, and have the right to transfer or assign (or cause to be transferred or assigned), in accordance with the terms of this Agreement, such right and title to the Purchased Assets, in each case free and clear of all Liens, except for Permitted Liens. Except for Seller and the Divesting Entities, no Person has any right, title or interest in, to or under the Purchased Assets.

Section 4.12   Financial Information.  The Net Sales for the Products, which are unaudited and were prepared using consistent presentation from the books and records of Seller and the Divesting Entities, for the Fiscal Years ended January 3, 2016 and January 1, 2017 and December 31, 2017 are [*****], respectively in U.S. Dollars.

Section 4.13   Inventories.  The Inventories are of a quality and quantity useable and saleable in the ordinary course of business and constitute sufficient quantities, in all material respects, for the normal operation of the Business in accordance with past practice of the Business.  None of the Inventory is held on consignment by third parties.  The manufacturing, ordering, procurement and distribution of Inventories has been conducted by Seller with respect to the Business in the ordinary course of business consistent with past practice during the twelve (12) months preceding the Closing.

Section 4.14  Customers.  As of the date hereof, none of the ten (10) largest customers of the Business (measured by dollar volume of purchases or sales, in each case during the Fiscal Year ended January 1, 2017 and the nine-month period ended September 30, 2017) has terminated its relationship with Seller or its applicable Affiliate or engaged in any material dispute with Seller or its applicable Affiliate and no such customer has notified Seller or any Divesting Entity of any such dispute.

Section 4.15   Absence of Certain Developments.  Since January 1, 2017, the Purchased Assets and the Business have been operated in the ordinary course of business consistent with past practice.

Section 4.16   Exclusivity of Representations.  The representations and warranties made by Seller in this Agreement and the Ancillary Agreements and in the Schedules and Exhibits delivered pursuant hereto and thereto are the exclusive representations and warranties made by Seller with respect to Seller and the Divesting Entities, including the Business, the Products and the

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Purchased Assets.  Seller hereby disclaims any other express or implied representations or warranties with respect to itself or any of the Divesting Entities, including the Business, the Products and the Purchased Assets.  It is understood that any materials made available to Purchaser or its Affiliates do not, directly or indirectly, and shall not be deemed to, directly or indirectly, contain representations or warranties of Seller, the Divesting Entities or their respective Affiliates except as expressly provided in this Agreement or the Ancillary Agreements and in the Schedules and Exhibits delivered pursuant hereto or thereto.

ARTICLE V.

 REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows:

Section 5.01   Organization.  Purchaser is a corporation incorporated under the laws of Delaware duly organized, validly existing and in good standing under the Laws of Delaware.  Purchaser is authorized to do business under the Laws of all jurisdictions in which it is required to be so authorized, except as would not, individually or in the aggregate, have a material and adverse effect on the ability of Purchaser to consummate the Transactions (a “Purchaser Material Adverse Effect”).

Section 5.02   Authority; Binding Effect.

(a)        Purchaser has all requisite power and authority to own or lease and operate its properties and assets, to carry on its business as it is now being conducted and to execute and deliver this Agreement and the Ancillary Agreements, and to carry out or cause to be carried out, the Transactions.  The execution and delivery by Purchaser of this Agreement and the Ancillary Agreements, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly authorized by all requisite corporate action on the part of Purchaser.  No approval of Purchaser’s shareholders is necessary for Purchaser to execute and deliver this Agreement or any Ancillary Agreements or perform the Transactions.

(b)        This Agreement has been duly executed and delivered by Purchaser and, assuming the valid execution and delivery by Seller, constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar Laws affecting creditors’ rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law).

(c)        Each of the Ancillary Agreements has been duly authorized by all necessary action on the part of Purchaser and has been, or will be at the Closing, duly executed and delivered by Purchaser and, assuming the valid execution and delivery by Seller, constitutes or will constitute a legal, valid and binding obligation of Purchaser, enforceable

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

against Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar Laws affecting creditors’ rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law).

Section 5.03   Non-Contravention.  The execution, delivery and performance by Purchaser of this Agreement and the other Transaction Documents, and the consummation of the Transactions, do not and will not (a) conflict with or violate any provision of the certificate of incorporation, bylaws or other organizational documents of Purchaser; (b) conflict with, or result in a material breach of, constitute a material default under or give rise to a right of termination, cancellation, material modification, acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of Purchaser under, or require consent under, any Contract to which Purchaser is a party or to which its properties or assets are subject; or (c) assuming compliance with the matters set forth in Section 4.04 and Section 5.04, materially violate or result in a material breach of or constitute a material default under any Law or Governmental Order to which Purchaser, or any of its assets or properties, is subject.

Section 5.04   Governmental Authorization.  Except as set forth on Schedule 5.04 or in connection with the filings required by the Competition Laws, the execution and delivery of this Agreement and the other Transaction Documents by Purchaser, and the consummation of the Transactions, do not require any material consent or approval of, or any material notice to or other material filing with, any Governmental Authority.

Section 5.05  Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Purchaser or any of its Affiliates.

Section 5.06   Financial Capability.  Purchaser affirms that it is not required to obtain financing for or related to any of the Transactions, nor is it a condition to the Closing or to any of its other obligations under this Agreement that it obtain financing. Purchaser has, or has unconditional access to, sufficient cash to pay the Purchase Price on the terms and conditions contemplated by this Agreement.

Section 5.07   Solvency.  As of the Effective Date, after giving effect to all of the Transactions contemplated by this Agreement, including without limitation the payment of the Purchase Price, and assuming for these purposes the satisfaction of the conditions set forth in Section 7.01, as of the Effective Date, the Purchaser shall be Solvent.  For the purposes of this Section 5.07, the term “Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the “fair saleable value” of the assets of such Person will, as of such date, exceed (i) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable federal laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent liabilities) as such debts become absolute and matured, (b) such Person will not have,

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

as of such date, unreasonably small capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date and (c) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature.

ARTICLE VI.

 COVENANTS

Section 6.01   Conduct of Business.

(a)        From the Effective Date to the Closing Date, except as otherwise required by this Agreement or consented to by Purchaser in writing (which consent shall not be unreasonably withheld, conditioned or delayed), Seller shall (and shall cause each Divesting Entity to):

(i)         operate the Business in the ordinary course consistent with past practice and use reasonable best efforts to preserve the business relationships of the Business in all material respects; and

(ii)       maintain in effect all Transferred IP Rights and applications and registrations included in Transferred IP Rights.

(b)        Except as set forth in Schedule 6.01(b), as required by applicable Law or as otherwise required by this Agreement, Seller shall not, and shall not permit any Affiliate or Divesting Entity, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed):

(i)         pledge, sell, lease, transfer, license, assign or otherwise make subject to a Lien (other than any Permitted Liens) any material Purchased Asset;

(ii)       commence, waive or settle any material claims, litigation, proceedings or arbitrations or rights of material value that relate primarily to the Business or the Purchased Assets;

(iii)      transfer, assign or grant any license or sublicense of any material rights under or with respect to Transferred IP Rights, to the extent it is able, outside the ordinary course of business;

(iv)       make any material change in any of its present financial accounting methods and practices in a manner impacting the Purchased Assets or the Business other than changes in the ordinary course of business that apply to Seller’s businesses generally and other than as may be appropriate to conform to changes in GAAP or as may be required by applicable Law;

(v)        create or allow the Business to create, incur, assume or guarantee any indebtedness for borrowed money;

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(vi)       enter into any distribution, joint venture, strategic alliance or joint marketing or any similar arrangement or agreement that relates to the Business or any Purchased Asset, other than in the ordinary course of business;

(vii)     (A) terminate any Transferred Contract or any Contract that provides for the distribution of Products pursuant to which Seller or any Divesting Entity reasonably expects to receive annual revenue in excess of [*****] (a “Material Distribution Contract”) or (B) enter into a new Contract that would be a Transferred Contract if entered into prior to the date hereof or a new Material Distribution Contract, in each case other than in the ordinary course of business and except for renewals or terminations in accordance with the terms of any Transferred Contract or Material Distribution Contract, as applicable;

(viii)    modify in any material respect any payment terms with any customers or suppliers pursuant to any Transferred Contract or Material Distribution Contract, other than changes in the ordinary course of business as may be initiated by Seller with respect to its applicable businesses generally;

(ix)       fail to maintain all existing insurance policies of the Business or related to the Purchased Assets;

(x)        other than in the ordinary course of business, (A) delay or postpone in any material respect any payment of Accounts Payable or other Liabilities, (B) accelerate any collection of Accounts Receivable or (C) engage in any practice that could reasonably be considered “channel stuffing” or “trade loading”;

(xi)       except in the ordinary course of business, consistent with past practice, offer any rebates, discounts, promotions or credits, make any change to any promotional programs or make any change in the manner in Seller or its Affiliates generally extend rebates, discounts or credit to, or otherwise similarly deal with, customers with respect to the Business; or

(xii)     agree, whether in writing or otherwise, to do any of the foregoing.

(c)        Notwithstanding the foregoing, nothing herein prevents Seller or any of its Affiliates from taking actions, including (i) contributions, transfers, assignments and acceptances of assets and liabilities; (ii) the repayment of indebtedness and the extinguishment of Liens; and (iii) the cancellation of any intercompany contracts and any other agreements that will not constitute Transferred Contracts, in each case in order to facilitate the consummation of the Transactions and the Ancillary Agreements; provided, that any Liability resulting for any of the foregoing will be a Retained Liability.

Section 6.02   No Undue Interference.  From the Effective Date to the Closing Date, except as otherwise permitted by this Agreement or consented to by Seller in writing,

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Purchaser shall not interfere with the Purchased Assets or the Business in any inappropriate or undue manner that would violate applicable Law.

Section 6.03   Condition of the Purchased Assets. Any claims Purchaser may have for breach of representation or warranty will be based solely on the representations and warranties of Seller or the Divesting Entities expressly set forth in this Agreement and the Schedules and Exhibits delivered pursuant hereto and in the Transaction Documents. In furtherance of the foregoing, PURCHASER AGREES THAT THE REPRESENTATIONS AND WARRANTIES GIVEN HEREIN AND IN THE TRANSACTION DOCUMENTS BY SELLER ARE IN LIEU OF, AND, PURCHASER HEREBY EXPRESSLY WAIVES ALL RIGHTS TO, ANY IMPLIED WARRANTIES THAT MAY OTHERWISE BE APPLICABLE BECAUSE OF THE PROVISIONS OF THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAWS, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

Section 6.04   [*****].

Section 6.05   Disclosure.

(a)        From the date hereof until the Closing, Seller shall promptly notify Purchaser in writing of:

(i)         any notice received by Seller from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

(ii)       any notice received by Seller of any material default under any Transferred Contract; and

(iii)      any notice received by Seller from any Governmental Authority in connection with the Transactions contemplated by this Agreement.

(b)        Purchaser’s receipt of information pursuant to this Section 6.05 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement and shall not be deemed to amend or supplement the Schedules.

Section 6.06   Publicity.  No Party to this Agreement shall originate any publicity, news release or other public announcement, written or oral, whether relating to this Agreement or any of the other Transaction Documents or the existence of any arrangement between the Parties, without the prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, of the other Party (whether such other Party is named in such publicity, news release or other public announcement or not), except (x) where such publicity, news release or other public announcement is required by Law or any listing or trading agreement concerning its publicly traded securities, or (y) to the extent the contents of such publicity, news release or other similar public announcement have previously been released publicly or are consistent in all

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

material respects with materials that have previously been released (without violation of this Section 6.06);  provided that, in such event under clause (x), the Party issuing the same shall still be required to consult with the other Party (whether such other Party is named in such publicity, news release or public announcement or not) at a reasonable time prior to its release (to the extent practicable) to allow the other Party to comment thereon and, after its release, shall provide the other Party with a copy thereof.  If Purchaser, based on the advice of its counsel, determines that this Agreement, or any of the other Transaction Documents, must be filed with the United States Securities and Exchange Commission (“SEC”) or any other similar Governmental Authority within the Territory, then Purchaser, prior to making any such filing, shall provide Seller and its counsel with a redacted version of this Agreement (and any other Transaction Document) which it intends to file and any draft correspondence with the SEC (or such other Governmental Authority within the Territory, as applicable) requesting the confidential treatment by the SEC (or such other Governmental Authority within the Territory, as applicable) of those redacted sections of the Agreement, and will give due consideration to any comments provided by Seller or its counsel and use commercially reasonable efforts to ensure the confidential treatment by the SEC (or such other Governmental Authority within the Territory, as applicable) of those sections specified by Seller or its counsel.

Section 6.07  Efforts; Regulatory Approvals.  Subject to any obligation imposed by Law, including all Competition Laws:

(a)        Subject to the terms and conditions of this Agreement, each of Seller and Purchaser shall cooperate, and shall use its reasonable best efforts, to (i) take, or cause to be taken, all actions and (ii) do, or cause to be done, all things necessary for it to do, under applicable Laws to consummate and make effective the Transactions, including all actions and all things necessary for it to (A) comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the Transactions (which actions shall include promptly furnishing all information required by applicable Law in connection with approvals of or filings with any Governmental Authority), (B) satisfy the conditions precedent to the obligations of such Party hereto and (C) obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Authority or other public or private third party required to be obtained or made by Seller or Purchaser in connection with the Transactions, in each case, as soon as reasonably practicable following the Effective Date; provided,  however, that Seller shall have no obligation to pay money or make any concessions to obtain such consents. Subject to appropriate confidentiality protections, each Party will furnish to the other Party such necessary information and reasonable assistance as such other Party may reasonably request in connection with the foregoing. In addition, Purchaser agrees, subject to any overriding obligations of confidentiality, to provide such evidence as to financial capability, resources and creditworthiness as may be reasonably requested by any third party whose consent or approval is sought hereunder.

(b)        Subject to applicable Law relating to the exchange of information, Purchaser and Seller and their respective counsel shall (i) have the right to review in

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

advance and, to the extent practicable, consult the other on, any filing made with, or written materials to be submitted to, any Governmental Authority in connection with the Transactions; (ii) promptly inform each other of any communication (or other correspondence or memoranda) received from, or given to, the U.S. Department of Justice, the U.S. Federal Trade Commission, Investment Canada, the Canadian Competition Bureau or any other Governmental Authority in connection with the Transactions; (iii) consult with the other Party, and consider in good faith the views of the other Party, prior to entering into any agreement with any Governmental Authority with respect to the Transactions; and (iv) furnish each other with copies of all correspondence, filings and written communications between them, or their respective counsel or Affiliates, on the one hand, and any Governmental Authority or its respective staff, on the other hand, with respect to the Transactions.  Purchaser and Seller shall, to the extent practicable, provide each other and their respective counsel with advance notice of and the opportunity to participate in any discussion, telephone call or meeting with any Governmental Authority in respect of any filing, investigation or other inquiry in connection with the Transactions and to participate in the preparation for such discussion, telephone call or meeting.

(c)        Purchaser and Seller shall file any notification and report form and related material required under the HSR Act, the Competition Act and the Investment Canada Act, (R.S.C., 1985, c. 28), and any additional filings required under any other Competition Laws, as soon as practicable after the Effective Date.  Purchaser and Seller shall promptly file any additional information properly requested by any competent Governmental Authority whose consent, authorization, order or approval is required in connection with the Transactions as soon as practical after receipt of any proper request for additional information.  The Parties shall use their reasonable best efforts to obtain early termination of the applicable waiting period, to the extent required, from the applicable Governmental Authority.  The Parties shall also use the reasonable best efforts to cooperate by providing information reasonably requested by the other Party in order to fulfill the foregoing obligations.

(d)        Purchaser shall, to the extent necessary to obtain the waiver or consent from any Governmental Authority required to satisfy the conditions set forth in Section 7.02(f) and Section 7.01(f), as applicable, or to avoid the entry of or have lifted, vacated or terminated any Closing Legal Impediment, take the following actions to the extent it would be commercially reasonable to do so: (i) propose, negotiate, offer to commit and effect (and if such offer is accepted, commit to and effect), by consent decree, hold separate order or otherwise, the sale, divestiture or disposition (including by licensing any Intellectual Property rights) of any Purchased Assets or any other assets or businesses of Purchaser or any of its Affiliates (or equity interests held by Purchaser or any of its Affiliates in entities with assets or businesses); (ii) terminate any existing relationships and contractual rights and obligations; (iii) otherwise offer to take or offer to commit to take any action which it is capable of taking and, if the offer is accepted, take or commit to take such action, that limits its freedom of action with respect to, or its ability to retain, any of the Purchased Assets or any other assets or businesses of Purchaser or any of its Affiliates (or equity

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

interests held by Purchaser or any of its Affiliates in entities with assets or businesses); and (iv) take promptly, in the event that any permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the Transactions unlawful or that would prevent or delay consummation of the Transactions, any and all steps (including the appeal thereof, the posting of a bond or the taking of the steps contemplated by clauses (i) and (ii) of this Section 6.07(d)) necessary to vacate, modify or suspend such injunction or order. For the avoidance of doubt, Purchaser’s obligations under this Section 6.07(d) shall be qualified or limited by what may be considered commercially reasonable and, in any case and notwithstanding the foregoing, nothing in this Agreement shall be construed to require Purchaser or any of its Affiliates to take any action or do anything if the taking of such action or doing of such thing, individually or in the aggregate, would reasonably be expected to result in a material adverse effect on Purchaser or its Affiliates after giving effect to the Transactions (measured on a scale relative to a company the size of the Business).

(e)        To assist Purchaser in complying with its obligations set forth in this Section 6.07, Seller shall, and shall cause its Affiliates to, enter into one or more agreements reasonably requested by Purchaser to be entered into by any of them prior to the Closing with respect to any of the matters contemplated by clauses (i) and (ii) of Section 6.07(d);  provided,  however, that (i) such agreement shall relate exclusively to the Purchased Assets, (ii) the effectiveness of such agreement(s) shall be conditioned on the occurrence of the Closing, (iii) all rights and obligations of Seller and its Affiliates pursuant to such agreement(s) shall be assumed by Purchaser effective at the Closing and (iv) Purchaser shall indemnify and hold Seller and the other Seller Indemnitees harmless from all Losses arising from or relating to any such agreement(s), it being the intent of the Parties that Seller and its Affiliates and Purchaser and its Affiliates shall be treated as if any such transaction was effected for the account of Purchaser and its Affiliates.

Section 6.08  Access.  Seller shall give Purchaser and its Representatives reasonable access, during normal business hours and without undue interruption of Seller’s business throughout the period prior to the Closing, to all of the key personnel of the Business and the properties, books and records (other than records relating to income Taxes and attorney-client privileged communications and, for the avoidance of doubt, other than where access to such information is prohibited by applicable Law) to the extent relating to the Business or the Purchased Assets, and will furnish, at Purchaser’s expense, Purchaser and its Representatives during such period all such information (other than records relating to income Taxes and attorney-client privileged communications and, for the avoidance of doubt, other than where access to such information is prohibited by applicable Law) concerning the affairs of the Business or the Purchased Assets as Purchaser may reasonably request; provided that this Section 6.08 shall not entitle Purchaser or its Representatives to contact any third party doing business with Seller, or access the properties, books or records of any such third party or of Seller or its Affiliates, to the extent related to any business of the Seller or its Affiliates other than the Business, in each case without Seller’s prior written consent (which consent shall not be unreasonably withheld, delayed

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

or conditioned); provided, that in the event any such books or records or information is subject to attorney-client privilege or such access is prohibited by Law, Seller will use commercially reasonable efforts to provide access to the information in a manner that would not violate such privilege or Law.  Purchaser will hold in confidence all information so obtained.

Section 6.09   Books and Records; Regulatory Information.  Seller shall transfer to Purchaser on the Closing Date (or as soon as reasonably practicable after the Closing Date) the Business Books and Records and the Regulatory Information and, to the extent that Seller is unable to transfer any such Business Books and Records and Regulatory Information on the Closing Date, Seller shall use commercially reasonable efforts to deliver all such Business Books and Records and Regulatory Information to Purchaser (x) with respect to any such Business Books and Records and Regulatory Information that are in hard copy format, within ninety (90) days following the Closing Date and (y) with respect to any such Business Books and Records and/or Regulatory Information that are in an electronic format, within ninety (90) days following the date on which Purchaser has established systems that are compatible with the relevant electronic format to facilitate such delivery. Seller may transfer copies or originals of the Business Books and Records and Regulatory Information at its election. Notwithstanding anything to the contrary in this Agreement, Seller may retain a copy of all such Business Books and Records to the extent necessary for regulatory, tax, accounting, or litigation purposes or as otherwise required by Law or Seller’s or its Affiliates’ internal policies for record-keeping purposes.

Section 6.10  Ancillary Agreements.  At the Closing, Purchaser and Seller (or their Affiliates, respectively) shall enter into, execute and deliver (a) the U.S. market transition services agreement, substantially in the form attached as Exhibit D (the “U.S. Market Transition Services Agreement”); (b) the Canadian transitional business license agreement, substantially in the form attached as Exhibit E (the “Canadian Transitional Business License Agreement”, together with the U.S. Market Transition Services Agreement, the “Transition Agreements”); (c) the quality agreement, in a form reasonably acceptable to Seller and Purchaser (the “Quality Agreement”); (d) a long-term collaboration agreement to be negotiated in good faith by Seller and Purchaser based off of the draft attached as Exhibit F (the “Long Term Collaboration Agreement”); (e) the bill of sale and assignment and assumption agreement substantially in the form attached hereto as Exhibit G (the “Bill of Sale and Assignment and Assumption Agreement”); and (f) the trademark assignment in substantially the form attached hereto as Exhibit H (the “Trademark Assignment”, together with the Transition Agreements, the Quality Agreement, the Long Term Collaboration Agreement and the Bill of Sale and Assignment and Assumption Agreement, the “Ancillary Agreements”).

Section 6.11   Regulatory Matters.

(a)        Transfer of Governmental Authorizations.  Within [*****] of Closing, Purchaser shall file (or ensure its Affiliate or third party distributor files) with Health Canada an application for a drug establishment license or an application to amend its drug establishment license to add the applicable foreign site(s) to enable it to import the Products and within [*****] of Closing, file (or ensure its Affiliate or third party distributor files)

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the administrative new drug submission with Health Canada to transfer the Governmental Authorizations to it.  On the Closing Date, each Party shall execute and deliver to the FDA the U.S. Transfer Letters and to other appropriate Governmental Authorities in the Territory such documents and instruments of conveyance as necessary and sufficient to effectuate the transfer of each Transferred Governmental Authorization in the United States to Purchaser under applicable Law on the Closing Date or as soon as possible if the Transferred Governmental Authorizations are assigned after the Closing.  On the Closing Date, the Seller Transfer Letter to Health Canada shall be delivered by the Seller to the Purchaser.

(b)        Governmental Authority Contacts.  Purchaser and Seller shall promptly give written notice to the other upon becoming aware of any action by, or notification or other information which it receives (directly or indirectly) from, any Governmental Authority in the Territory (together with copies of correspondence related thereto), which (i) raises any material concerns regarding the safety or efficacy of the Products, (ii) indicates or suggests a reasonably likely potential material liability for either Party to third parties arising in connection with the Products, or (iii)  indicates a reasonable potential for a need to initiate a recall, market withdrawal or similar action; in each case with respect to the Products sold by Seller prior to Closing or Products sold by Purchaser using any of the Seller Names.

(c)        Product Complaints and Adverse Drug Reactions; Pharmacovigilance Agreement.

(i)         From and after the Closing, Purchaser shall be responsible for responding to any complaint or adverse drug reaction regarding the Products that is received by either Purchaser or Seller on or after the Closing from any source (provided that Seller shall promptly convey such product complaints or adverse drug reactions to Purchaser, if such complaint or adverse drug reaction information is received solely by Seller) and for investigating and analyzing such complaint or reaction, as required by applicable Law, and making required reports to the FDA and Health Canada as applicable, regardless of whether the Products involved were sold by Seller or Purchaser.

(ii)       [*****], or as soon as reasonably practicable, following the Closing Date, the Parties shall negotiate in good faith and use reasonable best efforts to enter into a pharmacovigilance agreement with respect to the Products, on terms conforming with Seller’s practices and procedures for such agreements and customary industry practices and procedures.

Section 6.12   NDC and DIN Numbers; Commercial Rebates and Chargebacks.

(a)        Following the Closing, Purchaser shall obtain its own NDC numbers for the Products. On the Closing Date, the Seller Transfer Letter to Health Canada delivered by

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Seller to Purchaser shall permit the transfer of Seller’s DIN numbers for the Products to Purchaser.

(b)        Purchaser shall use commercially reasonable efforts to have in place as soon as reasonably practicable after the Closing all authorizations from Governmental Authorities necessary for Purchaser to use such NDC and DIN numbers for the Products.  Thereafter, Purchaser shall use its new NDC numbers on all invoices, orders and other communications with customers and Governmental Authorities.

(c)        Commercial Rebates. Notwithstanding anything to the contrary in this Agreement, [*****] shall be responsible for (i) all commercial rebates with respect to Products sold or distributed prior to [*****] (“Commercial Rebates”); provided, that claims for such Commercial Rebates are received [*****].  [*****] shall be responsible for all Commercial Rebates claimed following [*****]; provided, that, in the event [*****].

(d)        Chargeback Claims. Notwithstanding anything to the contrary in this Agreement, [*****] shall be financially and legally responsible for [*****] chargeback claims related to Products sold or distributed prior to [*****] (“Chargeback Claims”); provided, that claims for such Chargeback Claims are received [*****].[*****] shall process and bear all responsibility (including, without limitation, financial and legal responsibility) for all Chargeback Claims claimed after [*****]; provided, that, in the event [*****].

Section 6.13   Purchaser Use of Seller Names.

(a)        During the period commencing on the Closing Date and ending [*****] (the “Limited License Period”), Seller grants, and shall cause its Affiliates to grant, to Purchaser and its Affiliates a limited, non-exclusive, royalty-free right and license, to the extent permitted by Law, to use the Seller Names solely for the purpose of utilizing the labels and packaging, and advertising, marketing, sales and promotional materials, for the Products in the Territory.

(b)        Promptly upon the expiration of the Limited License Period, Purchaser shall, and shall cause its Affiliates to, destroy and dispose of all labels and packaging, and all advertising, marketing, sales and promotional materials, in each case in its possession or subject to its control, bearing any Seller Names; provided,  however, that the expiration of the Limited License Period shall not restrict Purchaser and its Affiliates from selling the Inventories or any finished goods inventory of Product acquired by Purchaser after the Limited License Period, in accordance with the Transition Agreements.

(c)        In no event shall Purchaser or any of its Affiliates (i) use any Seller Names in any manner or for any purpose substantially different from the use of such Seller Names by Seller and its Affiliates immediately prior to the Closing Date to market, distribute, sell

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

or otherwise commercialize the Products in the Territory or (ii) manufacture or produce, or cause or permit any third party to manufacture or produce, any new labels, packaging or advertising, marketing, sales and promotional materials using or otherwise incorporating any Seller Names in any manner.

(d)        The quality of the acquired Inventories and finished goods inventory of Products sold by Purchaser under any Seller Names must be of a sufficiently high quality to be generally comparable to the quality of the Products sold by Seller prior to the Closing Date.  At the reasonable request of Seller, Purchaser will send Seller samples of such Inventories or finished goods inventory of Products.  In the event Purchaser materially breaches this Section 6.13(d) and fails to cure such breach within sixty (60) days after Seller notifies Purchaser in writing of such breach, Seller may terminate the license to such Seller Names under Section 6.13(a) by delivery to Purchaser of a written notice of termination.  If Purchaser disputes in good faith the existence or materiality of an alleged breach specified in a notice provided by Seller pursuant to this Section 6.13(d), and provides notice to Seller of such dispute within the sixty (60) day period following the date that Seller notified Purchaser of the breach, Purchaser will not have the right to terminate the license to such Seller Names unless and until the existence of such material breach has been finally determined in accordance with the dispute resolution provisions of Section 10.11 and Purchaser fails to cure such breach within twenty (20) days following such determination.

(e)        Purchaser hereby agrees to indemnify Seller and the other Seller Indemnitees from and against any and all Losses incurred or suffered in connection with, or resulting from, use of any Seller Names by Purchaser or any of its Affiliates (or any third party acting on behalf of Purchaser or any of its Affiliates) permitted under this Section 6.13.

Section 6.14  Further Assurances.  From time to time after the Closing, and for no further consideration (other than reimbursement for out-of-pocket expenses incurred in packing or shipping any Purchased Asset), each of the Parties shall, and shall cause its Affiliates to, execute, acknowledge and deliver such assignments, transfers, consents, assumptions and other documents and instruments and take such other commercially reasonable actions as may reasonably be requested to more effectively assign, convey or transfer to or vest in: (a) Purchaser and its designated Affiliates, all rights, title and interests in, to and under the Purchased Assets and the Assumed Liabilities contemplated by this Agreement to be transferred or assumed at the Closing and (b) Seller, any rights, title or interests in, to or under any Excluded Asset that may have been transferred to Purchaser at Closing.

Section 6.15   Bulk Transfer Laws.  Purchaser acknowledges that Seller and its Affiliates have not taken, and do not intend to take, any action required to comply with any applicable bulk sale or bulk transfer Laws or similar Laws. Each of Purchaser and Seller hereby waives compliance with the provisions of any bulk sale or bulk transfer Laws or similar Laws of

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

any jurisdiction in connection with the Transactions, and Seller shall indemnify and hold harmless Purchaser and its Affiliates for any losses arising out of any such non-compliance.

Section 6.16   Right of Reference.  Effective as of the Closing:

(a)        Purchaser hereby grants to Seller and its Affiliates, solely for use in connection with the Excluded Products outside the Territory, a right of reference to any data generated pursuant to any clinical trial authorized to be conducted under any Transferred Governmental Authorization.  Purchaser shall provide a signed statement to this effect, if requested by Seller, in accordance with 21 C.F.R. § 314.50(g)(3) or otherwise provide appropriate notification of such right of Seller to the FDA, Health Canada or other Governmental Authority.

(b)        Seller hereby grants, and shall cause its Affiliates to grant, to Purchaser and its Affiliates, solely for use in connection with the Products in the Territory, a right of reference to any regulatory information or data filed with any Governmental Authority with respect to the Excluded Products, including any data generated pursuant to any clinical trial authorized to be conducted with respect to the Excluded Products.  Seller or its Affiliate shall provide a signed statement to this effect, if requested by Purchaser, in accordance with 21 C.F.R. § 314.50(g)(3) or otherwise provide appropriate notification of such right of Seller to the FDA, Health Canada or other Governmental Authority.

Section 6.17  Insurance.  As of the Closing Date, the coverage under all insurance policies of Seller and its Affiliates shall continue in force only for the benefit of the Seller and its Affiliates, and not for the benefit of Purchaser or any of its Representatives.  As of the Closing Date, Purchaser agrees to arrange for its own insurance policies with respect to the Purchased Assets covering all periods following the Closing and, without prejudice to any right to indemnification pursuant to this Agreement or any other Transaction Document, agrees not to seek, through any means, to benefit from any of Seller’s or its Affiliates’ insurance policies which may provide coverage for claims relating in any way to the Purchased Assets.

Section 6.18   Support.  Following the Closing, Purchaser and its Affiliates, on the one hand, and Seller and the Divesting Entities, on the other hand, shall use commercially reasonable efforts to cooperate with each other in conducting recalls (provided, that [*****] shall have sole final authority for [*****]) and in the defense or settlement of any Liabilities or lawsuits involving the Purchased Assets, the Products, the Agreement or the Transition Agreements, in each case for which the other Party has responsibility under this Agreement, by providing the other Party and such other Party’s legal counsel reasonable access during normal business hours to employees, records, documents, data, equipment, facilities, products, parts, prototypes and other information relating primarily to the Purchased Assets or the Products, as such other Party may reasonably request, to the extent maintained or under the possession or control of the requested Party; provided,  however, that such access shall not unreasonably interfere with the business of Purchaser or Seller, or any of their respective Affiliates; provided,  further, that either Party may restrict the foregoing access to the extent that (a) such restriction is required by

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

applicable Law, (b) such access or provision of information would reasonably be expected to result in a violation of confidentiality obligations to a third party or (c) disclosure of any such information would result in the loss or waiver of the attorney-client privilege.  The requesting Party shall reimburse the other Party for reasonable out-of-pocket expenses paid by the other Party to third parties in performing its obligations under this Section 6.18.

Section 6.19   Payments from Third Parties.  In the event that, on or after the Closing Date, either Party shall receive any payments or other funds due to the other pursuant to the terms of this Agreement or any of the other Transaction Documents, then the Party receiving such funds shall promptly forward such funds to the proper Party.

Section 6.20  Resale Exemption Certificates.  At the Closing (or within such reasonable time thereafter as may be necessary to perfect the resale or other exemption certificates), Purchaser shall deliver to Seller fully completed and executed resale exemption certificates or other applicable exemption certificates for all jurisdictions identified by Seller prior to Closing as jurisdictions in which inventory is to be transferred and for which resale exemption certificates are necessary to comply with applicable Law.  To the extent that any jurisdiction refuses to accept any resale exemption certificate or other applicable exemption certificate provided by Purchaser, Seller and Purchaser agree that any Transfer Taxes (and related interest and penalty) assessed by such jurisdiction shall be borne and paid solely by Purchaser.

Section 6.21  Confidentiality.  From and after the Closing, Seller shall, and shall cause its Affiliates to, hold, and shall use its commercially reasonable efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Business or the Purchased Assets, except to the extent that Seller can show that such information (a) is generally available to and known by the public before the Closing; (b) becomes generally available to the public or otherwise part of the public domain, through no fault of Seller, any of its Affiliates or their respective Representatives; (c) was independently developed by or for Seller without reference to such information concerning the Business or the Purchased Assets; or (d) is lawfully acquired by Seller, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If Seller or any of its Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, Seller shall promptly notify Purchaser in writing and shall disclose only that portion of such information which Seller is advised by its counsel in writing is legally required to be disclosed, provided that Seller shall use commercially reasonable efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 6.22   Data Room.  As promptly as practicable after the Closing Date, Seller shall provide Purchaser with an electronic copy of the Data Room.

Section 6.23  Certain Assets.  If, [*****], either party or their respective Affiliates holds any right, title, or interest in any asset (including any Intellectual Property) which, pursuant

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

to the terms of this Agreement or the Ancillary Agreements should have been transferred to, or retained by, the other party (as the case may be):

(a)        the party holding the right, title, or interest in such asset shall transfer or cause the transfer of such right, title or interest, as soon as reasonably practicable, to the other party or its designee at no additional cost; and

(b)        each party shall do or perform, or cause to be done or performed, all such things and acts, and execute and deliver (or cause the execution or delivery of) all further documents, as may be reasonably necessary, required by applicable Law, or reasonably requested by the other party, to validly effect such transfer and to vest the full benefit of the relevant right, title and/or interest in such asset to the other party or its designee.

ARTICLE VII.

 CLOSING CONDITIONS

Section 7.01   Conditions Precedent to Purchaser’s Obligations on the Closing Date.  All of the obligations of Purchaser hereunder are subject to fulfillment, prior to or at the Closing, of the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by Purchaser in writing):

(a)        (i) The representations and warranties of Seller contained herein (other than the Seller Fundamental Representations) shall be true and correct (without giving effect to any references to “material,” “materially,” “Material Adverse Effect,” “material adverse effect” or other similar materiality qualifications contained or incorporated in any such representation or warranty) on and as of the date hereof and the Closing Date (other than representations and warranties made as of a specified date, which shall be true and correct as of the date specified), except for such failures to be true and correct that do not, individually or in the aggregate, have a Material Adverse Effect and (ii) the Seller Fundamental Representations shall be true and correct in all material respects on and as of the date hereof and the Closing Date (other than representations and warranties made as of a specified date, which shall be true and correct in all material respects as of the date specified).

(b)        Seller shall have performed and complied in all material respects with all of its covenants and agreements under this Agreement and the other Transaction Documents to be complied with and performed by Seller at or before the Closing.

(c)        Seller shall have delivered to Purchaser a certificate in the form attached hereto as Exhibit I, dated as of the Closing Date and executed by an authorized officer of Seller, to the effect that each of the conditions specified above in Section 7.01(a) and Section 7.01(b) are satisfied in all respects (the “Seller’s Officer’s Certificate”).

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(d)        Seller shall have delivered to Purchaser a duly executed certificate stating that Seller is not a foreign person within the meaning set forth in Treasury Regulation Section 1.1445-2(b)(2)(iv) (the “FIRPTA Certificate”).

(e)        No Law or Judgment enacted, entered, promulgated, enforced or issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of any of the Transactions (each, a “Closing Legal Impediment”) shall be in effect.

(f)        The waiting periods, clearances and approvals required under the anti-trust filings as specified on Schedule 7.01(f) (the “Anti-Trust Filings”) shall have expired or been obtained.

(g)        Since the Effective Date, there shall have been no Material Adverse Effect.

(h)        Seller shall have signed and delivered, or caused one or more of its Affiliates to sign and deliver, the instruments and documents set forth on Exhibit A.

(i)         The actions set forth in Section 3.01(b) shall have been completed.

Section 7.02  Conditions Precedent to Seller’s Obligations on the Closing Date.  All of the obligations of Seller hereunder are subject to the fulfillment, prior to or at the Closing, of the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by Seller in writing):

(a)        (i) The representations and warranties of Purchaser contained herein (other than the Purchaser Fundamental Representations) shall be true and correct (without giving effect to any references to “material,” “materially,” “Purchaser Material Adverse Effect,” “material adverse effect” or other similar materiality qualifications contained or incorporated in any such representation or warranty) on and as of the date hereof and the Closing Date (other than representations and warranties made as of a specified date, which shall be true and correct as of the date specified), except for such failures to be true and correct that do not, individually or in the aggregate, have a Purchaser Material Adverse Effect and (ii) the Purchaser Fundamental Representations shall be true and correct in all material respects on and as of the date hereof and the Closing Date (other than representations and warranties made as of a specified date, which shall be true and correct in all material respects as of the date specified).

(b)        Purchaser shall have performed and complied in all material respects with all of its covenants and agreements under this Agreement and the other Transaction Documents to be complied with and performed by Purchaser at or before the Closing.

(c)        Purchaser shall have delivered to Seller a certificate in the form attached hereto as Exhibit J dated the Closing Date and executed by an authorized officer of

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Purchaser to the effect that each of the conditions specified above in Section 7.02(a) and Section 7.02(b) is satisfied in all respects (the “Purchaser’s Officer’s Certificate”).

(d)        Purchaser shall have delivered to Seller a certificate of a Secretary or an Assistant Secretary of Purchaser in the form attached hereto as Exhibit K enclosing a copy of (i) its certificate of incorporation certified by the Secretary of State of the State of Delaware, (ii) its by-laws and (iii) board of director resolutions authorizing Purchaser to enter into this Agreement and the other Transaction Documents and to consummate the Transactions (the “Purchaser’s Secretary’s Certificate”).

(e)        No Closing Legal Impediment shall be in effect.

(f)        The waiting periods, clearances and approvals required under Anti-Trust Filings shall have expired or been obtained.

(g)        Purchaser shall have signed and delivered, or caused one or more of its Affiliates to sign and deliver, the instruments and documents set forth on Exhibit B.

(h)        The actions set forth in Section 3.01(c) shall have been completed.

ARTICLE VIII.

 INDEMNIFICATION

Section 8.01   Indemnification by Seller.

(a)        In addition to the indemnification set forth in Section 6.14, subject to the provisions of this ARTICLE VIII, Seller agrees, from and after the Closing, to defend, indemnify and hold harmless Purchaser and its Affiliates and, if applicable, their respective Affiliates, directors, officers, agents, employees, successors and assigns (collectively, the “Purchaser Indemnitees”), from and against any and all Losses (whether or not involving a Third Party Claim) arising from or relating to (i) any Retained Liability or Excluded Asset; (ii) any breach or inaccuracy of any Seller Fundamental Representation; (iii) any breach or non-fulfillment by Seller or any Divesting Entity of any of its covenants or agreements contained in this Agreement; or (iv) any breach or inaccuracy of any warranty or representation of Seller or any Divesting Entity contained in this Agreement (other than any Seller Fundamental Representation).

(b)        Purchaser shall take, and shall cause the other Purchaser Indemnitees to take, all commercially reasonable steps required by applicable Law to mitigate any Loss upon becoming aware of any event that gives rise thereto, provided that the foregoing shall not be deemed to limit the ability of Purchaser and the other Purchaser Indemnitees to incur reasonable costs and expenses in connection therewith.

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 8.02   Indemnification by Purchaser.

(a)        In addition to the indemnification set forth in Section 6.07(e) and Section 6.13(e), subject to the provisions of this ARTICLE VIII, Purchaser agrees, from and after the Closing, to defend, indemnify and hold harmless Seller and its Affiliates and, if applicable, their respective Affiliates, directors, officers, agents, employees, successors and assigns (collectively, the “Seller Indemnitees”), from and against any and all Losses (whether or not involving a Third Party Claim) arising from or relating to (i) any Assumed Liability or Purchased Asset; (ii) any breach or inaccuracy of any Purchaser Fundamental Representation; (iii) any breach or non-fulfillment by Purchaser of any of its covenants or agreements contained in this Agreement; or (iv) any breach of any warranty or representation of Purchaser contained in this Agreement (other than any Purchaser Fundamental Representation).

(b)        Seller shall take, and cause the other Seller Indemnitees to take, all commercially reasonable steps required by applicable Law to mitigate any Loss upon becoming aware of any event that gives rise thereto, provided that the foregoing shall not be deemed to limit the ability of Seller and the other Seller Indemnitees to incur reasonable costs and expenses in connection therewith.

Section 8.03   Notice of Claims.  Any Purchaser Indemnitee or Seller Indemnitee claiming that it has suffered or incurred any Loss for which it may be entitled to indemnification under Section 6.07(e),  Section 6.13(e) or this ARTICLE VIII (the “Indemnified Party”) shall give prompt written notice to the Party from whom indemnification is sought (the “Indemnifying Party”) of the matter, action, cause of action, claim, demand, proceeding, fact or other circumstances upon which a claim for indemnification under Section 6.07(e),  Section 6.13(e) or this ARTICLE VIII (each, a “Claim”) may be based.  Such notice shall contain, with respect to each Claim, such facts and information as are then reasonably available to the Indemnified Party with respect to such Claim, including the amount or estimated amount of such Losses (if known or reasonably capable of estimation) and the basis for indemnification hereunder.  If any Claim is based on any action, claim, suit or proceeding (in equity or at law) instituted by a third party with respect to which the Indemnified Party intends to claim any Loss under this ARTICLE VIII (a “Third Party Claim”), the Indemnified Party shall promptly notify (the “Third Party Claim Notice”) the Indemnifying Party of such Third Party Claim and offer to tender to the Indemnifying Party the defense of such Third Party Claim.  A failure by the Indemnified Party to give written notice of (or the contents of such notice) and to offer to tender the defense of any Third Party Claim in a timely manner pursuant to this Section 8.03 shall not limit the obligation of the Indemnifying Party under this ARTICLE VIII, except (a) to the extent such Indemnifying Party is actually prejudiced thereby or (b) as provided in Section 8.05.

Section 8.04  Third Party Claims. The Indemnifying Party shall have the right, but not the obligation, exercisable by written notice to the Indemnified Party within thirty (30) days of receipt of a Third Party Claim Notice from the Indemnified Party with respect to a Third Party Claim, to assume the conduct and control (subject to the terms hereof), at the expense of the

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Indemnifying Party and through counsel of its choosing that is reasonably acceptable to the Indemnified Party, of such Third Party Claim, and the Indemnifying Party may compromise or settle the same; provided, however, that the Indemnifying Party shall give the Indemnified Party advance written notice of any proposed compromise or settlement and shall not, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to the entry of any Judgment or enter into any compromise or settlement; provided, further, that the Indemnified Party’s consent may be reasonably withheld with respect to entry into any Judgment, compromise or settlement that (a) does not relate solely to monetary damages (other than non-monetary relief incidental to such monetary damages) arising from such Third Party Claim, which shall be paid solely by the Indemnifying Party, (b) commits the Indemnified Party to take, or to forbear to take, any action harmful to, or adverse to the interests of, the Indemnified Party, (c) does not provide for a full and complete written release by the applicable third party of the Indemnified Party (which release is actually given) or (d) includes any admission of wrongdoing or misconduct by the Indemnified Party.  During the thirty (30) day period following receipt of a Third Party Claim Notice from the Indemnified Party, the Indemnified Party may not compromise or settle, nor assume the defense of, any Third Party Claim for which it is seeking indemnification hereunder without the prior written consent of the Indemnifying Party.  Notwithstanding anything to the contrary contained in this ARTICLE VIII, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim without the consent of the Indemnified Party (A) unless, at the time the Indemnifying Party elected to assume the defense of such Third Party Claim, the Indemnifying Party confirms in writing to the Indemnified Party that the Indemnifying Party will be responsible for indemnifying the Indemnified Party for the Losses resulting from such Claim up to the amount for which it is responsible to so indemnify the Indemnified Party under this ARTICLE VIII (including Section 8.06) or (B) if such Claim (x) seeks an injunction or other equitable or non-monetary relief against the Indemnified Party (other than equitable or non-monetary relief that is incidental to monetary damages as the primary relief sought) or (y) is brought by a Governmental Authority or is related to or otherwise arises in connection with any criminal matter.  In such circumstance, if the Indemnifying Party is not permitted by the Indemnified Party to assume the defense of such Third Party Claim, the Indemnified Party shall assume responsibility for the defense of such Third Party Claim, and the Indemnified Party shall allow the Indemnifying Party a reasonable opportunity to participate in such defense with its own counsel and at its own expense.  Notwithstanding an election by the Indemnifying Party to assume the defense of any Third Party Claim, the Indemnifying Party shall permit the Indemnified Party to participate in, but not control, the defense of any such Third Party Claim through separate counsel chosen by the Indemnified Party, provided that the fees and expenses of such counsel shall be borne solely by the Indemnified Party; provided, further that if, based on advice from counsel, there exists any actual or potential conflict of interest between the Indemnified Party and the Indemnifying Party in connection with the defense of the Third Party Claim the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel.  If the Indemnifying Party elects not to control or conduct the defense of a Third Party Claim, the Indemnifying Party nevertheless shall have the right to participate in the defense of any Third Party Claim and, at its own expense, to employ counsel of its own choosing for such purpose. The Parties shall reasonably cooperate in the defense of any

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Third Party Claim, with such cooperation to include (i) the retention and the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim and (ii) reasonable access to employees on a mutually convenient basis for providing additional information and explanation of any material provided hereunder.

Section 8.05  Expiration.  If the Closing shall have occurred, all covenants, agreements, warranties and representations made herein or in any Exhibit or Schedule delivered pursuant hereto shall survive the Closing. Notwithstanding the foregoing, (a) all representations, warranties, covenants and agreements made herein or in any Exhibit or Schedule delivered pursuant hereto, and all indemnification obligations under Section 8.01(a)(ii), Section 8.01(a)(iii), Section 8.01(a)(iv), Section 8.02(a)(ii), Section 8.02(a)(iii) and Section 8.02(a)(iv) with respect to any such representations, warranties, covenants and agreements, shall (i) in the case of any such representations or warranties (other than the Seller Fundamental Representations and the Purchaser Fundamental Representations) and all covenants and agreements that contemplate performance in whole or in part prior to the Closing Date, terminate and expire on, and no action or proceeding seeking damages or other relief for breach of any thereof or for any inaccuracy with respect thereto, shall be commenced after, the date that is fifteen (15) months after the Closing Date, unless prior to such date a claim for indemnification with respect thereto shall have been made, with reasonable specificity, by written notice given in accordance with Section 8.03; (ii) in the case of any covenants or agreements that are to be performed at or after the Closing, terminate and expire on, and no action or proceeding seeking damages or other relief for breach of any thereof shall be commenced after, the date that is sixty (60) days after the last date on which such covenant or agreement is to be fully performed, including for such covenants and agreements in which no date is specified, unless prior to such date a claim for indemnification with respect thereto shall have been made, with reasonable specificity, by written notice given in accordance with Section 8.03; and (iii) in the case of the Seller Fundamental Representations and the Purchaser Fundamental Representations, terminate and expire on, and no action or proceeding seeking damages or other relief for breach of any thereof or for any inaccuracy with respect thereto, shall be commenced after, the date that is the expiration of the applicable statute of limitations for such Claim, unless prior to such date a claim for indemnification with respect thereto shall have been made, with reasonable specificity, by written notice given in accordance with Section 8.03.

Section 8.06   Certain Limitations.

(a)        Notwithstanding the other provisions of this ARTICLE VIII, neither Seller nor Purchaser shall have any indemnification obligations for Losses under Section 8.01(a)(iv) or Section 8.02(a)(iv), respectively, (a) for any individual item or series of related items where the aggregate Loss relating to such item or series of related items is less than [*****] (the “De Minimis Amount”) and (b) in respect of each individual item or series of related items where the Loss relating thereto is equal to or greater than the De Minimis Amount, unless the aggregate amount of all Losses exceeds [*****], in which event Seller or Purchaser, as applicable, shall be required to pay the full amount of such Losses that exceeds [*****], but only up to a maximum amount, on a cumulative basis in

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

respect of all such Claims, equal to [*****].  The aggregate Liability of Seller, on the one hand, and Purchaser, on the other hand, for any Losses with respect to matters set forth in this ARTICLE VIII or Claims under Section 8.01(a)(i) or Section 8.02(a)(i), respectively, shall not exceed the Purchase Price.  Seller shall only be required to indemnify a Purchaser Indemnitee for any particular claim one time.

(b)        For purposes of this ARTICLE VIII, the amount of any Loss (but not the existence of any breach, misrepresentation or inaccuracy with respect to any representation or warranty of Seller or Purchaser) shall be determined without reference to, and disregarding, the terms “material,” “materially,” “Material Adverse Effect,” “material adverse effect” or other similar qualifications as to materiality contained or incorporated in or applicable to any such representation or warranty.

Section 8.07   Losses Net of Insurance, Etc.  The amount of any Loss for which indemnification is provided under Section 8.01 or Section 8.02 shall be net of (a) any amounts actually recovered by the Indemnified Party pursuant to any indemnification by or indemnification agreement with any non-affiliated third party, (b) any insurance proceeds actually received as an offset against such Loss, in each case, net of any costs of recovery and (c) any Tax benefit actually realized by the Indemnified Party or its Affiliates with respect to such Losses. If the amount to be netted hereunder from any payment required under Section 8.01 or Section 8.02 is determined after payment by the Indemnifying Party of any amount otherwise required to be paid to an Indemnified Party pursuant to this ARTICLE VIII, the Indemnified Party shall repay to the Indemnifying Party, promptly after such determination, any amount that the Indemnifying Party would not have had to pay pursuant to this ARTICLE VIII had such determination been made at the time of such payment solely to avoid duplicative recovery for the same Loss, but not in excess of any amount previously so paid by the Indemnifying Party to or on behalf of the Indemnified Party in respect of such matter.

Section 8.08   Sole Remedy/Waiver.  Except for the enforcement of any covenant or agreement to be performed after the Closing and claims for fraud or intentional misrepresentation, this ARTICLE VIII provides the exclusive means by which a Party may assert and remedy Claims after the Closing, and Section 10.11 provides the exclusive means by which a Party may bring actions against the other Party with respect to Claims under this Agreement.  Except as set forth in Section 10.10(c) and this ARTICLE VIII, effective as of the Closing, each Party hereby waives and releases any other remedies or claims that it may have against the other Party (or any of its Affiliates) with respect to the matters arising out of or in connection with this Agreement, except that nothing herein shall limit the liability of any Party hereto for fraud or intentional misrepresentation. With respect to any Losses arising under this Agreement, Purchaser agrees that Purchaser shall only seek such Losses from Seller, and Purchaser hereby waives the right to seek Losses from or equitable remedies, such as injunctive relief, against any Affiliate of Seller (other than a Divesting Entity) or any director, officer or employee of Seller (or any of its Affiliates).   With respect to any Losses arising under this Agreement, Seller agrees that Seller shall only seek such Losses from Purchaser, and Seller hereby waives the right to seek Losses

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

from or equitable remedies, such as injunctive relief, against any Affiliate of Purchaser or any director, officer or employee of Purchaser (or any of its Affiliates).

Section 8.09   Indemnity Payments.  In the event that either Party agrees to, or has an obligation to, reimburse the other Party for Losses as provided in this ARTICLE VIII, the Indemnifying Party shall promptly pay such amount to the Indemnified Party in U.S. Dollars via wire transfer of immediately available funds to the accounts specified in writing by the Indemnified Party.

Section 8.10  Tax Treatment of Indemnity Payments.  Any indemnity payment under this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes unless otherwise required by applicable Law. If any payment made by Seller or Purchaser as the result of a breach, modification or termination of this Agreement, or of any other agreement delivered pursuant to this Agreement, is deemed by the Excise Tax Act (Canada) to include GST/HST, or is deemed by any applicable provincial or territorial legislation to include a similar value added or multi-staged tax, the amount of such payment shall be increased accordingly.

Section 8.11  No Consequential Damages.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, WITH THE EXCEPTION OF RELIEF MANDATED BY STATUTE, (I) NO PARTY TO THIS AGREEMENT SHALL BE LIABLE TO OR OTHERWISE RESPONSIBLE TO THE OTHER PARTY OR ANY AFFILIATE OF THE OTHER PARTY FOR LOST REVENUES OR PROFITS OR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES THAT ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE PERFORMANCE OR BREACH HEREOF OR ANY LIABILITY RETAINED OR ASSUMED HEREUNDER UNLESS SUCH LOST REVENUES OR PROFITS OR DAMAGES ARE THE NATURAL, PROBABLE AND REASONABLY FORESEEABLE RESULT OF THE EVENT THAT GAVE RISE TO THE CLAIM FOR INDEMNIFICATION, INCLUDING DIRECT DAMAGES UNDER APPLICABLE LAW, AND (II) NO PARTY TO THIS AGREEMENT SHALL BE LIABLE TO OR OTHERWISE RESPONSIBLE TO THE OTHER PARTY OR ANY AFFILIATE OF THE OTHER PARTY FOR PUNITIVE, EXEMPLARY OR MULTIPLIED DAMAGES; PROVIDED,  HOWEVER, THAT THE FOREGOING SHALL NOT BE CONSTRUED TO PRECLUDE RECOVERY OF SUCH LOST REVENUES OR PROFITS OR DAMAGES THAT ARE PAID OR REQUIRED TO BE PAID BY AN INDEMNIFIED PARTY TO AN UNRELATED THIRD PARTY.

ARTICLE IX.

 TERMINATION

Section 9.01   Termination.

(a)        Mutual Termination.  This Agreement may be terminated at any time prior to the Closing by mutual written agreement of Purchaser and Seller.

(b)        Termination by Purchaser.

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(i)         This Agreement may be terminated by written notice from Purchaser to Seller at any time prior to the Closing, if Purchaser is not then in material breach of any provision of this Agreement if (A) Seller shall have failed to comply with any of Seller’s covenants or agreements contained in this Agreement or (B) any one or more of the representations or warranties of Seller contained in this Agreement shall prove to have been inaccurate or breached and, in the case of clauses (A) and (B), such failure, inaccuracy or breach would give rise, if occurring and continuing on the Closing Date, to the failure of any of the conditions specified in Section 7.01(a) or Section 7.01(b). If such failure, inaccuracy or breach is curable through the exercise of commercially reasonable efforts, Purchaser shall have given Seller a reasonable opportunity to cure any such failure, inaccuracy or breach to so comply by the Outside Date or within thirty (30) days following Purchaser having notified Seller of its intent to terminate this Agreement under this Section 9.01(b)(i).

(ii)       This Agreement may be terminated by written notice from Purchaser to Seller if the Closing shall not have occurred on or before the Outside Date; provided,  however, that Purchaser may terminate this Agreement pursuant to this Section 9.01(b)(ii) only if at the time of termination Purchaser is not in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement and Purchaser has satisfied those conditions set forth in Section 7.02 (other than the conditions set forth in Section 7.02(d) and Section 7.02(f) and those conditions that by their terms are to be satisfied by actions taken at the Closing and could have been satisfied or would have been waived assuming a Closing would occur).

(c)        Termination by Seller.

(i)         This Agreement may be terminated by written notice from Seller to Purchaser at any time prior to the Closing, if Seller is not then in material breach of any provision of this Agreement if (A) Purchaser shall have failed to comply with any of Purchaser’s covenants or agreements contained in this Agreement or (B) any one or more of the representations or warranties of Purchaser contained in this Agreement shall prove to have been inaccurate or breached and, in the case of clauses (A) and (B), such failure, inaccuracy or breach would give rise, if occurring and continuing on the Closing Date, to the failure of any of the conditions specified in Section 7.02(a) or Section 7.02(b). If such failure, inaccuracy or breach is curable through the exercise of commercially reasonable efforts, Seller shall have given Purchaser a reasonable opportunity to cure any such failure, inaccuracy or breach to so comply by the Outside Date or within thirty (30) days following Seller having notified Purchaser of its intent to terminate this Agreement under this Section 9.01(c)(i).

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(ii)       This Agreement may be terminated by written notice from Seller to Purchaser if the Closing shall not have occurred on or before the Outside Date; provided,  however, that Seller may terminate this Agreement pursuant to this Section 9.01(c)(ii) only if at the time of termination Seller is not in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement and Seller has satisfied those conditions set forth in Section 7.01 (other than the conditions set forth in Section 7.01(e) and Section 7.01(f) and those conditions that by their terms are to be satisfied by actions taken at the Closing and could have been satisfied or would have been waived assuming a Closing would occur).

Section 9.02   Effect of Termination.

(a)        In the event of the termination of this Agreement in accordance with Section 9.01, this Agreement shall thereafter become void and have no effect, and neither Party shall have any liability to the other Party or to such other Party’s Affiliates or Representatives in respect of this Agreement, except for the obligations of the Parties contained in Section 6.21, this Section 9.02 and in ARTICLE X;  provided,  however, that nothing herein shall limit the liability of any Party hereto for fraud, intentional misrepresentation or willful breach.

(b)        In the event this Agreement shall be terminated in accordance with Section 9.01 and, at such time, a Party is in material breach of or default under any term or provision hereof, such termination shall be without prejudice to, and shall not affect, any and all rights to damages and other equitable remedies that the other Party may have hereunder.

ARTICLE X.

 MISCELLANEOUS

Section 10.01 Notices.  All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the Party for whom it is intended, delivered by registered or certified mail, return receipt requested, or by a national overnight courier service, or sent by facsimile (provided that notice by facsimile is promptly confirmed by telephone confirmation thereof and receipt is confirmed by the sending facsimile machine), to the Person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person:

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

to Seller and any Divesting Entity:

Janssen Pharmaceuticals, Inc.

c/o Johnson & Johnson

One Johnson & Johnson Plaza

New Brunswick, NJ 08933
Telephone:      [*****]

Facsimile:       [*****]

Attn:               Assistant General Counsel, Corporate Legal Department

with copies (which shall not constitute notice) to:

Johnson & Johnson
Office of General Counsel

One Johnson & Johnson Plaza

New Brunswick, NJ 08933
Telephone:      [*****]

Facsimile:       [*****]

Attn:               General Counsel

and:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600
Telephone:      [*****]

Facsimile:       [*****]

Attn:               Steven A. Wilcox

to Purchaser:

VIVUS, Inc.

900 E. Hamilton Avenue, Suite 550

Campbell, CA 95008

Email:  [*****] and [*****]

Attn:               Chief Financial Officer and General Counsel

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

100 International Drive

Suite 2000

Baltimore, MD 21202
Telephone:      [*****]

Facsimile:       [*****]

Attn:               Asher Rubin

All notices and other communications under this Agreement shall be deemed to have been received (a) when delivered by hand, if personally delivered; (b) one (1) Business Day after being sent, if delivered to a national overnight courier service; or (c) one (1) Business Day after being sent, if sent by facsimile, with a telephonic acknowledgment of sending and confirmation of receipt by the sending facsimile machine.

Section 10.02 Amendment; Waiver.  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (a) in the case of an amendment, by Purchaser and Seller and (b) in the case of a waiver, by the Party against whom the waiver is to be effective.  No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 10.03 Assignment.  Neither Party to this Agreement may assign any of its rights or obligations under this Agreement, including by sale of stock, operation of Law in connection with a merger or sale of substantially all of the assets, without the prior written consent of the other Party, except that (a) Seller may, without such consent, assign its rights or obligations to an Affiliate (provided,  however, that no such assignment by Seller shall relieve Seller of any of its obligations under this Agreement) and (b) Purchaser may, without such consent, assign its rights to acquire the Purchased Assets hereunder, in whole or in part, to one or more of its Affiliates (provided,  however, that no such assignment by Purchaser shall relieve Purchaser of any of its obligations hereunder).  Any permitted assignee shall assume all obligations of its assignor under this Agreement.  Any purported assignment in violation of this Section 10.03 shall be null and void.

Section 10.04 Entire Agreement.  This Agreement, together with the Exhibits and Schedules delivered pursuant hereto (which are hereby incorporated by reference), and the Transaction Documents and the Confidentiality Agreement, contains the entire agreement between the Parties with respect to the Transactions and supersedes all prior agreements, discussions, negotiations or understandings between the Parties not expressly set forth in this Agreement, the Exhibits and Schedules delivered pursuant hereto, the Transaction Documents or the Confidentiality Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises,

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 10.05 Fulfillment of Obligations.  Any obligation of a Party to the other Party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.

Section 10.06 Parties in Interest.  This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.  Other than as explicitly set forth herein, including in Section 8.01 and Section 8.02, nothing in this Agreement, express or implied, is intended to confer upon any Person other than Purchaser and Seller, or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

Section 10.07 Survival.  The provisions of this Agreement set forth in Section 6.21,  Section 9.02,  ARTICLE VIII and ARTICLE X, and any remedies for the breach thereof, shall survive the termination of this Agreement.

Section 10.08 Expenses.  Except as otherwise expressly provided in this Agreement, whether or not the Transactions are consummated, all costs and expenses incurred in connection with this Agreement and the Transactions shall be borne solely by the Party incurring such expenses.

Section 10.09 Schedules.  The disclosure of any matter in any Schedule to this Agreement shall be deemed to be a disclosure for the purposes of the Section or subsection of this Agreement to which it corresponds in number and each other Section and subsection of this Agreement to the extent it is reasonably apparent on the face thereof that such disclosure is applicable to such other Section or subsection.  The disclosure of any matter in any Schedule to this Agreement shall expressly not be deemed to constitute an admission by any Party, or to otherwise imply, that any such matter is material for the purposes of this Agreement, could reasonably be expected to have a Material Adverse Effect or a Purchaser Material Adverse Effect, as applicable, or is required to be disclosed under this Agreement.

Section 10.10 Governing Law; Jurisdiction; No Jury Trial; Specific Performance.

(a)        This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law, principles or rules of such state, to the extent such principles or rules are not mandatorily applicable by statute and would permit or require the application of the laws of another jurisdiction.

(b)        The Parties consent to the exclusive jurisdiction of the Federal and State courts located in the State of New York for the resolution of all disputes or controversies between the Parties which, pursuant to applicable Law, are not subject to the provisions of Section 10.11.  Each of the Parties (i) consents to the exclusive personal jurisdiction and

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

venue of each such court in any suit, action or proceeding relating to or arising out of this Agreement or the Transactions; (ii) waives any objection that it may have to the laying of venue in any such suit, action or proceeding in any such court; and (iii) agrees that service of any court paper may be made in such manner as may be provided under applicable Laws or court rules governing service of process. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, AND AGREE TO CAUSE THEIR RESPECTIVE AFFILIATES TO WAIVE, THE RIGHT TO TRIAL BY JURY IN ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY RELATED AGREEMENTS OR ANY OF THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10(b).

(c)        Without intending to limit the remedies available to the Parties hereunder, the Parties acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or is otherwise breached or violated, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the Parties agree that, without posting bond or other undertaking, the non-breaching party shall be entitled to an injunction or injunctions to prevent breaches or violations of this Agreement by the other Party and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court specified in Section 10.10(b) in addition to any other remedy to which the Parties may be entitled, at law or in equity. Purchaser further agrees that, in the event of any action for an injunction or specific performance in respect of any such threatened or actual breach or violation, it shall not assert that a remedy at law would be adequate.

Section 10.11 Dispute Resolution.  The Parties recognize that a dispute may arise relating to this Agreement (“Dispute”).  Any Dispute, including Disputes that may involve any Affiliates of a Party, shall be resolved in accordance with this Section 10.11.

(a)        Mediation.

(i)         The Parties shall first attempt in good faith to resolve any Dispute by confidential mediation in accordance with the then current Mediation Procedure of the International Institute for Conflict Prevention and Resolution (“CPR Mediation Procedure”) (www.cpradr.org) before initiating arbitration.  The CPR Mediation Procedure shall control, except where it conflicts with these provisions,

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in which case these provisions control.  The mediator shall be chosen pursuant to CPR Mediation Procedure.  The mediation shall be held in New York, New York.

(ii)       Either Party may initiate mediation by written notice to the other Party of the existence of a Dispute.  The Parties agree to select a mediator within twenty (20) days of the notice and the mediation will begin promptly after the selection.  The mediation will continue until the mediator, or either Party, declares in writing, no sooner than after the conclusion of one full day of a substantive mediation conference attended on behalf of each Party by a senior business person with authority to resolve the Dispute, that the Dispute cannot be resolved by mediation.  In no event, however, shall mediation continue more than sixty (60) days from the initial notice by a Party to initiate meditation unless the Parties agree in writing to extend that period.

(iii)      Any period of limitations that would otherwise expire between the initiation of mediation and its conclusion shall be extended until twenty (20) days after the conclusion of the mediation.

(b)        Arbitration.

(i)         If the Parties fail to resolve the Dispute in mediation, and a Party desires to pursue resolution of the Dispute, the Dispute shall be submitted by either Party for resolution in arbitration pursuant to the then current CPR Non-Administered Arbitration Rules (“CPR Rules”) (www.cpradr.org), except where they conflict with these provisions, in which case these provisions control.  The arbitration will be held in New York, New York. All aspects of the arbitration shall be treated as confidential.

(ii)       The arbitrators will be chosen from the CPR Panel of Distinguished Neutrals, unless a candidate not on such panel is approved by both Parties.  Each arbitrator shall be a lawyer with at least fifteen (15) years’ experience with a law firm or corporate law department of over twenty-five (25) lawyers or who was a judge of a court of general jurisdiction.  To the extent that the Dispute requires special expertise, the Parties will so inform CPR prior to the beginning of the selection process.

(iii)      The arbitration tribunal shall consist of three (3) arbitrators, of whom each Party shall designate one in accordance with the “screened” appointment procedure provided in CPR Rule 5.4.  The chair will be chosen in accordance with CPR Rule 6.4.  If, however, the aggregate award sought by the Parties is less than [*****] and equitable relief is not sought, a single arbitrator shall be chosen in accordance with the CPR Rules.  Candidates for the arbitrator position(s) may be interviewed by Representatives of the Parties in advance of their selection, provided that all Parties are represented.

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(iv)       The Parties agree to select the arbitrator(s) within forty-five (45) days of initiation of the arbitration.  The hearing will be concluded within nine (9) months after selection of the arbitrator(s) and the award will be rendered within sixty (60) days of the conclusion of the hearing, or of any post‑hearing briefing, which briefing will be completed by both sides within forty-five (45) days after the conclusion of the hearing.  In the event the Parties cannot agree upon a schedule, then the arbitrator(s) shall set the schedule following the time limits set forth above as closely as practical.

(v)        The hearing will be concluded in ten (10) hearing days or less.  Multiple hearing days will be scheduled consecutively to the greatest extent possible.  A transcript of the testimony adduced at the hearing shall be made and shall be made available to each Party.

(vi)       The arbitrator(s) shall be guided, but not bound, by the CPR Protocol on Disclosure of Documents and Presentation of Witnesses in Commercial Arbitration (www.cpradr.org) (“Protocol”).  The Parties will attempt to agree on modes of document disclosure, electronic discovery, witness presentation, etc. within the parameters of the Protocol.  If the Parties cannot agree on discovery and presentation issues, the arbitrator(s) shall decide on presentation modes and provide for discovery within the Protocol, understanding that the Parties contemplate reasonable discovery.

(vii)     The arbitrator(s) shall decide the merits of any Dispute in accordance with the law governing this Agreement, without application of any principle of conflict of laws that would result in reference to a different law.  The arbitrator(s) may not apply principles such as “amiable compositeur” or “natural justice and equity.”

(viii)    The arbitrator(s) are expressly empowered to decide dispositive motions in advance of any hearing and shall endeavor to decide such motions as would a United States District Court Judge sitting in the jurisdiction whose substantive law governs.

(ix)       The arbitrator(s) shall render a written opinion stating the reasons upon which the award is based.  The Parties consent to the jurisdiction of the United States District Court for the district in which the arbitration is held for the enforcement of these provisions and the entry of judgment on any award rendered hereunder.  Should such court for any reason lack jurisdiction, any court with jurisdiction may act in the same fashion.

(x)        Each Party has the right to seek from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc. to

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avoid irreparable harm, maintain the status quo, or preserve the subject matter of the Dispute.  Rule 14 of the CPR Rules does not apply to this Agreement.

Section 10.12 Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that both Parties need not sign the same counterpart.  This Agreement, following its execution, may be delivered via .pdf or other form of electronic delivery, which shall constitute delivery of an execution original for all purposes.

Section 10.13 Headings.  The heading references herein and the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 10.14 Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any term or other provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid, illegal or unenforceable, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity, illegality or unenforceability, nor shall such invalidity, illegality or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

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IN WITNESS WHEREOF, the Parties have executed or caused this Agreement to be executed as of the Effective Date.

JANSSEN PHARMACEUTICALS, INC.

By:	/s/ Flavia Pease
Name: Flavia Pease
Title: Treasurer

[Signature Page to Asset Purchase Agreement]

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IN WITNESS WHEREOF, the Parties have executed or caused this Agreement to be executed as of the Effective Date.

VIVUS, INC.

By:	/s/ John P. Amos
Name: John P. Amos
Title: Chief Executive Officer

[Signature Page to Asset Purchase Agreement]

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EXHIBIT A

SELLER CLOSING DELIVERABLES

(a)        A receipt for payment of the Purchase Price at Closing;

(b)        A certificate of a secretary or other authorized signatory of Seller enclosing a copy of (i) board of directors resolutions authorizing Seller to enter in to this Agreement and the other Transaction Documents and to consummate the Transactions and (ii) a good standing certificate for Seller;

(c)        The Seller’s Officer’s Certificate;

(d)        The executed Bill of Sale and Assignment and Assumption Agreement, dated the Closing Date;

(e)        The executed Trademark Assignment (with assignments in recordable form to be delivered promptly after the Closing), dated the Closing Date;

(f)        The executed U.S. Market Transition Services Agreement, dated the Closing Date;

(g)        The executed Canadian Transitional Business License Agreement, dated the Closing Date;

(h)        The executed Quality Agreement, dated the Closing Date;

(i)         The executed Long Term Collaboration Agreement, dated the Closing Date;

(j)         The executed Seller Transfer Letter to FDA, dated the Closing Date;

(k)        The executed Seller Transfer Letter to Health Canada, dated the Closing Date; and

(l)         The executed FIRPTA Certificate.

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT B

PURCHASER CLOSING DELIVERABLES

(a)        A good standing certificate for Purchaser;

(b)        The Purchaser’s Officer Certificate;

(c)        The Purchaser’s Secretary’s Certificate;

(d)        The executed Bill of Sale and Assignment and Assumption Agreement, dated the Closing Date;

(e)        The executed Trademark Assignment, dated the Closing Date;

(f)        The executed U.S. Market Transition Services Agreement, dated the Closing Date;

(g)        The executed Canadian Transitional Business License Agreement, dated the Closing Date;

(h)        The executed Quality Agreement, dated the Closing Date;

(i)         The executed Long Term Collaboration Agreement, dated the Closing Date;

(j)         The executed Purchaser Transfer Letter to FDA, dated the Closing Date; and

(k)        Executed exemption certificates identified by Seller prior to Closing.

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT C

JOHNSON & JOHNSON UNIVERSAL CALENDAR, 2018

[*****]

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT D

U.S. MARKET TRANSITION SERVICES AGREEMENT

between

JANSSEN PHARMACEUTICALS, INC.

and

VIVUS, INC.

Dated as of [∙], 2018

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

This U.S. MARKET TRANSITION SERVICES AGREEMENT (this “Agreement”) dated as of [∙], 2018 (the “Effective Date”), is between JANSSEN PHARMACEUTICALS, INC., a Pennsylvania corporation (“Service Provider”), and VIVUS, INC., Delaware corporation (“Service Recipient”).  Service Provider and Service Recipient may be referred to in this Agreement individually as a “Party,” or collectively as the “Parties.”

WHEREAS, pursuant to the Asset Purchase Agreement dated as of April 30, 2018 between Service Provider and Service Recipient (the “Asset Purchase Agreement”), Service Provider has agreed to sell (and cause the Divesting Entities to sell) to Service Recipient (or one or more Affiliates of Service Recipient), and Service Recipient has agreed to purchase (or cause to be purchased) from Service Provider (or one or more Divesting Entities), the Purchased Assets;

WHEREAS, Service Recipient desires to purchase from Service Provider, and Service Provider is willing to provide to Service Recipient, the transition services set forth in Schedule A hereto, in order (i) to facilitate Service Recipient’s manufacturing, importing, marketing, sale and distribution of the Products after the date of this Agreement and (ii) to provide Service Recipient the opportunity to obtain alternate sources of such services within a reasonable time after the date of this Agreement; and

WHEREAS, Service Recipient understands and agrees that Service Provider may arrange to have certain of its Affiliates or Third Parties provide certain of the transition services in accordance with the terms of this Agreement (each such Affiliate of Service Provider and such Third Party, an “Other Service Provider”, and collectively, the “Service Providing Entities”).

NOW, THEREFORE, in view of the foregoing premises and in consideration of the mutual covenants, agreements, representations and warranties herein contained, the Parties agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.  Defined Terms.  (a)  Each capitalized term used and not defined in this Agreement shall have the meaning assigned to it in the Asset Purchase Agreement.  The following terms used in this Agreement shall have the respective meanings assigned to them below:

“Calendar Quarter” means a financial quarter based on the J&J Universal Calendar (a copy of which for the year 2018 is attached as Exhibit A); provided,  however, that (a) the first Calendar Quarter under this Agreement shall extend from the Effective Date until the last day of the first Calendar Quarter of the Transition Period and (b) the last Calendar Quarter under this Agreement shall extend from the first day of such Calendar Quarter until the last day of the Transition Period.

“Calendar Year” means a calendar year based on the J&J Universal Calendar (a copy of which for the year 2018 is attached as Exhibit A); provided,  however, that (a) the first Calendar Year under this Agreement shall extend from the Effective Date until the last day of the

1

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first Calendar Year of the Transition Period and (b) the last Calendar Year under this Agreement shall extend from the first day of such Calendar Year until the last day of the Transition Period.

“Current Promotional Materials” means any Promotional Materials used by or on behalf of Service Provider or its Affiliates as set forth within the Transferred Domain Names.

“Net Economic Benefit” or “NEB” means for any particular period after the Effective Date through the conclusion of the Transition Period, an amount equal to the difference between (i) the Net Sales of the Products during such period and (ii) the sum of (A) [*****] and (B) the Service Fees set forth on Schedule A for such period, subject to any reduction on account of completed or terminated Services.  Notwithstanding anything to the contrary set forth in subclause (ii) of this definition, [*****].

“Net Sales” means the gross amounts invoiced by Service Provider, licensees and Affiliates, for the sale of Products to Third Parties in an arms-length transaction, excluding sales for compassionate use, named patient access and clinical trials, but solely wherein the excluded sales are made at wholesale costs without profit, less the following deductions, which deductions will be determined on a country-by-country and Product-by-Product basis and in accordance with GAAP, and except for those deductions (a) for which Service Provider is responsible pursuant to the Asset Purchase Agreement, including pursuant to Sections 6.12(c) and 6.12(d) thereof and all Retained Liabilities, or pursuant to the terms of the Long Term Collaboration Agreement, as applicable, and (b) that are otherwise attributable to the sale or distribution of Products by Service Provider prior to the Effective Date, as applicable:

(i)   [*****];

(ii)  [*****];

(iii) [*****];

(iv) [*****]; and

(v)  [*****].

Net Sales shall not include sales by Service Provider to its Affiliates or licensees, if such sales are not at arm’s length, for resale; rather, in each such instance, Net Sales shall include the amounts invoiced or otherwise received by such Affiliate or licensee for such resale of the Products to Third Parties.

“Nordmark” means Nordmark Arzneimittel GmbH & Co. and its successors and assigns.

“Ongoing Business Expenses” means, for any period, the following business expenses of Service Provider incurred during such period pursuant to the express terms hereof (i) [*****], (ii) [*****], (iii) [*****], (iv) solely for the purposes of calculating the Ongoing Business Expenses for the Quarterly Statement corresponding to the last Calendar Quarter of the

2

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Transition Period under this Agreement, the costs [*****];  provided, that the costs referred to in this subclause (iv) shall only be payable in respect of Products with an expiration date of no fewer than (a) [*****]; and (b) [*****]; following the end of the last Calendar Quarter of the Transition Period; (v) out-of-pocket expenses arising under [*****] and (vi) other reasonable documented out-of-pocket business expenses of a type not incurred by Service Provider or its Affiliates during the Reference Period and required to be incurred during such period in order to perform the Services. For the avoidance of doubt, in no event will Ongoing Business Expenses include anything deducted from Net Sales or NEB.

“Promotion” means those activities undertaken by a pharmaceutical company’s sales force to implement marketing plans and strategies aimed at encouraging the appropriate use of a particular prescription or other pharmaceutical product. When used as a verb, “Promote” means to engage in such activities.

“Promotional Materials” means any advertising, marketing, sales and promotional materials used by or on behalf of Service Provider or its Affiliates for the Promotion of the Products.

“Territory” means the United States.

“Third Party” means any Person other than the Parties and their respective Affiliates.

“Transition Period” means the period commencing on the date of this Agreement and ending on the last date of expiration or termination of any Service under this Agreement.

“True-Up NEB” means, for the period after the Effective Date through the conclusion of the Transition Period, the NEB during such period determined, notwithstanding the definition thereof and of Net Sales, using the actual amounts incurred under subsections (i) through (v) of clause (b) of the definition of Net Sales, as applicable, determined based on evidence available as of [*****].

(b)  The following terms used in this Agreement shall have the meanings assigned to them in the respective Sections set forth below:

Term	Location
Accounting Firm	§4.02 (b)
Agreement	Recitals
Agreement Coordinator	§2.02
Asset Purchase Agreement	Recitals
Business	§2.01(a)
Confidential Information	§7.01
Disputed Matters	§4.02(a)
Effective Date	Recitals
Estimated NEB	§4.03(b)

3

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Term	Location
force majeure event	Article X
Informal Resolution Period	§4.02(a)
Intended Tax Treatment	§4.04(b)
Licensed Materials	§2.06(a)
NEB Invoice	§4.01(d)
Notice of Disagreement	§4.02(a)
Omitted Service	§2.01(a)
Other Service Provider	Recitals
Party, Parties	Recitals
Permitted Term Extension	§3.01
Quarterly Statement	§4.01(b)
Reference Period	§2.01(a)
Service Fee	Schedule A
Service Period	§3.01
Service Provider	Recitals
Service Provider Indemnified Parties	§9.02(a)
Service Providing Entities	Recitals
Service Recipient	Recitals
Service Recipient Indemnified Parties	§9.02(b)
Service Suspensions	§5.01
Services	§2.01(a)
Third Party Claim	§9.02(a)
True-Up NEB Invoice	§4.03(b)
True-Up NEB Statement	§4.03(a)

ARTICLE II

SERVICES TO BE PROVIDED

SECTION 2.01.  Provision of Services

(a)  Subject to the terms and conditions of this Agreement (including the Schedules hereto), Service Provider shall provide, directly or through one or more Service Providing Entities, and Service Recipient hereby appoints Service Provider to perform, the services set forth in Schedule A (the “Services”) in the Territory to enable Service Recipient to manufacture, import, market, sell and distribute the pharmaceutical products included in the Purchased Assets in compliance with all applicable regulations in the manner in which such activities were previously conducted by Service Provider (the “Business”) during the twelve-month period prior to the Effective Date (the “Reference Period”).  Service Provider shall perform the Services on behalf of and for the account of Service Recipient. If, after the execution of this Agreement, Service Recipient determines that any additional service provided to the Business by Service Provider or an Other Service Provider during the Reference Period was not included in Schedule A, but was reasonably necessary for the operation of the Business in substantially the same manner as conducted during the Reference Period (each, an “Omitted Service”), then such Omitted Service

4

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will be deemed to be part of the Services at Service Recipient’s request. The Parties will discuss in good faith the terms governing such Omitted Service, including the scope, duration, a commercially reasonable and mutually agreeable Service Fee [*****], Service Provider would have incurred if such additional service were initially included as a Service as of the date hereof) and other material terms with respect to the provision of such Omitted Service. The Services to be provided by Service Provider to Service Recipient pursuant to its appointment shall be limited to those specified in Schedule A and any Omitted Service, unless otherwise agreed to in writing by the Parties.

(b)  If Service Recipient requests that the level or volume of any Service be increased materially beyond that provided by Service Provider in respect of the Business during the Reference Period, Service Provider agrees to discuss any such increase in good faith with Service Recipient and to use commercially reasonable efforts to increase the level or volume of such Service;  provided,  however, that Service Provider will be obligated to provide an increased level or volume of any Service due to changes in market demand; provided,  further,  however that such increase is subject to any limitations set forth in the Nordmark License. In the event of such increased level or volume, the Parties will equitably and proportionally adjust the applicable Service Fee(s) to reflect such increases in Services. If Service Recipient requests that the manner in which any Service is to be provided be materially different from the manner in which such Service was provided by Service Provider in respect of the Business during the Reference Period, Service Recipient may request such a change by providing reasonable notice in writing of the requested change to Service Provider and Service Provider shall accommodate such requested change so long as to do so would not have an unduly burdensome impact on Service Provider or its ability to provide services to its Affiliates. Service Provider shall provide a good faith estimate of its out-of-pocket costs and expenses associated with such requested change. If it wishes to proceed, Service Recipient shall confirm in writing to Service Provider to initiate such requested change. Service Recipient shall bear any reasonable out-of-pocket costs and expenses that are actually incurred in the performance of such requested and confirmed change, and the Parties will equitably and proportionally adjust the applicable Service Fee(s) to reflect such changes in Services.

(c)  Subject to the terms and conditions of the Asset Purchase Agreement, Service Recipient and Service Provider shall reasonably cooperate with each other to facilitate the orderly transition of the Purchased Assets and the responsibility for performing the Services from Service Provider to Service Recipient as soon as reasonably practicable, and to minimize any disruption to the other businesses of the Parties and their respective Affiliates that might result from the transactions contemplated by the Asset Purchase Agreement and the Ancillary Agreements (including this Agreement).  Without limiting the generality of the foregoing, the Parties shall, and shall cause their respective Affiliates to, use commercially reasonable efforts to transfer the Transferred Governmental Authorizations to Service Recipient or an Affiliate or Third Party distributor thereof (in each case as designated by Service Recipient) as soon as reasonably practicable following the Closing.

(d)  Prior to the Transferred Governmental Authorizations being transferred by the FDA from Service Provider to Service Recipient (or its designee), Service Recipient may, with

5

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

respect to its Promotion in the Territory, only Promote or engage in Promotional activities regarding the Products in compliance with all applicable Law, including without limitation Laws relating to labeling and Promotion, and only through use of the Current Promotional Materials. Any documented out-of-pocket expenses incurred in connection with the activities contemplated by this Section 2.01(d) are the responsibility of Service Recipient. After the Transferred Governmental Authorizations are transferred by the FDA from Service Provider to Service Recipient, Service Recipient shall be fully responsible with respect to any Promotional activities it engages in with respect to the Products.

(e)  To the extent reasonably required for performance of the Services or the transition thereof, Service Recipient shall provide personnel of Service Provider and its subcontractors with reasonable access during normal business hours to Service Recipient’s personnel, equipment, office space, plants, telecommunications and computer equipment and systems, and any other areas and equipment to the extent necessary for the performance of the Services. Service Provider shall or shall cause its Affiliates to access Service Recipient’s facilities only in accordance with all applicable Law, the terms and conditions of Service Recipient’s leases affecting or relating to the facilities, Service Recipient’s policies and procedures and Service Recipient’s reasonable directions (including directions relating to security and health and safety).

(f)  In connection with any Service, Service Provider shall provide Service Recipient with all reports and reporting data relating to the operation of the Business in the same manner as such reports were provided to the Business during the Reference Period.

(g)  For all software, data, computer equipment, communications equipment and other similar items used by Service Provider to provide the Services, Service Provider shall provide business continuity, disaster recovery services and backup and archival services pursuant to the disaster recovery and business continuity plan that Service Provider provides to itself for services, software, data, computer equipment, communications equipment and other similar items.

SECTION 2.02.  Agreement Coordinators.  Unless otherwise set forth on Schedule B, within three (3) Business Days after the Effective Date, each Party shall designate in writing a representative to act as the primary contact person with respect to all issues relating to the provision of Services pursuant to this Agreement (each, an “Agreement Coordinator”).  Additional functional experts for each of Service Recipient and Service Provider will be identified to facilitate the transfer of knowledge with respect to the Purchased Assets.  The Agreement Coordinators shall hold review meetings with each other by telephone or in person, as mutually agreed upon, acting reasonably, at reasonable intervals to be agreed by the Agreement Coordinators, to discuss (i) the provision of the Services, (ii) issues relating to the provision of the Services, (iii) any problems identified with the provision of the Services, (iv) to the extent changes in the provision of the Services have been agreed upon by the Parties, the implementation of such changes and (v) any upcoming projects or activities within Service Provider’s or its Service Providing Entities’ organizations, processes or systems that may cause changes or otherwise impact delivery, method or location of providing the Services or the available duration of the Services to Service Recipient.  The names and contact information of each Party’s initial Agreement Coordinators are set forth in Schedule B.  Each Party may replace its Agreement Coordinator at any time upon prior written

6

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

notice to the other Party. Each Party may treat an act of the other Party’s Agreement Coordinator as an act authorized by such other Party.

SECTION 2.03.  Performance Standard.

(a)  Service Provider represents, warrants, and covenants that: (i) Service Provider has the full valid legal right and authority to provide each Service, (ii) Service Provider will manage the relationships with all Third Party service providers and licensors and will obtain all approvals required thereby and (iii) Service Provider will maintain all personnel and property of Service Provider reasonably required to render the Services.

(b)  In providing the Services hereunder, Service Provider represents and warrants that Service Provider shall provide, or shall cause one or more of its Service Providing Entities to provide, the Services to Service Recipient in accordance with applicable Law, in all material respects, and shall perform, or cause one or more of its Service Providing Entities to perform, the Services with at least the same degree of care and diligence, having the same priority, quality, timeliness, volume and frequency and in accordance with at least the same standards and at least the same service levels as such Services historically have been provided to the Business during the Reference Period, taking into account historical fluctuations, but in no case in a lesser manner than provided to Service Provider’s retained businesses that are similarly situated to that of the Business.

(c)  The Parties hereby acknowledge that, even though Service Provider may provide through one or more Service Providing Entities the performance of any of the Services hereunder, (i) Service Provider shall remain responsible for (A) the performance of all Services in accordance with the terms and conditions hereof and in accordance with applicable Law, in all material respects, and requirements of applicable Governmental Authorities to the extent relevant to the provision of a Service, (B) compliance by such Other Service Provider with the terms and conditions of this Agreement, and (C) any failures of such Other Service Provider to comply with Service Provider’s obligations under this Agreement (to the same extent as if such failures were caused by Service Provider); and (ii) the hiring of any Other Service Provider (including any replacement Other Service Provider) shall be subject to Service Recipient’s prior written consent (such consent to not be unreasonably withheld, delayed or conditioned), unless (x) the proposed Other Service Provider has provided the relevant Services to the Business during the Reference Period, or (y) the proposed Other Service Provider will be performing the subject services for Service Provider and its Affiliates as well as for Service Recipient and its Affiliates as part of the Services.

SECTION 2.04.  Warranty Disclaimer.  EXCEPT AS SET FORTH IN THIS AGREEMENT, THE ASSET PURCHASE AGREEMENT OR THE LONG TERM COLLABORATION AGREEMENT, NEITHER SERVICE PROVIDER NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY CONCERNING THE SERVICES, INCLUDING ANY APPLICABLE IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND SERVICE PROVIDER HEREBY EXPRESSLY DISCLAIMS ANY APPLICABLE IMPLIED

7

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SERVICES.

SECTION 2.05.  Consents.  Service Recipient and Service Provider shall, and shall cause their respective Affiliates to, cooperate and use reasonable best efforts to promptly obtain and maintain all consents, approvals, licenses, permits or authorizations required for the provision of the Services.  Service Provider shall pay any out-of-pocket fee, cost or expense incurred in connection with obtaining and maintaining any consent, approval or authorization required for the provision of any Service, except for such fees, costs or expenses that are specifically addressed in the definition of Net Sales, NEB or Ongoing Business Expenses.  If any such consent, approval, license, permit or authorization is unable to be obtained promptly after the date of this Agreement, Service Provider shall notify Service Recipient and the Parties shall cooperate in good faith to devise an alternative arrangement for the provision of each affected Service including the payment of any additional out-of-pocket costs and expenses incurred in the performance of such alternative arrangement.

SECTION 2.06.  Use of Intellectual Property.

(a)  With respect to each Service, Service Recipient hereby grants to Service Provider and the Service Providing Entities a non-exclusive, non-transferable, royalty-free, revocable, limited license, with the right to grant sublicenses through multiple tiers in accordance with this Agreement, for the term of the Service Period applicable to such Service under all Intellectual Property owned or controlled by Service Recipient that is required for the provision or receipt of such Service, to use (i) the Transferred IP Rights and (ii) Licensed IP Rights that pertain to the Products (the “Licensed Materials”), for the sole purpose of providing, and solely to the extent necessary to provide, to Service Recipient and its Affiliates such Service.

(b)  Each use by Service Provider or any Other Service Provider of any of the Transferred Trademark Rights shall be preapproved by Service Recipient in writing and shall be in compliance with any trademark usage guidelines which may be promulgated by Service Recipient from time to time (including, without limitation, guidelines as to the use and display of notices which may be associated with the Transferred Trademark Rights) and provided to Service Provider in writing.  Once a particular use of a Transferred Trademark Right has been approved by Service Recipient in writing, Service Provider and the other Service Providing Entities may continue to make identical use of the Transferred Trademark Right in the same or similar instances without obtaining further approval from Service Recipient, unless and until Service Recipient notifies Service Provider or any Other Service Provider to the contrary. Service Recipient shall have the right to inspect Service Provider’s or any Other Service Provider’s use of the Transferred Trademark Rights, and it will constitute a material breach under Section 3.02 of this Agreement if Service Provider’s or any Other Service Provider’s use of the Transferred Trademark Rights is in violation of this Agreement or Service Recipient’s trademark usage guidelines, or is otherwise disparaging to Service Recipient’s public image or dilutive of the goodwill symbolized by any of the Transferred Trademark Rights. All rights in and to the Transferred Trademark Rights and the goodwill associated therewith, and symbolized thereby, shall at all times remain the property of and inure to the sole benefit of Service Recipient.

8

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c)  Except as expressly permitted by this Agreement, Service Provider shall not: (i) lease, rent, loan, license, sublicense, assign, sell, pledge, charge, encumber, transfer or otherwise dispose of any Licensed Materials to any third party, provide service bureau, outsourcing or other services in connection with the Licensed Materials to third parties, or otherwise permit the use of or access to any Licensed Materials by or for the benefit of any third party; (ii) remove or destroy, or permit others to remove or destroy, any proprietary markings of Service Recipient or other parties that may appear on any components of any Licensed Materials; or (iii) modify, adapt, enhance, improve, revise or create derivative works based on any Licensed Materials. Notwithstanding the foregoing, Service Provider hereby assigns (on its own behalf and on behalf of the Other Service Providers) to Service Recipient all right, title and interest in and to all modifications, adaptions, enhancements, improvements, revisions and derivative works based on any Licensed Materials created by or on behalf of Service Provider or any Other Service Provider.

(d)  As between Service Recipient and Service Provider, all Licensed Materials shall remain the exclusive property of Service Recipient. Except for the rights expressly granted to Service Provider and the other Service Providing Entities hereunder, Service Recipient shall retain all right, title and interest in, to and under the Licensed Materials.

ARTICLE III

TERM

SECTION 3.01.  Service Term.  The term of the provision of each Service is as set forth in Schedule A (the “Service Period”). Service Recipient may extend the term of any such Service for additional thirty day periods by written notice to Service Provider (“Permitted Term Extensions”); provided,  however, that in no event shall any Service be provided [*****], unless the Parties mutually agree to extend the Service Period for any one or more Services in order to transition such Service as soon as possible; and provided,  further, that Service Recipient shall use commercially reasonable efforts to transition the Business as soon as is reasonably practicable after the Effective Date.  During any Permitted Term Extension, Service Provider may assign or subcontract its obligations to provide such Service to one or more Other Service Providers subject to prior consultation with Service Recipient (but without Service Recipient’s consent); provided that if any such assignment or subcontracting will materially increase the cost of such Service, then the Parties will collaborate in good faith to limit any such cost increase and the Service Provider shall obtain Service Recipient’s prior written consent to such assignment or subcontract, such consent not to be unreasonably delayed or withheld. For the avoidance of doubt, Service Recipient, at its option, may elect to terminate any Service provided hereunder at any time prior to the expiration of the Service Period or any Permitted Term Extension.

SECTION 3.02.  Early Termination.  This Agreement may be terminated at any time by mutual written agreement of Service Recipient and Service Provider. Either Party may immediately terminate this Agreement, in whole or in part, upon the material breach of this Agreement by the other Party if such material breach has not been cured within thirty (30) days after written notice thereof to the Party in material breach.  Except as otherwise agreed to by the Parties, Service Recipient may terminate any or all Services (or any portion of a Service) at any

9

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

time during the term of this Agreement so long as Service Recipient shall have provided Service Provider written notice of such termination with respect to such Service within the time period set forth in Schedule A.

SECTION 3.03.  Effects of Termination/Expiration.  The expiration or termination of this Agreement, in whole or in part, for any reason will not (i) affect any outstanding obligations or payments due hereunder for Services provided prior to such expiration or termination (provided that, for the avoidance of doubt, if this Agreement expires or is terminated in part with respect to certain but not all Services, the Service Fee for any expired or terminated Service (or portion thereof) shall terminate as of the date of such expiration or termination), (ii) release either Party from any liability which at such time has already accrued or which thereafter accrues from a breach or default prior to such expiration or termination, or (iii) affect in any way the survival of any other right, duty or obligation of either Party which is expressly stated in this Agreement to survive.  Upon any termination or reduction of any Service pursuant to Section 3.02, (i) any licenses granted under Section 2.08 shall immediately terminate with respect to the terminated Services and (ii) Service Provider shall promptly return to Service Recipient any of Service Recipient’s equipment and materials (including any documentation) that are not required for use in connection with any non-terminated Services.  Except in the event of a termination by Service Recipient for Service Provider’s material breach under Section 3.02, Service Recipient shall bear any termination fees or other amounts payable by Service Provider or its Affiliates to a Third Party as a result of the termination of any Service. Upon receipt of any notice from Service Recipient of an intent to terminate a particular Service pursuant to the foregoing sentence, Service Provider shall provide Service Recipient a good faith estimate of any termination fees that will be due to any Third Party as a result of such termination.

ARTICLE IV

INVOICES; TAXES; PAYMENT

SECTION 4.01.  Payment; Net Economic Benefit Arrangement.

(a)  During the Transition Period, Service Provider shall provide Service Recipient with the NEB resulting from the sale or distribution by the Service Providing Entities of the Products in the Territory as agent for Service Recipient.

(b)  During the Transition Period, on a Calendar Quarter basis, Service Provider shall provide Service Recipient with a reasonably detailed written statement (the “Quarterly Statement”) setting forth the NEB and Ongoing Business Expenses for the corresponding Calendar Quarter, including all information reasonable necessary to calculate and validate the NEB and Ongoing Business Expenses (including all components thereof).

(c)  Service Provider shall provide Service Recipient with its good faith estimation of each element of NEB and Ongoing Business Expenses for the corresponding Calendar Quarter, reasonably necessary to permit Service Recipient to record such amounts in its financial statements for accrual and accounting purposes, no later than five (5) Business Days following the end of each Calendar Quarter. The Quarterly Statement shall be provided no later than twenty (20)

10

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

calendar days following the end of each Calendar Quarter, provided,  however, that for the last Calendar Quarter in each Calendar Year during the Transition Period, an updated Quarterly Statement may be submitted no later than ninety (90) calendar days after the end of such Calendar Year, reflecting any adjustments required therein resulting from audits of the accounts of Service Provider and its Affiliates.

(d)  If the NEB set forth in the Quarterly Statement is positive, then on the basis of such Quarterly Statement, (i) Service Recipient shall, within ten (10) Business Days following receipt of such Quarterly Statement, send to Service Provider an invoice for the NEB, as reduced to account for any terminated or completed Services, set forth in the Quarterly Statement conforming to such invoice guidelines as Service Provider may reasonably specify (the “NEB Invoice”), and (ii) Service Provider shall pay to Service Recipient no later than twenty (20) calendar days following delivery of the corresponding NEB Invoice by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in the NEB Invoice, the amount set forth in such NEB Invoice.

(e)  Service Provider or one or more of its Affiliates shall issue and send to Service Recipient a consolidated invoice with each Quarterly Statement for (i) the amount of the Ongoing Business Expenses set forth in the Quarterly Statement, and (ii) if the NEB set forth in a Quarterly Statement is negative, then for such difference. Service Recipient shall remit such amount to Service Provider within twenty (20) days from date of delivery of the relevant invoice.

(f)  All payments in connection with the NEB and Ongoing Business Expenses shall be in US Dollars.

(g)  Service Provider shall keep complete and accurate books and records and documentation of the Services provided and reasonable supporting documentation of all charges and expenses incurred in providing such Services for a period and in a manner consistent with its current management practices or as otherwise required by applicable Law.  Service Recipient may reasonably request, and Service Provider shall provide, any further information or documentation in order for Service Recipient to verify the information contained in the Quarterly Statement or any invoice.

(h)  Without limitation to Section 4.01(g), if there is a significant variance from historical trends reported in the Quarterly Statement, Service Recipient may reasonably request, and Service Provider shall provide, further information and/or documentation in order for Service Recipient to clarify potential sources of variance.

(i)  Notwithstanding anything in this Agreement, the U.S. Market Transition Services Agreement or the Asset Purchase Agreement to the contrary, Service Provider shall promptly pay, or cause to be paid, (i) all amounts that are included in clause [*****] of the definition of Net Economic Benefit, to [*****] or any other Person to which payment of any such amount is required, and (ii) all amounts that are included in clause [*****] of the definition of Net Sales to the persons entitled to receive the rebates, returns, chargebacks, allowances, reimbursements, costs or payments set forth in clause [*****] of such definition and (iii) all

11

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Ongoing Business Expenses to [*****] or any other Person to which payment of such amount is required. Each Party shall use good faith efforts to minimize the fees and charges for the Services.

SECTION 4.02.  Disagreements.

(a)  In the event Service Recipient disagrees with any Quarterly Statement or any amount set forth therein, Service Recipient shall give Service Provider notice thereof (the “Notice of Disagreement”) no later than sixty (60) days after delivery of the Quarterly Statement and shall be entitled to withhold payment of any amounts to the extent subject to a bona fide dispute. The Notice of Disagreement shall specify in reasonable detail the nature and amount, if known, of any disagreement so asserted (the “Disputed Matters”). During the thirty (30) day period immediately following the delivery of the Notice of Disagreement (the “Informal Resolution Period”), Service Provider and Service Recipient shall seek in good faith to resolve the Disputed Matters.

(b)  If at the end of the Informal Resolution Period, the Disputed Matters have not been resolved by agreement of the Parties, either or both of the Parties may submit the Disputed Matters for review and resolution by an accounting firm jointly selected by Service Provider and Service Recipient in writing or if the Parties are unable to agree, an independent accounting firm jointly selected by Service Provider’s and Service Recipient’s independent certified public accountants (such firm, the “Accounting Firm”). The Accounting Firm shall be entitled, on a reasonable and confidential basis, to audit the books, records, and accounts of Service Provider and its Affiliates related to such matter in dispute and to make a final determination of the amounts to be properly set forth on the applicable Quarterly Statement(s), and shall use such determination to prepare revised Quarterly Statement(s) as necessary to reflect the Accounting Firm’s determination in accordance with this Agreement, which determination and final Quarterly Statement(s) shall be final and binding on the Parties, from and after their delivery to the Parties by the Accounting Firm, it being understood that any such values shall be only within the range of the amounts proposed by Service Recipient and Service Provider in the course of such audit and that in making its determination the Accounting Firm will be acting as an expert and not as an arbitrator; provided,  however, the scope of such determination by the Accounting Firm shall be limited to (i) those matters that remain in dispute and that were included in the Notice of Disagreement, (ii) whether, for each piece of information or calculation on the Quarterly Statement(s), as the case may be, such information was accurate or such calculation was performed in accordance with this Agreement and (iii) whether there were mathematical or factual errors in the Quarterly Statement(s), as the case may be, and the Accounting Firm is not authorized or permitted to make any other determination. Without limiting the generality of the foregoing, the Accounting Firm is not authorized or permitted to make any determination as to any representation or warranty in this Agreement or as to compliance by Service Provider or any Affiliate with any of the covenants in this Agreement (other than the compliance by Service Provider with any payment and reporting provisions of this Agreement to the extent such compliance is the subject of any dispute being resolved in accordance with this Section 4.02).

(c)  If, following resolution of the matter in dispute under this Section 4.02, the amount shown on any Quarterly Statement(s) indicates that a Party has overpaid or underpaid the other Party for the applicable period, then the amount of such underpayment or overpayment, as

12

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the case may be, plus interest on such amount accrued from the required date of payment of the original Quarterly Statement at an annual rate equal to [*****] shall be taken into account on the Quarterly Statement for the Calendar Quarter in which such matter was resolved for purposes of calculating the NEB and the Ongoing Business Expenses for such Quarterly Statement; provided,  however, that if such matter is resolved following the expiration of the last Calendar Quarter to occur during the Transition Period, then such amount, together with interest thereon as provided herein, shall be due and payable by the applicable Party no later than ten (10) Business Days following the date on which such matter was resolved as provided herein.  The fees, costs and expenses of the Accounting Firm with respect to the resolution of any Disputed Matters shall be allocated and borne by Parties based on the inverse of the percentage that the Accounting Firm’s determination (before such allocation) bears to the total amount of the total items in dispute as originally submitted to the Accounting Firm.  For example, should the items in dispute total in amount to one thousand dollars ($1,000) and the Accounting Firm awards six hundred dollars ($600) in favor of Service Recipient’s position, forty percent (40%) of the costs of its review would be borne by Service Recipient and sixty percent (60%) of the costs would be borne by Service Provider.

SECTION 4.03.  NEB True-Up.

(a)  Service Recipient shall provide Service Provider with a written statement (the “True-Up NEB Statement”) setting forth the True-Up NEB no later than [*****].

(b)  If the True-Up NEB set forth on the True-Up NEB Statement is greater than the aggregate amount of NEB paid by Service Provider to Service Recipient with respect to the Transition Period (such amount paid by the Service Provider, the “Estimated NEB”), Service Recipient shall include with such True-Up NEB Statement an invoice for the difference between the True-Up NEB and the Estimated NEB conforming to such invoice guidelines as Service Provider may reasonably specify (the “True-Up NEB Invoice”), and Service Provider shall pay to Service Recipient, no later than twenty (20) calendar days following delivery of the corresponding True-Up NEB Invoice by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in the True-Up NEB Invoice, the amount set forth in such True-Up NEB Invoice.

(c)  If the True-Up NEB set forth on the True-Up NEB Statement is less than the Estimated NEB, then Service Provider or one or more of its Affiliates shall issue and send to Service Recipient a consolidated invoice for the difference, and Service Recipient shall remit such amount to Service Provider within twenty (20) days from date of delivery of the relevant invoice.

(d)  The True-Up NEB Statement will be subject to the disagreement provisions, procedures and information access rights of Section 4.02, mutatis mutandis.

SECTION 4.04.  Taxes.

(a)  Service Recipient and the Service Providing Entities shall each cooperate, as reasonably requested by the other Party to minimize the amount of all Transfer Taxes and withholding Taxes imposed by applicable Taxing Authorities attributable to any payments

13

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

contemplated by this Agreement, including by claiming any available exemption or by executing and filing any invoices, forms or certificates reasonably required. Each of Service Recipient and Service Provider shall be responsible for any (i) real or personal property Taxes on property it owns or leases, (ii) franchise, margin, privilege and similar Taxes on its business, (iii) employment Taxes or contributions imposed on it or required from it with respect to its employees and (iv) Taxes based on its income, gross receipts or capital.

(b)  The Parties acknowledge and agree that the arrangement contemplated by Section 4.01 has the effect of transferring a preponderance of the net economic benefits and burdens associated with sale of the Products during the Transition Period to Service Recipient.  The Parties intend that, for United States income tax purposes, Service Recipient shall be treated as the beneficial owner of the Products procured from Nordmark, that all revenues and expenses associated with the procuring and sales of such Products are revenues and expenses of Service Recipient, and that Service Provider shall be treated as an independent agent of Service Recipient acting in the ordinary course of its business providing distribution services to Service Recipient in exchange for Service Fees (the “Intended Tax Treatment”).  The Parties shall make all Tax filings consistent with such intent except as otherwise required by applicable Tax law, and the Parties shall reasonably cooperate in connection with the provision of available information required to prepare their respective Tax Returns consistent with the Intended Tax Treatment.

(c)  Except to the extent otherwise required by a change in law occurring after the date of this Agreement (and provided that Service Recipient complies with its obligation to provide an Internal Revenue Service Form W-9 as described in the last sentence of this Section 4.04(c) and does not assign its rights and obligations under this Agreement to any Third Party), Service Provider will make all payments to Service Recipient under this Agreement without deduction or withholding for Taxes, consistent with the Intended Tax Treatment.  To the extent there is any change in law after the date of this Agreement that would impose any deduction or withholding on the amounts paid to Service Recipient by Service Provider hereunder, or if Service Recipient fails to deliver an IRS Form W-9 as described in this last sentence of this Section 4.04(c) or assigns its rights and obligations under this Agreement to a Third Party such that withholding is required, Service Provider shall be entitled to deduct and withhold only those Taxes from the payments made hereunder as are required to be deducted and withheld under applicable Law.  Any such Taxes that are deducted or withheld shall be remitted to the appropriate Governmental Authority, and Service Provider shall provide Service Recipient with proof of payment to the appropriate Governmental Authority. Service Provider and Service Recipient will cooperate with respect to all documentation required by any Taxing Authority or reasonably requested by Service Provider to secure a reduction in the rate of applicable withholding Taxes.  On the date of execution of this Agreement, Service Recipient will deliver to Service Provider an accurate and complete Internal Revenue Service Form W-9 certifying that Service Recipient is a U.S. person and beneficial owner of the payment and is entitled to receive such payment free of backup withholding.

(d)  Service Provider shall collect all sales, use, value added or similar Taxes assessed in connection with the distribution and sale of the Products in the United States (including any jurisdiction located therein), in accordance with Service Provider’s past practice. Service Provider shall provide such collected amounts to Service Recipient so that they may be remitted

14

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

to the appropriate Taxing Authority.  The Parties will reasonably cooperate with respect to the collection and remittance of any Taxes described in this Section 4.04(d); provided that nothing herein shall require Service Provider to make any changes or modifications to its systems or processes as a result of its status as agent for Service Recipient.

(e)  The Parties agree that: (i) Service Provider is authorized, as an agent of Service Recipient and in accordance with the instructions provided by Service Recipient, to act on behalf of Service Recipient and to enter into contracts with third parties in connection with the sales of the Products, (ii) the proceeds from the sales of the Products shall be collected directly by Service Provider on behalf of Service Recipient and strictly as an agent of Service Recipient, and (iii) Service Provider shall not use, alter or consume in any way whatsoever the Products sold on behalf of Service Recipient.

SECTION 4.05.  Offsetting.  Any Party may offset any amount due to it or any of its Affiliates against any payment due under this Agreement in the event that the other Party or any of its Affiliates fails to remit payment that is not subject to a bona fide dispute between the Parties as to whether such payment is due to the first Party or any of its Affiliates in full within sixty (60) days following the applicable time period for payment thereof.

ARTICLE V

SUSPENSIONS; OPERATION AND USE OF SERVICE PROVIDER FACILITIES

SECTION 5.01.  Service Provider Suspensions.  Service Recipient acknowledges that Services may, from time to time, in the reasonable discretion of Service Provider, be interrupted in each case for ordinary course modifications and ordinary maintenance to the assets needed to provide Services and any other routine matters of a reasonable and short-term nature (the “Service Suspensions”). Except in emergency situations, Service Provider shall notify Service Recipient as promptly as practicable and as far in advance as reasonably practicable, but in no event later than seven (7) days, before any Service Suspension, and, in all cases, shall keep Service Recipient apprised of its efforts and use reasonable best efforts to progress in eliminating such Service Suspension.  Service Provider shall consider the impact of any such Service Suspensions on Service Recipient, and the Parties shall use commercially reasonable efforts to minimize any disruption on, or adverse consequences to, Service Recipient’s business related to such Service Suspension. In the event that a particular Service Fee is based on the duration of time for which Service Provider provides the applicable suspended Service, Service Provider shall reduce the charges related to such suspended Service on a pro rata basis based on the number of days such Service is suspended.

SECTION 5.02.  Governmental Suspension.  If any applicable Law, final order or decree shall prevent or limit Service Provider in providing (or arranging for the provision of) any Service, Service Provider shall not be required to provide (or arrange for the provision of) such Service to the extent so limited, restricted or regulated.  Service Provider shall give Service Recipient prompt notice of any such occurrence, and the Parties shall cooperate, in a commercially reasonable manner, to devise an alternative arrangement for the provision of such Service.  Service

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Provider shall perform such mutually satisfactory alternative arrangement, and Service Recipient shall bear any additional reasonable out-of-pocket costs and expenses incurred in the performance of such alternative arrangement to which Service Recipient has agreed.

SECTION 5.03.  Governmental Communications. All communications and requests received by a Party from a Governmental Authority related to or concerning the Purchased Assets, the Products or Services shall be immediately forwarded to the other Party for its comments. Each Party shall copy the other Party on the responses provided to such Governmental Authority and, where possible, permit comments by the other Party on such communications prior to their submission to such Governmental Authority.  Each Party shall consider and reasonably reflect any such comments by the other Party in good faith. Neither Party shall provide any undertakings to a Governmental Authority relating to the Purchased Assets, the Products or Services without the specific prior written agreement of the other Party, unless the prior written agreement would cause such Party to be in violation of any applicable Law.

SECTION 5.04.  Additional Facilities Required by Law.  If any applicable Law, final order or decree shall require Service Provider or any of its Affiliates to modify its facilities or equipment in any material respect, or to obtain additional facilities or material equipment, Service Provider shall not be required to provide (or arrange for the provision of) any Services to the extent such Services are directly affected by the matters described in this Section 5.04, unless (a) Service Provider is concurrently providing (or arranging for the provision of) such Services for its own operations, (b) the Parties agree on the allocation of the costs of such required modifications or (c) otherwise mutually agreed by the Parties.

ARTICLE VI

SERVICE RECIPIENT’S OPERATIONS

SECTION 6.01.  General.  If Service Recipient modifies the current operation or facilities of the Business with respect to the Products in any material respect not contemplated hereby during the term of this Agreement, and such modified operations would prevent Service Provider from performing the Services or materially increase the cost to provide any Services, Service Provider shall notify Service Recipient in writing, and if Service Recipient does not remedy the conditions within thirty (30) days of such written notice, then the Parties shall negotiate in good faith to continue the provision of (or arrange for the provision of) the relevant Services and, failing such agreement, Service Provider shall not be required to provide (or arrange for the provision of) such Services to the extent affected by such modifications, unless there is a reasonable alternative that would allow Service Provider to perform the Services and Service Recipient agrees to bear any increased cost and additional out-of-pocket costs and expenses of providing such Services as a result thereof.

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ARTICLE VII

CONFIDENTIALITY

SECTION 7.01.  Confidential Information.  As used herein, “Confidential Information” means all confidential or proprietary information given to one Party by the other Party, or otherwise properly acquired by such Party, in each case in connection with this Agreement, relating to such other Party or any of its Affiliates, including information regarding any of the products of such other Party or any of its Affiliates, information regarding its sales, advertising, distribution, marketing or strategic plans or information regarding its costs, productivity, manufacturing processes or technological advances and the terms of this Agreement.  Neither Party will use or disclose to any Person (or permit the use or disclosure of) any Confidential Information of the other Party (except to comply with its obligations and receive the benefit of Services under this Agreement) and each Party will ensure that its and its Affiliates’ respective Representatives will not use or disclose to Third Parties any Confidential Information (except to comply with its obligations and receive the benefit of Services under this Agreement) and upon the termination of this Agreement will return to the other Party or destroy all Confidential Information in written form except as necessary for corporate record keeping or legal archive purposes; provided,  however, that the foregoing shall not require either Party to destroy any electronic copies of the other Party’s Confidential Information that were automatically-generated for disaster recovery purposes that cannot be destroyed without undue effort and to which access is limited.  The receiving Party shall, and shall cause its Affiliates and their respective Representatives to, protect the Confidential Information of the disclosing Party by using the same degree of care to prevent the unauthorized disclosure of such as the receiving Party uses to protect its own confidential information of a like nature, but in any event no less than a reasonable degree of care.  Confidential Information will not include information that (i) was already known to the receiving party at the time of its receipt thereof or is independently developed by the receiving Party, in each case without reference to or use of the Confidential Information, (ii) is disclosed to the receiving Party after its receipt thereof by a Third Party who, the receiving Party in good faith believes, has a right to make such disclosure without violating any obligation of confidentiality or (iii) is or becomes part of the public domain through no fault of the receiving Party in violation of this Agreement or the Asset Purchase Agreement.  If Confidential Information of a Party is required to be disclosed by law, regulation, or court order, the other Party must first (to the extent permissible under applicable Law or the rules governing such proceeding) notify such Party and permit such Party an opportunity to seek an appropriate protective order or other confidential treatment thereof.  Notwithstanding the foregoing, all information regarding the Business, included in the Purchased Assets, and generated for the Service Recipient in connection with the Services shall be deemed to be the Confidential Information of Service Recipient regardless of Service Provider’s prior knowledge of such information, receipt of such information from a Third Party, or independent development of such information.

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ARTICLE VIII

DOCUMENTATION OF AUTHORITY; ASSISTANCE

SECTION 8.01.  Service Recipient Assistance.  The timely completion of the Services by Service Provider may depend upon the provision of certain materials and information or the taking of certain actions by Service Recipient, and Service Provider shall not be responsible for the failure to provide any Services to the extent that such failure results from the failure of Service Recipient to provide such materials or information or take such actions following the receipt of written notice from Service Provider. Service Recipient shall provide to Service Provider, subject to Service Recipient’s reasonable discretion, (a) subject to Article VII, information reasonably necessary for the performance of the Services that is in the possession of Service Recipient, (b) reasonable access to Service Recipient’s books and records as reasonably necessary for the performance of the Services, and (c) reasonable access to, during normal business hours, and cooperation from Service Recipient’s employees involved with the Products.  Notwithstanding the provisions of Section 11.05, subject to Service Recipient’s reasonable discretion, Service Recipient will execute any documents evidencing the limited scope of authority of Service Providing Entities to represent Service Recipient and its Affiliates as Service Provider and Service Recipient shall mutually reasonably deem necessary for the performance of the Services.

SECTION 8.02.  Documents and Forms(o)   . Except as otherwise mutually agreed by the Parties (such agreement not to be unreasonably withheld, conditioned or delayed), Service Recipient acknowledges that during the period of this Agreement, documents prepared by Service Provider will continue to be printed on Service Provider forms except as may be otherwise agreed to by the Parties or required by Law.

SECTION 8.03.  Misdirected Receipts(p)  .  In the event that, on or after the date of this Agreement, either Party shall receive any payments or other funds due to the other pursuant to the terms hereof, the Asset Purchase Agreement or otherwise, then the Party receiving such funds shall promptly forward such funds to the proper Party.  The Parties acknowledge that there is no right of offset regarding such payments and a Party may not withhold funds received from Third Parties for the account of the other Party in the event there is a dispute regarding any other issue under this Agreement.

SECTION 8.04.  Governmental Authorizations(q)    .  Service Recipient shall use reasonable best efforts to promptly transfer or otherwise obtain the required regulatory approvals, including without limitation the Transferred Governmental Authorizations in the Territory, in order to transition off of the Services.

ARTICLE IX

LIMITATION OF LIABILITY AND INDEMNIFICATION

SECTION 9.01.  Limitation on Liability.

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(a)  Except for gross negligence, fraud or intentional misconduct by Service Provider, any of its Affiliates or any Other Service Provider or incurred as a result of or related to a Third Party Claim or as a result of a breach of Article VII, Service Provider’s maximum liability (including any liability for the acts and omissions of its Affiliates or the Service Providing Entities or its or their respective Representatives) to, and the sole monetary remedy with respect to Losses of, Service Recipient for matters arising out of this Agreement shall be limited to the aggregate amount of the Service Fees received by Service Provider, its Affiliates and the other Service Providing Entities under this Agreement. With respect to any Losses arising under this Agreement, except for fraud, intentional misrepresentation or willful breach, Service Recipient agrees that it shall only seek Losses from Service Provider, and Service Recipient hereby waives the right to seek monetary compensation for Losses from or against any Affiliate of Service Provider, any Other Service Provider, or any Representative of Service Provider or any Other Service Provider and any of their respective Affiliates other than Service Provider. Service Provider shall be liable and responsible (subject to the terms hereof) for the Services provided by any Other Service Provider, and any acts or omissions of such Other Service Provider, to the same degree and subject to the same limitations as Service Provider is liable and responsible for its acts or omissions hereunder. If Service Provider or any Other Service Provider commits an error with respect to or incorrectly performs or fails to perform any Service in compliance with the terms of this Agreement, at Service Recipient’s request, Service Provider shall, or shall cause such Other Service Provider to, correct such error and re-perform or perform such Service at no additional cost to Service Recipient.

(b)  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, WITH THE EXCEPTION OF RELIEF MANDATED BY STATUTE, (I) NO PARTY TO THIS AGREEMENT SHALL BE LIABLE TO OR OTHERWISE RESPONSIBLE TO THE OTHER PARTY OR ANY AFFILIATE OF THE OTHER PARTY FOR LOST REVENUES OR PROFITS OR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES THAT ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE PERFORMANCE OR BREACH HEREOF OR ANY LIABILITY RETAINED OR ASSUMED HEREUNDER UNLESS SUCH LOST REVENUES OR PROFITS OR DAMAGES ARE THE NATURAL, PROBABLE AND REASONABLY FORESEEABLE RESULT OF THE EVENT THAT GAVE RISE TO THE CLAIM FOR INDEMNIFICATION, INCLUDING DIRECT DAMAGES UNDER APPLICABLE LAW, AND (II) NO PARTY TO THIS AGREEMENT SHALL BE LIABLE TO OR OTHERWISE RESPONSIBLE TO THE OTHER PARTY OR ANY AFFILIATE OF THE OTHER PARTY FOR PUNITIVE, EXEMPLARY OR MULTIPLIED DAMAGES; PROVIDED,  HOWEVER, THAT THE FOREGOING SHALL NOT BE CONSTRUED TO PRECLUDE RECOVERY OF SUCH LOST REVENUES OR PROFITS OR DAMAGES THAT ARE PAID OR REQUIRED TO BE PAID BY AN INDEMNIFIED PARTY TO AN UNRELATED THIRD PARTY.

(c)  Notwithstanding anything to the contrary contained herein, none of Service Provider, any of its Affiliates or any Other Service Provider shall have any liability relating to the implementation, execution or use by Service Recipient or any of its Affiliates of the Services provided under the terms of this Agreement, except in the case of any breach of this Agreement,

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fraud, intentional misconduct or negligence by Service Provider, any of its Affiliates or any other Service Providing Entities.

SECTION 9.02.  Indemnification.

(a)  Service Recipient shall defend, indemnify and hold harmless Service Provider, its Affiliates and any Other Service Provider and its and their respective directors, officers, employees, Affiliates, agents and representatives (collectively, the “Service Provider Indemnified Parties”) from and against any and all Losses which any Service Provider Indemnified Party may incur or suffer from any action, claim or proceeding instituted by a Third Party (each, a “Third Party Claim”) in connection with (i) any breach by Service Recipient, its Affiliates or its or their respective employees, agents or contractors of this Agreement, or (ii) fraud, intentional misconduct, gross negligence or violation of any Law by Service Recipient, other than, in each case of clauses (i) and (ii), any Losses directly arising or resulting from fraud, intentional misconduct, negligence, violation of any Law or breach of this Agreement by Service Provider, any of its Affiliates or any other Service Providing Entities.

(b)  Service Provider shall defend, indemnify and hold harmless Service Recipient and its Affiliates and its and their respective directors, officers, employees, agents and representatives (collectively, the “Service Recipient Indemnified Parties”) from and against any and all Losses which any Service Recipient Indemnified Party may incur or suffer from any Third Party Claim in connection with (i) any breach by Service Provider, its Affiliates, any other Service Providing Entities or its or their respective employees, agents or contractors of its obligations under this Agreement, or (ii) fraud, intentional misconduct, gross negligence or violation of any Law by Service Provider, its Affiliates or any other Service Providing Entities, other than, in each case of clauses (i) and (ii), any Losses directly arising or resulting from fraud, intentional misconduct, negligence, violation of any Law or material breach of this Agreement by Service Recipient or any of its Affiliates.

(c)  All claims for indemnification under clauses (a) or (b) above shall be asserted and resolved pursuant to procedures equivalent to the indemnity procedures set forth in Sections 8.03 and 8.04 of the Asset Purchase Agreement.

SECTION 9.03.  Representations and Warranties.  Each Party represents and warrants to the other Party that as of the date of this Agreement: (a) it has the capacity and authority to enter into this Agreement; (b) the Persons entering into this Agreement on its behalf have been duly authorized to do so; and (c) this Agreement and the obligations created hereunder are binding upon it and enforceable against it in accordance with their terms (subject to applicable principles of equity) and do not and will not violate the terms of any other material agreement, or any judgment or court order, to which it is bound.

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ARTICLE X

FORCE MAJEURE

SECTION 10.01.  Force Majeure.  The Parties shall be relieved of their obligations hereunder, if and to the extent that an event caused by circumstances beyond the reasonable control of either Party, which by its nature could not have been foreseen by such Party, or, if it could have been foreseen, was unavoidable, including the following events: war, terrorist act, riot, fire, explosion, accident, flood, sabotage, national defense requirements, labor strike, lockout or injunction, or any other event beyond the reasonable control and, in each case, without the fault or negligence of such Party or the other Service Providing Entities (each a “force majeure event”).  The Party thus hindered or whose performance is otherwise affected shall promptly give the other Party notice thereof and shall use commercially reasonable efforts to remove or otherwise address the impediment to action as soon as practicable and to promptly resume performance of its obligations hereunder; provided that Service Provider and its Affiliates shall not be required to settle a labor dispute other than as it may determine in its sole judgment.  Service Recipient shall have the right to immediately terminate this Agreement or any Service hereunder in the event that Service Provider is unable to meet its obligations due to a force majeure event lasting or anticipated to last longer than thirty (30) days.  Service Recipient shall be entitled to, at Service Recipient’s option, an extension of the term of the Services and this Agreement for the period of any such delay and an equitable abatement of any fees for Services, as applicable, for the period during which such Services are not provided.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01.  Notices. Any notice, request, instruction or other communication to be given hereunder by either Party to the other Party shall be in writing and delivered in the manner and to the address of the applicable Party as set forth in Section 10.01 of the Asset Purchase Agreement.

SECTION 11.02.  Assignment.  Neither Party to this Agreement may assign any of its rights or obligations under this Agreement, including by sale of stock, operation of Law in connection with a merger or sale of substantially all of the assets, without the prior written consent of the other Party, except that (a) Service Provider may, without such consent, assign its rights or obligations to an Affiliate (provided,  however no such assignment by Service Provider shall relieve Service Provider of any of its obligations under this Agreement) and (b) Service Recipient may, without such consent, assign its rights hereunder, in whole or in part, to one or more of its Affiliates (provided,  however, that no such assignment by Service Recipient shall relieve Service Recipient of any of its obligations hereunder).  Any permitted assignee shall assume all obligations of its assignor under this Agreement.  Any purported assignment in violation of this Section 11.02 shall be null and void.

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SECTION 11.03.  Amendments and Waivers.  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (a) in the case of an amendment, by Service Provider and Service Recipient and (b) in the case of a waiver, by the Party against whom the waiver is to be effective.  No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

SECTION 11.04.  Law; Dispute Resolution.

(a)  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles or rules of such state, to the extent such principles or rules are not mandatorily applicable by statute and would permit or require the application of the laws of another jurisdiction.  The Parties consent to the exclusive jurisdiction of the Federal and State courts located in the State of New York for the resolution of all disputes or controversies between the Parties which, pursuant to applicable Law, are not subject to the provisions of Section 10.11 of the Asset Purchase Agreement.  Each of the Parties (i) consents to the exclusive personal jurisdiction and venue of each such court in any suit, action or proceeding relating to or arising out of this Agreement or the Transactions; (ii) waives any objection that it may have to the laying of venue in any such suit, action or proceeding in any such court; and (iii) agrees that service of any court paper may be made in such manner as may be provided under applicable Laws or court rules governing service of process. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, AND AGREE TO CAUSE THEIR RESPECTIVE AFFILIATES TO WAIVE, THE RIGHT TO TRIAL BY JURY IN ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY RELATED AGREEMENTS OR ANY OF THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.04. Any dispute, controversy or claim arising out of or related to this Agreement, or the interpretation, application, breach, termination or validity thereof, including any claim of inducement by fraud or otherwise, will be submitted to arbitration and before submission to arbitration will be first mediated through non-binding mediation, in each case in accordance with the arbitration and mediation procedures set forth in Section 10.11 of the Asset Purchase Agreement.

(b)  Without intending to limit the remedies available to the Parties hereunder, the Parties acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or is otherwise breached or violated, and that money damages or other legal remedies would not be an adequate

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remedy for any such damages. Accordingly, the Parties agree that, without posting bond or other undertaking, the non-breaching party shall be entitled to an injunction or injunctions to prevent breaches or violations of this Agreement by the other Party and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court specified in Section 11.04(a) in addition to any other remedy to which the Parties may be entitled, at law or in equity. Each Party further agrees that, in the event of any action for an injunction or specific performance in respect of any such threatened or actual breach or violation, it shall not assert that a remedy at law would be adequate.

SECTION 11.05.  Independent Contractors.  The relationship of Service Recipient and Service Provider established by this Agreement is that of independent contractors, and nothing contained herein shall be construed to (i) subject to the last sentence of Section 8.01, give either Party any right or authority to create or assume any obligation of any kind on behalf of the other or (ii) constitute the Parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking. Nothing in this Agreement is intended to transfer the employment of employees engaged in the provision of any Service from one party to the other. All employees and representatives of Service Provider and any of its Affiliates and any Other Service Provider will be deemed for all employment related obligations, including compensation, employee benefits, Tax and social security contribution purposes to be employees or representatives of such party or its Affiliates (or their subcontractors) and not employees or representatives of Service Recipient or any of its Affiliates (or their subcontractors) and as between Service Provider and Service Recipient, Service Provider shall be responsible for all such obligations. In providing the Services, such employees and representatives will be under the direction, control and supervision of Service Provider or its Affiliates (or Other Service Provider) and not of Service Recipient.

SECTION 11.06.  Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any term or other provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid, illegal or unenforceable, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity, illegality or unenforceability, nor shall such invalidity, illegality or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

SECTION 11.07.  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that both Parties need not sign the same counterpart.  This Agreement, following its execution, may be delivered via telecopier machine or other form of electronic delivery, which shall constitute delivery of an execution original for all purposes.

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SECTION 11.08.  Further Assurances.  Each Party covenants and agrees to (and to cause its Affiliates to) (i) promptly execute and deliver such additional documents as may be reasonably requested by the other Party, and (ii) make available on a timely basis such additional information and materials as may be reasonably requested by the other Party, in each case (i) and (ii) in order to make the Services available to Service Recipient in accordance with the terms and conditions hereof and to otherwise implement or give effect to this Agreement and the matters contemplated hereby.

SECTION 11.09.  Interpretation.  The heading references herein are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. The terms “U.S. Dollars” and “$” mean lawful currency of the United States. The terms “include,” “includes” and “including” means “including, without limitation.” When a reference is made in this Agreement to an Article, a Section, an Exhibit or a Schedule, such reference shall be to an Article or a Section of, or an Exhibit or a Schedule to, this Agreement unless otherwise indicated. Time periods based on a number of days within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and, if applicable, by extending the period to the next Business Day following if the last day of the period is not a Business Day.  The term “United States” shall refer to the United States of America and its territories, including Puerto Rico.

SECTION 11.10.  Asset Purchase Agreement.  Nothing contained in the Agreement is intended or shall be construed to amend or modify in any respect, or constitute a waiver of, any of the rights and obligations of the Parties under the Asset Purchase Agreement.

SECTION 11.11.   Entire Agreement.  This Agreement, together with the Exhibits and Schedules delivered pursuant hereto (which are hereby incorporated by reference), and the Asset Purchase Agreement, the Transaction Documents and the Confidentiality Agreement, contains the entire agreement between the Parties with respect to the Transactions and supersedes all prior agreements, discussions, negotiations or understandings between the Parties not expressly set forth in this Agreement, the Exhibits and Schedules delivered pursuant hereto, the Asset Purchase Agreement, the Transaction Documents or the Confidentiality Agreement. Other than the Confidentiality Agreement entered into between the Parties, the Asset Purchase Agreement, the Transaction Documents or the Exhibits and Schedules thereto are intended to define the full extent of the legally enforceable undertakings and representations of the Parties, and no promise or representation, written or oral, which is not set forth in such Transaction Documents or the Exhibits and Schedules thereto is intended by either Party to be legally binding.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

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[remainder of page intentionally blank]

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IN WITNESS WHEREOF, the Parties have executed or caused this Agreement to be executed as of the Effective Date.

JANSSEN PHARMACEUTICALS, INC.

By:
Name:
Title: Authorized Signatory

[Signature Page to U.S. Market Transition Services Agreement]

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IN WITNESS WHEREOF, the Parties have executed or caused this Agreement to be executed as of the Effective Date.

VIVUS, INC.

By:
Name: John P. Amos
Title: Chief Executive Officer

[Signature Page to U.S. Market Transition Services Agreement]

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Exhibit A – J&J Universal Calendar

[*****]

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EXHIBIT E

TRANSITIONAL BUSINESS LICENSE AGREEMENT (CANADA)

THIS TRANSITIONAL BUSINESS LICENSE AGREEMENT (this “Agreement”) dated as of _________________ (the “Effective Date”), between VIVUS, Inc., a corporation organized under the laws of the State of Delaware (the “Licensor”), and Cilag GmbH International, a company with limited liability organized under the laws of Switzerland (the “Licensee”).  Licensor and Licensee may be referred to in this Agreement individually as a “Party,” or collectively as the “Parties.”

WHEREAS, pursuant to the Asset Purchase Agreement between Janssen Pharmaceuticals, Inc. (“Seller”) and Licensor dated as of April 30, 2018 (the “APA”), Purchaser agreed among other things to purchase (or cause one or more of its Affiliates to purchase) from Seller and certain of its Affiliates all of the Purchased Assets (as defined in the APA) and Purchaser agreed to assume all of the Assumed Liabilities (as defined in the APA), in each case upon the terms and conditions set forth in the APA;

WHEREAS, Licensee is an Affiliate of Seller; and

WHEREAS, Licensee desires to obtain a license from Licensor to conduct the Business in order to (i) carry on the manufacturing, importing, marketing, sale and distribution of the Products (as defined in the APA) after the date of this Agreement on its own account during the period when Licensor is unable to do so and (ii) to provide Licensor the opportunity to find an alternate licensee or obtain alternate sources of services necessary to allow it to operate the Business (as defined below) within a reasonable time after the Effective Date.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and subject to and on the terms herein set forth, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.           Defined Terms.  Each capitalized term used and not defined in this Agreement shall have the meaning assigned to it in the APA.  For purposes of this Agreement and unless not defined otherwise herein, the following words and phrases shall have the following meaning:

“Approved Promotional Materials” means Promotional Materials that comply in all respects with applicable Laws, including those related to prescription drug advertising and materials submitted to, and approved by, the applicable Governmental Authority.

“Business” means the business of manufacturing, importing, marketing, selling and distributing the pharmaceutical products included in the Purchased Assets, all for ultimate sale in Canada, in compliance with all applicable Law in the manner in which such activities were

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[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

previously conducted by Seller and the Divesting Entities (directly or indirectly through Third Parties on behalf of Seller and the Divesting Entities) during the Reference Period.

“Calendar Quarter” means a financial quarter based on the J&J Universal Calendar (a copy of which for the year 2018 is attached as Exhibit A); provided,  however, that (a) the first Calendar Quarter under this Agreement shall extend from the Effective Date until the last day of the first Calendar Quarter of the Term and (b) the last Calendar Quarter under this Agreement shall extend from the first day of such Calendar Quarter until the last day of the Term.

“Calendar Year” means a calendar year based on the J&J Universal Calendar (a copy of which for the year 2018 is attached as Exhibit A); provided,  however, that (a) the first Calendar Year under this Agreement shall extend from the Effective Date until the last day of the first Calendar Year of the Term and (b) the last Calendar Year under this Agreement shall extend from the first day of such Calendar Year until the last day of the Term.

“Current Promotional Materials” means any Promotional Materials used by or on behalf of Licensee or its Affiliates as set forth within the Transferred Domain Names.

“Exchange Rate” means (i) the exchange rate expressed on the last day of the Calendar Quarter as the amount of the relevant local currency per one U.S. dollar, as the case may be, published by Bloomberg on the relevant Bloomberg page or, if the Bloomberg page is not available for any reason, (ii) a comparable authoritative source proposed by Licensor and reasonably acceptable to Licensee, each on the date five (5) days prior to the date a payment is due.

“Historical Promotional Materials” means any Promotional Materials, other than Current Promotional Materials, owned by Licensee or its Affiliates and related to the Products.

“Net Economic Benefit” or “NEB” means for any particular period after the Effective Date through the conclusion of the Term, an amount equal to the difference between (i) the Net Sales of the Products during such period and (ii) the sum of (A) [*****] and (B) an amount equal to [*****] of the amount described in clause (i).

“Net Sales” means the gross amounts invoiced by Licensee, its Sublicensees and Affiliates, for the sale of Products to Third Parties in an arms-length transaction in Canada, excluding sales for compassionate use, named patient access and clinical trials, but solely wherein the excluded sales are made at wholesale costs without profit, less the following deductions, which deductions will be determined on a Product-by-Product basis and in accordance with GAAP, and except for those deductions (a) for which Licensee (or any of its Affiliates) is responsible pursuant to the APA, including pursuant to Sections 6.12(c) and 6.12(d) thereof and all Retained Liabilities, and (b) that are otherwise attributable to the sale or distribution of Products by Licensee prior to the Effective Date, as applicable:

(i)        [*****];

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[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(ii)       [*****];

(iii)      [*****];

(iv)      [*****]; and

(v)       [*****].

Net Sales shall not include sales by Licensee to its Affiliates or Sublicensees, if such sales are not at arm’s length, for resale; rather, in each such instance, Net Sales shall include the amounts invoiced or otherwise received by such Affiliate or Sublicensee for such resale of the Products to Third Parties.

“New Promotional Materials” means any new Promotional Materials intended for use for the Promotion of the Products (whether or not based in whole or in part on Current Promotional Materials or Historical Promotional Materials).

“Nordmark” means Nordmark Arzneimittel GmbH & Co. and its successors and assigns.

“Ongoing Business Expenses” means, for any period, the following business expenses of Licensee incurred during such period pursuant to the express terms hereof (i) [*****], (ii) [*****], (iii) solely for the purposes of calculating the Ongoing Business Expenses for the Quarterly Statement corresponding to the last Calendar Quarter of the Term under this Agreement, the costs [*****]; provided, that the costs referred to in this subclause (iii) shall only be payable in respect of Products with an expiration date of no fewer than [*****]; and (iv) other reasonable documented out-of-pocket business expenses of a type not incurred by Licensee or its Affiliates during the Reference Period and required to be incurred during such period in order to conduct the Business.  For the avoidance of doubt, in no event will Ongoing Business Expenses include anything deducted from Net Sales or NEB.

“Promotion” means those activities undertaken by a pharmaceutical company’s sales force to implement marketing plans and strategies aimed at encouraging the appropriate use of a particular prescription or other pharmaceutical product.  When used as a verb, “Promote” means to engage in such activities.

“Promotional Materials” means any advertising, marketing, sales and promotional materials used by or on behalf of Licensee or its Affiliates for the Promotion of the Products.

“Reference Period” means the twelve-month period prior to the Effective Date.

“Sublicensee” shall mean any Affiliates of Licensee and, as notified to and approved in writing by Licensor in advance (such approval not to be unreasonably withheld, conditioned or delayed), any Third Party sublicensee of Licensee.

“Territory” means Canada.

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[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Term” has the meaning set forth in Section 5.01.

“Third Party” means any Person other than the Parties and their respective Affiliates.

“True-Up NEB” means, for the period after the Effective Date through the conclusion of the Term, the NEB during such period determined, notwithstanding the definition thereof and of Net Sales, using the actual amounts incurred under subsections (i) through (v) of clause (b) of the definition of Net Sales, as applicable, determined based on evidence available as of [*****].

ARTICLE II

GRANT OF LICENSE

SECTION 2.01.          Grant of License.  Subject to the terms and conditions of this Agreement and as of immediately after Closing, Licensor hereby grants to Licensee during the term of this Agreement, and Licensee accepts a sole, non-transferable royalty-bearing right and license, with the right to sublicense to Sublicensees, to conduct the Business in Licensee’s own name and for Licensee’s own account, and for such purpose Licensor hereby grants Licensee a right to the full use of the Purchased Assets in relation thereto and to the benefit of its proceeds, in exchange for the Royalties (in accordance with Article 3).

SECTION 2.02.          Fit For Purpose of Business License.  Licensor agrees and confirms to make the Business, immediately after Closing, available to Licensee in a condition fit for its designated use and operation pursuant to this Agreement as it existed at Closing.

SECTION 2.03.           Conduct of Business.  Licensee shall, or shall cause one or more of its Sublicensees to, conduct the Business in a manner substantially consistent with the conduct of the Business by Seller in the Reference Period, maintaining substantially the same level of business activities (unless otherwise agreed to by the Parties); provided, however, that notwithstanding anything in this Agreement to the contrary, neither Licensee nor any of its Affiliates or Sublicensees shall have any obligation to (i) maintain any minimum level of Net Sales in respect of the Business or (ii) engage in any development, marketing, promotion, advertising, detailing or any other commercialization activities with respect to the Business that were not being conducted by Licensee or its Affiliates for the Territory during the Reference Period.  Subject to this Section 2.03, the Parties agree that Licensee, in its sole discretion, is free to conduct the Business, as it deems appropriate.

SECTION 2.04.          Compliance with Laws.  Licensee’s, and its Affiliates’ and Sublicensees’, conduct of the Business shall be in compliance in all material respects with all applicable Law, including the Food and Drugs Act (Canada) R.S.C. 1985, c. F-27 and the regulations thereunder, each as amended.

SECTION 2.05.          Governmental Authorizations. Licensee shall maintain, or shall cause its Affiliates to maintain at all times during the Term of this Agreement, at its expense, all

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[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Governmental Authorizations relating to the Business, including all Governmental Authorizations for the Products in the Territory; provided, however, that Licensee or its Affiliates shall only be required to maintain a Transferred Governmental Authorization (i) until such Transferred Governmental Authorization has been transferred by Health Canada from Licensee, or its Affiliates, to Licensor (or its designee) and (ii) if Licensor (or its designee) complies with its regulatory covenants in the APA.  For greater certainty, during the Term, while Licensee or its Affiliates are required to maintain the relevant Transferred Governmental Authorization(s), Licensee and its Affiliates shall remain responsible for all fabrication, packaging, labelling, testing, importing, distribution, and wholesaling of the Products in the Territory.

SECTION 2.06.           Co-operation of Parties.  Subject to the terms and conditions of the APA, each Party shall reasonably cooperate with the other Party to facilitate the orderly transition of the Purchased Assets and the responsibility for the conduct of the Business from Licensee to Licensor as soon as reasonably practicable, and to minimize any disruption to the other businesses of the Parties and their respective Affiliates that might result from the transactions contemplated by the APA and the Ancillary Agreements (including this Agreement).  Without limiting the generality of the foregoing the Parties shall, and shall cause their respective Affiliates to, use commercially reasonable efforts to transfer the Transferred Governmental Authorizations to Licensor (or its designee) as soon as reasonably practicable following the Closing.

SECTION 2.07.          Supply of Products.  Licensee will be responsible for procuring the supply of the Products for the Business from Affiliates or Third Party suppliers, as Licensee deems appropriate.  In the event any of the Products are, or are reasonably anticipated by Licensee to become, insufficient to satisfy market requirements in Canada and the market requirements of the Sublicensees, Licensee shall notify Licensor of such shortage or anticipated shortage together with the Licensee’s current understanding of the reason for such shortage within ten (10) Business Days of becoming aware of any such shortage.  In the event that a shortage of a Product causes Licensee to be unable to deliver such Product for sale to any customers in Canada, Licensee shall have no obligation to distribute such Product in Canada until such time as it is reasonably able to do so and Licensee shall not be liable to Licensor (or any of its Affiliates) under this Agreement for the shortage of such Product, except for any penalties or fines imposed by retailers as a result of such shortage.

SECTION 2.08.          Promotional Materials.  Prior to the Transferred Governmental Authorizations being transferred by Health Canada from Licensee (or its Affiliates) to Licensor (or its designee), Licensor may, with respect to its Promotion in Canada, only Promote or engage in Promotional activities regarding the Products in Canada if such activity has been precleared by either Ad Standards (for all Promotions directed to consumers or nonhealthcare professionals) or the Pharmaceutical Advertising Advisory Board (for Promotions directed to healthcare professionals), and only through use of the Approved Promotional Materials.  Licensee shall use its commercially reasonable efforts to assist and cooperate with Licensor in submitting to Ad Standards or Pharmaceutical Advertising Advisory Board any New Promotional Materials that require approval under applicable Laws.  Prior to the Transferred Governmental Authorizations being transferred by Health Canada from Licensee (or its Affiliates) to Licensor (or its designee),

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[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Licensor may, with respect to its Promotion in Canada, only Promote or engage in Promotional activities regarding the Products in compliance with all applicable Law, including without limitation Laws relating to labeling and Promotion, and only through use of the Current Promotional Materials.  Any documented out-of-pocket expenses incurred in connection with the activities contemplated by this Section 2.08 are the responsibility of Licensor.  After the Transferred Governmental Authorizations are transferred by Health Canada from Licensee (or its Affiliates) to Licensor, Licensor shall be fully responsible with respect to any Promotional activities it engages in with respect to the Products.

SECTION 2.09.          Consents.  Licensee and Licensor shall, and shall cause their respective Affiliates and Sublicensees to, cooperate and use reasonable best efforts to promptly obtain and maintain all consents, approvals, licenses, permits or authorizations required for the performance of obligations under this Agreement.  Licensee shall pay any out-of-pocket fee, cost or expense incurred in connection with obtaining and maintaining any consent, approval or authorization required for Licensee (or its Affiliates) to conduct of the Business, except for such fees, costs or expenses that are specifically addressed in the definition of Net Sales, NEB or Ongoing Business Expenses.  If any such consent, approval, license, permit or authorization is unable to be obtained promptly after the date of this Agreement, Licensee shall notify Licensor and the Parties shall cooperate in good faith to devise an alternative arrangement for the performance of the affected obligations under this Agreement and Licensor shall bear any additional out-of-pocket costs and expenses incurred in the performance of such alternative arrangement.

SECTION 2.10.          Use of Intellectual Property.

(a)        Licensor hereby grants to Licensee a non-exclusive, non-transferable, royalty-free, revocable, limited license, with the right to grant sublicenses through multiple tiers in accordance with this Agreement, for the Term under all Intellectual Property owned or controlled by Licensor that is required for the performance of Licensee’s obligations under this Agreement, and in furtherance of the license provided under Section 2.01 above, to use (i) the Transferred IP Rights and (ii) Licensed IP Rights that pertain to the Products (the “Licensed Materials”), for the sole purpose of performing such obligations and exercising such rights granted under Section 2.01 above.

(b)        Each use by Licensee of any of the Transferred Trademark Rights shall be preapproved by Licensor in writing and shall be in compliance with any trademark usage guidelines which may be promulgated by Licensor from time to time (including, without limitation, guidelines as to the use and display of notices which may be associated with the Transferred Trademark Rights) and provided to Licensee in writing.  Once a particular use of a Transferred Trademark Right has been approved by Licensor in writing, Licensee may continue to make identical use of the Transferred Trademark Right in the same or similar instances without obtaining further approval from Licensor, unless and until Licensor notifies Licensee to the contrary.  Licensor shall have the right to inspect Licensee’s use of the Transferred Trademark Rights, and it will constitute a material breach under Section 5.01 of this Agreement if Licensee’s

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[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

use of the Transferred Trademark Rights is in violation of this Agreement or Licensor’s trademark usage guidelines, or is otherwise disparaging to Licensor’s public image or dilutive of the goodwill symbolized by any of the Transferred Trademark Rights.  All rights in and to the Transferred Trademark Rights and the goodwill associated therewith, and symbolized thereby, shall at all times remain the property of and inure to the sole benefit of Licensor.

(c)        Except as expressly permitted by this Agreement, Licensee shall not: (i) lease, rent, loan, license, sublicense, assign, sell, pledge, charge, encumber, transfer or otherwise dispose of any Licensed Materials to any Third Party, provide service bureau, outsourcing or other services in connection with the Licensed Materials to Third Parties, or otherwise permit the use of or access to any Licensed Materials by or for the benefit of any Third Party; (ii) remove or destroy, or permit others to remove or destroy, any proprietary markings of Licensor or other parties that may appear on any components of any Licensed Materials; or (iii) modify, adapt, enhance, improve, revise or create derivative works based on any Licensed Materials.  Notwithstanding the foregoing, Licensee hereby assigns to Licensor all right, title and interest in and to all modifications, adaptions, enhancements, improvements, revisions and derivative works based on any Licensed Materials created by or on behalf of Licensee.

(d)        As between Licensor and Licensee, all Licensed Materials shall remain the exclusive property of Licensor.  Except for the rights expressly granted to Licensee hereunder, Licensor shall retain all right, title and interest in, to and under the Licensed Materials.

SECTION 2.11.          Disclaimer.  Licensee disclaims any interest in and right to any part or all of Business or the goodwill pertaining thereto, whether arising out of this Agreement, or arising in some other manner, except that Licensee shall, during and only during the term of this Agreement, enjoy the limited license rights specifically granted herein.

SECTION 2.12.          Governmental Communications.  All communications and requests received by a Party from a Governmental Authority related to or concerning the Purchased Assets, the Products or the conduct of the Business shall be immediately forwarded to the other Party for its comments.  Each Party shall copy the other Party on the responses provided to such Governmental Authority and, where possible, permit comments by the other Party on such communications prior to their submission to such Governmental Authority.  Each Party shall consider and reasonably reflect any such comments by the other Party in good faith.  Neither Party shall provide any undertakings to a Governmental Authority relating to the Purchased Assets, the Products or the conduct of the Business without the specific prior written agreement of the other Party, unless the prior written agreement would cause such Party to be in violation of any applicable Law.

SECTION 2.13.          PMPRB Compliance.  In the event that, prior to the Transferred Governmental Authorizations being transferred by Health Canada from Licensee (or its Affiliates) to Licensor (or its designee), the Products are subject to the jurisdiction of the Patented Medicine Prices Review Board (“PMPRB”), a quasi-judicial federal tribunal constituted under the Patent Act, R.S.C. 1985, c. P-4, as amended, Licensee is solely responsible as between the parties with

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respect to PMRPB compliance including the requirements of the Patent Act, R.S.C. 1985, c. P-4, reporting obligations pursuant to the Patented Medicines Regulations SOR/94-68, and the excessive pricing guidelines of the PMPRB.

ARTICLE III

ROYALTIES

SECTION 3.01.          Royalties.  In consideration of the limited license rights and licenses granted to Licensee under this Agreement, Licensee shall pay to Licensor the NEB resulting from the sale or distribution by the Licensee of the Products in Canada (collectively, the “Royalties”).

SECTION 3.02.          Invoicing.

(a)        During the Term, on a Calendar Quarter basis, Licensee shall provide Licensor with a reasonably detailed written statement (the “Quarterly Statement”) setting forth the NEB and Ongoing Business Expenses for the corresponding Calendar Quarter, including all information reasonable necessary to calculate and validate the NEB and Ongoing Business Expenses (including all components thereof).

(b)        Licensee shall provide Licensor with its good faith estimation of the Royalties for the corresponding Calendar Quarter, reasonably necessary to permit Licensor to record such amounts in its financial statements for accrual and accounting purposes, no later than five (5) Business Days following the end of each Calendar Quarter. The Quarterly Statement shall be provided no later than twenty (20) calendar days following the end of each Calendar Quarter, provided,  however, that for the last Calendar Quarter in each Calendar Year during the Term, an updated Quarterly Statement may be submitted no later than ninety (90) calendar days after the end of such Calendar Year, reflecting any adjustments required therein resulting from audits of the accounts of Licensee and its Affiliates.

(c)        If the NEB set forth in the Quarterly Statement is positive, then on the basis of such Quarterly Statement, (i) Licensor shall, within ten (10) Business Days following receipt of such Quarterly Statement send to Licensee an invoice for the NEB set forth in the Quarterly Statement conforming to such invoice guidelines as Licensee may reasonably specify (the “NEB Invoice”), and (ii) Licensee shall pay to Licensor no later than twenty (20) calendar days following delivery of the corresponding NEB Invoice by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in the NEB Invoice, the amount set forth in such NEB Invoice.

(d)        Licensee or one or more of its Affiliates shall issue and send to Licensor a consolidated invoice with each Quarterly Statement for (i) the amount of the Ongoing Business Expenses set forth in the Quarterly Statement, and (ii) if the NEB set forth in a Quarterly Statement is negative, then for such difference.  Licensor shall remit such amount to Licensee within twenty (20) days from date of delivery of the relevant invoice.

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[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e)        All payments in connection with the NEB and Ongoing Business Expenses shall be in US Dollars and the calculation of all amounts payable in connection with a Quarterly Statement shall be converted into US Dollars at the Exchange Rate.

(f)        Licensee shall keep complete and accurate books and records and documentation of Licensee’s conduct of the Business provided and reasonable supporting documentation of all charges and expenses incurred in connection with Licensee’s performance of this Agreement for a period and in a manner consistent with its current management practices or as otherwise required by applicable Law.  Licensor may reasonably request, and Licensee shall provide, any further information or documentation in order for Licensor to verify the information contained in the Quarterly Statement.

(g)        Without limitation to Section 3.02(f), if there is a significant variance from historical trends reported in the Quarterly Statement, Licensor may reasonably request, and Licensee shall provide, further information and/or documentation in order for Licensor to clarify potential sources of variance.

(h)        Notwithstanding anything in this Agreement, the U.S. Market Transition Services Agreement or the APA to the contrary, Licensee shall promptly pay, or cause to be paid, (i) all amounts that are included in clause [*****] of the definition of Net Economic Benefit, [*****] or any other Person to which payment of any such amount is required, and (ii) all amounts that are included in clause [*****] of the definition of Net Sales to the persons entitled to receive the [*****] set forth in clause [*****] of such definition and (iii) all Ongoing Business Expenses to [*****] or any other Person to which payment of such amount is required.  Each Party shall use good faith efforts to minimize the fees and charges in its performance of this Agreement.

(i)         In furtherance of subclause (iii) of the definition of “Ongoing Business Expenses”, Licensee’s Affiliate incorporated in Canada shall sell to Licensor (or its designee) all such inventories of Products held for sale in Canada then remaining and not yet sold to a Third Party upon expiration or earlier termination of the Term for cost.  The Canadian Affiliate shall issue an invoice for such amount in Canadian dollars, plus applicable Transfer Taxes (if any) to Licensor (or its designee) and such payment shall reduce the amount of the Ongoing Business Expenses for the Quarterly Statement corresponding to the last Calendar Quarter of the Term under this Agreement accordingly.

SECTION 3.03.          Disagreements.

(a)        In the event Licensor disagrees with any Quarterly Statement or any amount set forth therein, Licensor shall give Licensee notice thereof (the “Notice of Disagreement”) no later than sixty (60) days after delivery of the Quarterly Statement and shall be entitled to withhold payment of any amounts to the extent subject to a bona fide dispute.  The Notice of Disagreement shall specify in reasonable detail the nature and amount, if known, of any disagreement so asserted (the “Disputed Matters”).  During the thirty (30) day period immediately following the delivery of

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the Notice of Disagreement (the “Informal Resolution Period”), Licensee and Licensor shall seek in good faith to resolve the Disputed Matters.

(b)        If at the end of the Informal Resolution Period, the Disputed Matters have not been resolved by agreement of the Parties, either or both of the Parties may submit the Disputed Matters for review and resolution by an accounting firm jointly selected by Licensee and Licensor in writing or if the Parties are unable to agree, an independent accounting firm jointly selected by Licensee’s and Licensor’s independent certified public accountants (such firm, the “Accounting Firm”).  The Accounting Firm shall be entitled, on a reasonable and confidential basis, to audit the books, records, and accounts of Licensee and its Affiliates related to such matter in dispute and to make a final determination of the amounts to be properly set forth on the applicable Quarterly Statement(s), and shall use such determination to prepare revised Quarterly Statement(s) as necessary to reflect the Accounting Firm’s determination in accordance with this Agreement, which determination and final Quarterly Statement(s) shall be final and binding on the Parties, from and after their delivery to the Parties by the Accounting Firm, it being understood that any such values shall be only within the range of the amounts proposed by Licensor and Licensee in the course of such audit and that in making its determination the Accounting Firm will be acting as an expert and not as an arbitrator; provided, however, the scope of such determination by the Accounting Firm shall be limited to (i) those matters that remain in dispute and that were included in the Notice of Disagreement, (ii) whether, for each piece of information or calculation on the Quarterly Statement(s), as the case may be, such information was accurate or such calculation was performed in accordance with this Agreement and (iii) whether there were mathematical or factual errors in the Quarterly Statement(s), as the case may be, and the Accounting Firm is not authorized or permitted to make any other determination.  Without limiting the generality of the foregoing, the Accounting Firm is not authorized or permitted to make any determination as to any representation or warranty in this Agreement or as to compliance by Licensee or any Affiliate with any of the covenants in this Agreement (other than the compliance by Licensee with any payment and reporting provisions of this Agreement to the extent such compliance is the subject of any dispute being resolved in accordance with this Section 3.03).

(c)        If, following resolution of the matter in dispute under this Section 3.03, the amount shown on any Quarterly Statement(s) indicates that a Party has overpaid or underpaid the other Party for the applicable period, then the amount of such underpayment or overpayment, as the case may be, plus interest on such amount accrued from the required date of payment of the original Quarterly Statement at an annual rate equal to [*****] shall be taken into account on the Quarterly Statement for the Calendar Quarter in which such matter was resolved for purposes of calculating the NEB and the Ongoing Business Expenses for such Quarterly Statement; provided, however, that if such matter is resolved following the expiration of the last Calendar Quarter to occur during the Term, then such amount, together with interest thereon as provided herein, shall be due and payable by the applicable Party no later than ten (10) Business Days following the date on which such matter was resolved as provided herein.  The fees, costs and expenses of the Accounting Firm with respect to the resolution of any Disputed Matters shall be allocated and borne by Parties based on the inverse of the percentage that the Accounting Firm’s determination (before such allocation) bears to the total amount of the total items in dispute as originally

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submitted to the Accounting Firm.  For example, should the items in dispute total in amount to one thousand dollars ($1,000) and the Accounting Firm awards six hundred dollars ($600) in favor of Licensor’s position, forty percent (40%) of the costs of its review would be borne by Licensor and sixty percent (60%) of the costs would be borne by Licensee.

SECTION 3.04.          NEB True-Up.

(a)        Licensee shall provide Licensor with a written statement (the “True-Up NEB Statement”) setting forth the True-Up NEB no later than [*****].

(b)        If the True-Up NEB set forth on the True-Up NEB Statement is greater than the aggregate amount of NEB paid by Licensee to Licensor with respect to the Term (such amount paid by the Licensee, the “Estimated NEB”), Licensee shall include with such True-Up NEB Statement an invoice for the difference between the True-Up NEB and the Estimated NEB conforming to such invoice guidelines as Licensee may reasonably specify (the “True-Up NEB Invoice”), and Licensee shall pay to Licensor, no later than twenty (20) calendar days following delivery of the corresponding True-Up NEB Invoice by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in the True-Up NEB Invoice, the amount set forth in such True-Up NEB Invoice.

(c)        If the True-Up NEB set forth on the True-Up NEB Statement is less than the Estimated NEB, then Licensee or one or more of its Affiliates shall issue and send to Licensor a consolidated invoice for the difference, and Licensor shall remit such amount to Licensee within twenty (20) days from date of delivery of the relevant invoice.

(d)        The True-Up NEB Statement will be subject to the disagreement provisions, procedures and information access rights of 3.03, mutatis mutandis.

SECTION 3.05.           Offsetting.  Any Party may offset any amount due to it or any of its Affiliates against any payment due under this Agreement in the event that the other Party or any of its Affiliates fails to remit payment that is not subject to a bona fide dispute between the Parties as to whether such payment is due to the first Party or any of its Affiliates in full within sixty (60) days following the applicable time period for payment thereof.

SECTION 3.06.          Misdirected Receipts.  In the event that, on or after the date of this Agreement, either Party shall receive any payments or other funds due to the other pursuant to the terms hereof, the APA or otherwise, then the Party receiving such funds shall promptly forward such funds to the proper Party.  The Parties acknowledge that there is no right of offset regarding such payments and a Party may not withhold funds received from Third Parties for the account of the other Party in the event there is a dispute regarding any other issue under this Agreement.

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[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE IV

TAXES

SECTION 4.01.          Taxes.

(a)        As of the Effective Date, each of Licensor and Licensee is a non-registered non-resident of Canada (and is not deemed to be a resident of Canada) for purposes of the Excise Tax Act (Canada).   If Licensee is required to pay any goods and services, harmonized sales, value added, sales, use, and other similar Taxes levies and charges (other than income or branch Taxes of the Licensee) imposed by applicable Taxing Authorities attributable to the Royalties paid by Licensee, it should use commercially reasonable efforts to recover, obtain credit for or claim a refund of any such Taxes; in the event that such Taxes are not so recovered by, credited to or refunded to Licensee, Licensor shall reimburse Licensee for such Taxes.

(b)        Licensee will make all payments to Licensor under this Agreement without deduction or withholding for Taxes except to the extent that any such deduction or withholding is required by law in effect at the time of payment.  If any Tax is required to be withheld on amounts payable under this Agreement, Licensee shall withhold such amounts and the withheld amounts will be paid by Licensee to the appropriate Governmental Authority.  If any such Tax is assessed against Licensee, then Licensor will indemnify and hold harmless Licensee from and against such Tax.  Licensee and Licensor will cooperate with respect to all documentation required by any taxing authority or reasonably requested by Licensee to secure a reduction in the rate of any applicable withholding Taxes.

ARTICLE V

TERM AND TERMINATION

SECTION 5.01.          Term.  This Agreement will commence on the date hereof and continue until the earlier of (i) [*****] or (ii) termination in accordance with Section 5.01 (the “Term”); provided, however, that the Term may be extended by the mutual agreement of the Parties to transition the Business as soon as possible or if there has been a delay in Health Canada issuing the drug establishment license to the Licensor; provided, further, that such agreement to extend the Term shall not be unreasonably withheld or delayed by either Party.  Notwithstanding the foregoing, in no event shall the Term exceed the date that is [*****].

SECTION 5.02.          Early Termination.  This Agreement may be terminated at any time by mutual written agreement of Licensor and Licensee.  Either Party may immediately terminate this Agreement, in whole or in part, upon the material breach of this Agreement by the other Party if such material breach has not been cured within thirty (30) days after written notice thereof to the Party in material breach.  Except as otherwise agreed to by the Parties, Licensor may, on thirty (30) days’ prior written notice to Licensee thereof, terminate this Agreement with the Licensee at any time with or without cause.

12

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SECTION 5.03.          Effect of Termination/Expiration.

(a)        The limited license rights and licenses granted to Licensee under this Agreement will terminate with upon the expiration or earlier termination of the Term.  Upon such termination or expiration, Licensee will no longer make any use of any rights related to the Business.  The Business and the goodwill associated therewith, are the exclusive property of Licensor and the use of such Business, and the goodwill arising there from, shall inure to the benefit of Licensor.  Notwithstanding anything to the contrary contained herein, any account receivables from sales of Products made by Licensee, existing as of the expiration of the Term or created thereafter based on sales of Products made by Licensee during the Term under this Agreement, shall not be transferred to Licensor (but shall be retained by Licensee) and Licensee shall be entitled to collect such account receivables for its own account; provided, however, that the foregoing shall not apply for any such invoice for which Licensee shall not have delivered the relevant Product to the customer and Licensor instead makes such delivery, and provided further, for the avoidance of doubt, that all such accounts receivable collected by Licensee shall be taken into account in computing NEB.

(b)        The expiration or termination of this Agreement, in whole or in part, for any reason will not (i) release either Party from any liability which at such time has already accrued or which thereafter accrues from a breach or default prior to such expiration or termination, or (ii) affect in any way the survival of any other right, duty or obligation of either Party which is expressly stated in this Agreement to survive.

ARTICLE VI

LIMITATION ON LIABILITY

SECTION 6.01.          Limitation on Liability.

(a)        Notwithstanding anything to the contrary contained herein, neither Licensee nor any of its Affiliates or Sublicensees shall have any liability to Licensor or its Affiliates for any losses arising or resulting from, in respect of, or involving the performance of Licensee, its Affiliates or its Sublicensees under this Agreement in excess of the aggregate amount received by Licensee from Licensor under this Agreement, except for losses resulting from the gross negligence, fraud or intentional misconduct by Licensee or its Affiliates in the performance of this Agreement.  With respect to any such losses described in the immediately preceding sentence, except for fraud, intentional misrepresentation or willful breach, Licensor agrees that it shall only seek to recover such losses from or against Licensee or Seller, and Licensor hereby waives the right to seek to recover losses from, or equitable remedies against, any director, officer or employee of Licensee or any of its Affiliates (other than Seller). For the avoidance of doubt, Licensee (or its applicable Affiliate) shall be responsible for the payment of invoices received from Third Party trade creditors in connection with the performance of its obligations to conduct the Business hereunder.

13

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)        NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, WITH THE EXCEPTION OF RELIEF MANDATED BY STATUTE, (I) NO PARTY TO THIS AGREEMENT SHALL BE LIABLE TO OR OTHERWISE RESPONSIBLE TO THE OTHER PARTY OR ANY AFFILIATE OF THE OTHER PARTY FOR LOST REVENUES OR PROFITS OR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES THAT ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE PERFORMANCE OR BREACH HEREOF OR ANY LIABILITY RETAINED OR ASSUMED HEREUNDER UNLESS SUCH LOST REVENUES OR PROFITS OR DAMAGES ARE THE NATURAL, PROBABLE AND REASONABLY FORESEEABLE RESULT OF THE EVENT THAT GAVE RISE TO THE CLAIM FOR INDEMNIFICATION, INCLUDING DIRECT DAMAGES UNDER APPLICABLE LAW, AND (II) NO PARTY TO THIS AGREEMENT SHALL BE LIABLE TO OR OTHERWISE RESPONSIBLE TO THE OTHER PARTY OR ANY AFFILIATE OF THE OTHER PARTY FOR PUNITIVE, EXEMPLARY OR MULTIPLIED DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT BE CONSTRUED TO PRECLUDE RECOVERY OF SUCH LOST REVENUES OR PROFITS OR DAMAGES THAT ARE PAID OR REQUIRED TO BE PAID BY AN INDEMNIFIED PARTY TO AN UNRELATED THIRD PARTY.

ARTICLE VII

INDEMNIFICATION

SECTION 7.01.         Licensor hereby agrees to defend, indemnify and hold Licensee and the Sublicensees, and its and their respective Affiliates and its and their respective officers, directors, employees, agents, auditors, consultants, financial advisers and other representatives, harmless from and against any and all claims, actions, suits, losses, demands, damages, costs and expenses (including reasonable attorneys’ fees) of every kind, nature, or description (“Losses”) brought by a Third Party in connection with, arising out of or related to  Licensor’s or any of its Affiliates’ fraud, intentional misconduct, gross negligence or violation of Law in the performance of this Agreement, or breach of this Agreement, except those Losses arising out of Licensee’s or any of its Affiliates’ fraud, intentional misconduct, negligence or violation of Law in the performance of this Agreement, or breach of this Agreement.

SECTION 7.02.          Licensee hereby agrees to defend, indemnify and hold Licensor and its Affiliates and its and their respective officers, directors, employees, agents, auditors, consultants, financial advisers and other representatives, harmless from and against any and all Losses brought by a Third Party in connection with or arising out of or related to Licensee’s or any of its Affiliates’ fraud, intentional misconduct, gross negligence or violation of Law in the performance of this Agreement, or breach of this Agreement, except those Losses arising out of Licensor’s or any of its Affiliates’ fraud, intentional misconduct, negligence or violation of Law in the performance of this Agreement, or breach of this Agreement.

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[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SECTION 7.03.          All claims for indemnification under Section 7.01 or 7.02 above shall be asserted and resolved pursuant to procedures equivalent to the indemnity procedures set forth in Sections 8.03 and 8.04 of the APA.

SECTION 7.04.          Representations and Warranties.  Each Party represents and warrants to the other Party that as of the date of this Agreement: (a) it has the capacity and authority to enter into this Agreement; (b) the Persons entering into this Agreement on its behalf have been duly authorized to do so; and (c) this Agreement and the obligations created hereunder are binding upon it and enforceable against it in accordance with their terms (subject to applicable principles of equity) and do not and will not violate the terms of any other material agreement, or any judgment or court order, to which it is bound.

ARTICLE VIII

DEVELOPMENTS; CONFIDENTIALITY

SECTION 8.01.          During the Term, all data developed by Licensee solely from the promotion, marketing, selling and/or supplying of the Products to customers and/or Third Parties in connection with the Business shall be deemed confidential and will be the sole property of Licensor and Licensee hereby assigns all right, title and interest in and to such data to Licensee, and will not be used or disclosed by Licensee, its distributor and/or sub-distributor without the prior express written consent of Licensor, except for purposes of performing this Agreement or as otherwise expressly set forth herein.  Licensor shall not disclose to any person or entity, or permit to be disclosed by any of its employees, officers, directors or agents, any confidential information of Licensee except for disclosures authorized in writing by appropriate officers of Licensee.  This paragraph shall survive termination of this Agreement.

SECTION 8.02.          Confidential Information.  As used herein, “Confidential Information” means all confidential or proprietary information given to one Party by the other Party, or otherwise properly acquired by such Party, in each case in connection with this Agreement, relating to such other Party or any of its Affiliates, including information regarding any of the products of such other Party or any of its Affiliates, information regarding its sales, advertising, distribution, marketing or strategic plans or information regarding its costs, productivity, manufacturing processes or technological advances and the terms of this Agreement.  Neither Party will use or disclose to any Person (or permit the use or disclosure of) any Confidential Information of the other Party (except to comply with its obligations and receive the benefit of Licensee’s conduct of the Business under this Agreement) and each Party will ensure that its and its Affiliates’ respective Representatives will not use or disclose to Third Parties any Confidential Information (except to comply with its obligations and receive the benefit of Licensee’s conduct of the Business under this Agreement) and upon the termination of this Agreement will return to the other Party or destroy all Confidential Information in written form except as necessary for corporate record keeping or legal archive purposes; provided,  however, that the foregoing shall not require either Party to destroy any electronic copies of the other Party’s Confidential Information that were automatically-generated for disaster recovery purposes that

15

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

cannot be destroyed without undue effort and to which access is limited.  The receiving Party shall, and shall cause its Affiliates and their respective Representatives to, protect the Confidential Information of the disclosing Party by using the same degree of care to prevent the unauthorized disclosure of such as the receiving Party uses to protect its own confidential information of a like nature, but in any event no less than a reasonable degree of care.  Confidential Information will not include information that (i) was already known to the receiving party at the time of its receipt thereof or is independently developed by the receiving Party, in each case without reference to or use of the Confidential Information, (ii) is disclosed to the receiving Party after its receipt thereof by a Third Party who, the receiving Party in good faith believes, has a right to make such disclosure without violating any obligation of confidentiality or (iii) is or becomes part of the public domain through no fault of the receiving Party in violation of this Agreement or the APA.  If Confidential Information of a Party is required to be disclosed by law, regulation, or court order, the other Party must first (to the extent permissible under applicable Law or the rules governing such proceeding) notify such Party and permit such Party an opportunity to seek an appropriate protective order or other confidential treatment thereof.  Notwithstanding the foregoing, all information regarding the Business, included in the Purchased Assets, and generated for the Licensor in connection with the performance of Licensee’s obligations under this Agreement shall be deemed to be the Confidential Information of Licensor regardless of Licensee’s prior knowledge of such information, receipt of such information from a Third Party, or independent development of such information.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01.           Agreement Coordinators.  Unless otherwise set forth on Exhibit B, within three (3) Business Days after the Effective Date, each Party shall designate in writing a representative to act as the primary contact person with respect to all issues arising out of the performance of obligations under this Agreement and to facilitate the performance of this Agreement (each, an “Agreement Coordinator”).  The Agreement Coordinators shall hold review meetings with each other by telephone or in person, as mutually agreed upon, acting reasonably, at reasonable intervals to be agreed by the Agreement Coordinators, to discuss (i) the performance of obligations under this Agreement, (ii) issues relating to performance of obligations under this Agreement, (iii) any problems identified with the performance of obligations under this Agreement, (iv) to the extent changes in the obligations required to be performed under this Agreement have been agreed upon by the Parties, the implementation of such changes and (v) any upcoming projects or activities within Licensee’s organization, processes or systems that may cause changes or otherwise impact delivery, method or location of performance of obligations under this Agreement.  The names and contact information of each Party’s initial Agreement Coordinators are set forth in Exhibit B.  Each Party may replace its Agreement Coordinator at any time upon prior written notice to the other Party.  Each Party may treat an act of the other Party’s Agreement Coordinator as an act authorized by such other Party.

16

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SECTION 9.02.          Notices.  Any notice, request, instruction or other communication to be given hereunder by either Party to the other Party shall be in writing and delivered in the manner and to the address of the applicable Party as set forth in Section 10.01 of the APA.

SECTION 9.03.          Assignment; Beneficiaries.  Neither Party to this Agreement may assign any of its rights or obligations under this Agreement, including by sale of stock, operation of Law in connection with a merger or sale of substantially all of the assets, without the prior written consent of the other Party, except that (a) Licensee may, without such consent, assign its rights or obligations to an Affiliate (provided, however no such assignment by Licensee shall (i) relieve Licensee of any of its obligations under this Agreement or (ii) be permitted without Licensor’s prior written consent to the extent such assignment would have the effect of increasing withholding of Taxes on amounts payable under this Agreement) and (b) Licensor may, without such consent, assign its rights hereunder, in whole or in part, to one or more of its Affiliates (provided, however, that no such assignment by Licensor shall relieve Licensor of any of its obligations hereunder).  Any permitted assignee shall assume all obligations of its assignor under this Agreement.  Any purported assignment in violation of this Section 9.03 shall be null and void.

SECTION 9.04.           Independent Contractors.  The relationship of Licensee and Licensor established by this Agreement is that of independent contractors, and nothing contained herein shall be construed to (i) give either Party any right or authority to create or assume any obligation of any kind on behalf of the other Party or (ii) constitute the Parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking.  Nothing in this Agreement is intended to transfer the employment of employees engaged in the conduct of the Business from one Party to the other Party.  All employees and representatives of Licensee will be deemed for all employment related obligations, including compensation, employee benefits, Tax and social security contribution purposes to be employees or representatives of Licensee or its Affiliates and not employees or representatives of Licensor or any of its Affiliates and as between Licensee and Licensor, Licensee shall be responsible for all such obligations.  In conducting the Business, such employees and representatives will be under the direction, control and supervision of Licensee or its Affiliates and not of Licensor.

SECTION 9.05.          Force Majeure.  The Parties shall be relieved of their obligations hereunder, if and to the extent that an event caused by circumstances beyond the reasonable control of either Party, which by its nature could not have been foreseen by such Party, or, if it could have been foreseen, was unavoidable, including the following events: war, terrorist act, riot, fire, explosion, accident, flood, sabotage, national defense requirements, labor strike, lockout or injunction, or any other event beyond the reasonable control and, in each case, without the fault or negligence of such Party (each a “force majeure event”).  The Party thus hindered or whose performance is otherwise affected shall promptly give the other Party notice thereof and shall use commercially reasonable efforts to remove or otherwise address the impediment to action as soon as practicable and to promptly resume performance of its obligations hereunder; provided that Licensee and its Affiliates shall not be required to settle a labor dispute other than as it may determine in its sole judgment.  Licensor shall have the right to immediately terminate this Agreement in the event that Licensee is unable to meet its obligations due to a force majeure event

17

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

lasting or anticipated to last longer than thirty (30) days.  Licensor shall be entitled to, at Licensor’s option, an extension of the Term of this Agreement for the period of any such delay and an equitable abatement of any fees for the period during which Licensee’s obligations hereunder are not performed.

SECTION 9.06.          Amendments and Waivers.  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (a) in the case of an amendment, by Licensee and Licensor and (b) in the case of a waiver, by the Party against whom the waiver is to be effective.  No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

SECTION 9.07.          Governing Law; Disputes; Waiver of Jury Trial.

(a)        This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles or rules of such state, to the extent such principles or rules are not mandatorily applicable by statute and would permit or require the application of the laws of another jurisdiction.  The Parties consent to the exclusive jurisdiction of the Federal and State courts located in the State of New York for the resolution of all disputes or controversies between the Parties which, pursuant to applicable Law, are not subject to the provisions of Section 10.11 of the APA.  Each of the Parties (i) consents to the exclusive personal jurisdiction and venue of each such court in any suit, action or proceeding relating to or arising out of this Agreement or the Transactions; (ii) waives any objection that it may have to the laying of venue in any such suit, action or proceeding in any such court; and (iii) agrees that service of any court paper may be made in such manner as may be provided under applicable Laws or court rules governing service of process.  THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, AND AGREE TO CAUSE THEIR RESPECTIVE AFFILIATES TO WAIVE, THE RIGHT TO TRIAL BY JURY IN ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY RELATED AGREEMENTS OR ANY OF THE TRANSACTIONS.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.07.  Any dispute, controversy or claim arising out of or related to this Agreement, or the interpretation, application, breach, termination or validity thereof, including any claim of inducement by fraud or otherwise, will be submitted to arbitration and before submission to arbitration will be first mediated through non-binding mediation, in each case in accordance with the arbitration and mediation procedures set forth in Section 10.11 of the APA.

18

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)        Without intending to limit the remedies available to the Parties hereunder, the Parties acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or is otherwise breached or violated, and that money damages or other legal remedies would not be an adequate remedy for any such damages.  Accordingly, the Parties agree that, without posting bond or other undertaking, the non-breaching party shall be entitled to an injunction or injunctions to prevent breaches or violations of this Agreement by the other Party and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court specified in Section 9.07(b) in addition to any other remedy to which the Parties may be entitled, at law or in equity.  Each Party further agrees that, in the event of any action for an injunction or specific performance in respect of any such threatened or actual breach or violation, it shall not assert that a remedy at law would be adequate.

SECTION 9.08.          Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any term or other provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid, illegal or unenforceable, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity, illegality or unenforceability, nor shall such invalidity, illegality or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

SECTION 9.09.          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that both Parties need not sign the same counterpart.  This Agreement, following its execution, may be delivered via telecopier machine or other form of electronic delivery, which shall constitute delivery of an execution original for all purposes.

SECTION 9.10.          Interpretation.  The heading references herein are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The terms defined in the singular have a comparable meaning when used in the plural, and vice versa.  The terms “U.S. Dollars” and “$” mean lawful currency of the United States.  The terms “include,” “includes” and “including” means “including, without limitation.” When a reference is made in this Agreement to an Article, a Section, an Exhibit or a Schedule, such reference shall be to an Article or a Section of, or an Exhibit or a Schedule to, this Agreement unless otherwise indicated.  Time periods based on a number of days within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends

19

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

and, if applicable, by extending the period to the next Business Day following if the last day of the period is not a Business Day.  The term “Canada” shall refer to Canada, including all of its provinces and territories.

SECTION 9.11.          Asset Purchase Agreement.  Nothing contained in the Agreement is intended or shall be construed to amend or modify in any respect, or constitute a waiver of, any of the rights and obligations of the Parties under the APA.

SECTION 9.12.          Entire Agreement.  This Agreement, together with the Exhibits and Schedules delivered pursuant hereto (which are hereby incorporated by reference), and the Asset Purchase Agreement, the Transaction Documents and the Confidentiality Agreement, contains the entire agreement between the Parties with respect to the Transactions and supersedes all prior agreements, discussions, negotiations or understandings between the Parties not expressly set forth in this Agreement, the Exhibits and Schedules delivered pursuant hereto, the Asset Purchase Agreement, the Transaction Documents or the Confidentiality Agreement.  Other than the Confidentiality Agreement entered into between the Parties, the Asset Purchase Agreement, the Transaction Documents or the Exhibits and Schedules thereto are intended to define the full extent of the legally enforceable undertakings and representations of the Parties, and no promise or representation, written or oral, which is not set forth in such Transaction Documents or the Exhibits and Schedules thereto is intended by either Party to be legally binding.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

SECTION 9.13.           Further Assurances.  Each Party covenants and agrees to (and to cause its Affiliates to) (i) promptly execute and deliver such additional documents as may be reasonably requested by the other Party, and (ii) make available on a timely basis such additional information and materials as may be reasonably requested by the other Party, in each case (i) and (ii) in order to permit the Licensee to conduct the Business in accordance with the terms and conditions hereof and to otherwise implement or give effect to this Agreement and matters contemplated hereby.

[Remainder of page intentionally blank]

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[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.

VIVUS, INC.

By:
Name: John P. Amos
Title: Chief Executive Officer

[Signature Page to Transitional Business License Agreement]

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.

CILAG GMBH INTERNATIONAL

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Transitional Business License Agreement]

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit A – J&J Universal Calendar

[*****]

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit B – Agreement Coordinators

Licensor’s Agreement Coordinator: Ken Suh President and CEO, Willow Biopharma Inc. 8865 Woodbine Avenue, Unit D, Suite 137 Markham, ON L3R 5G1 Email: [*****] Tel: [*****]	Licensee’s Agreement Coordinator: [NAME] [ADDRESS] [TELEPHONE NUMBER] [E-MAIL ADDRESS]

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT F

LONG TERM COLLABORATION AGREEMENT

This LONG TERM COLLABORATION AGREEMENT (this “Agreement”), effective as of the Closing Date (the “Effective Date”), is made by and between Johnson & Johnson Health Care Systems Inc., a New Jersey corporation (“HCS”) acting on behalf of Janssen Pharmaceuticals Inc. (“Janssen”), and Vivus, Inc., a Delaware corporation (“PURCHASER”).  HCS and PURCHASER are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”  All capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings assigned to them in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, pursuant to that certain Asset Purchase Agreement dated as of ________, (the “Purchase Agreement”), PURCHASER agreed to purchase from Janssen certain pharmaceutical products assigned the NDCs listed on Exhibit A hereto (the “Products”); and

WHEREAS, for a period after the Effective Date, the Products will continue to be manufactured,  and PURCHASER is permitted to sell the existing inventory of Products, bearing labeler code 50458 (“Labeler Code 50458”), which is held by Janssen; and

WHEREAS, certain pricing and sales data with respect to the Products is required to be reported and certified to the Centers for Medicare & Medicaid Services (“CMS”) and certain rebates with respect to utilization of the Products by Medicaid recipients (“Medicaid Rebates”) are required to be paid to state Medicaid agencies; and

WHEREAS, certain pricing and sales data with respect to the Products are required to be reported and certified to certain state agencies and certain rebates with respect to utilization of the Products under state supplemental rebate agreements and agreements with state pharmaceutical assistance programs (“State Rebates”) are required to be paid to such state agencies; and

WHEREAS, certain coverage gap discounts with respect to utilization of the Products by Medicare Part D beneficiaries in the coverage gap (“Coverage Gap Discounts”) are required to be paid to Medicare Part D plans and Medicare Advantage plans with prescription drug coverage under the Coverage Gap Discount Program (the “Coverage Gap Discount Program”), as required by 42 U.S.C. § 1860D-14A, the Medicare Coverage Gap Discount Program Agreement, and any applicable guidance from CMS (collectively, the “Applicable Coverage Gap Discount Program Law”) between HCS and the Secretary of Health and Human Services; and

WHEREAS, the Products must continue to be listed on Janssen’s Federal Supply Schedule (“FSS”) contract until PURCHASER can transition the Products onto its FSS and certain pricing and sales data with respect to the Products is required to be reported and certified to the Department

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

of Veterans Affairs (“DVA”) for non-Federal Average Manufacturer Price (“non-FAMP”) or Federal Ceiling Price (“FCP”) reporting as required by 38 U.S.C. § 8126; and

WHEREAS, certain rebates with respect to utilization of the Products under the TRICARE Retail Pharmacy Refunds Program (“TRICARE Program”) are required to be paid to the Department of Defense, Defense Health Agency (“DHA”), as required by 10 U.S.C. § 1074g and any applicable guidance from DHA (collectively, the “Applicable TRICARE Program Law”) between HCS and the DHA; and

WHEREAS, HCS performs certain services on behalf of Janssen with respect to the payment of Medicaid Rebates, State Rebates, TRICARE rebates, and Coverage Gap Discounts; and

WHEREAS the Parties desire to cooperate in the reporting and certification of pricing and sales data and the payment of rebates and discounts under such programs, all on the terms set forth herein;

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.         Data Exchange.

(a)        HCS shall, no later than [*****] after the Effective Date occurs, provide to PURCHASER the following information, as contemplated in 42 U.S.C. § 1396r-8, 42 C.F.R. Part 447, the National Medicaid Rebate Agreement, and/or any applicable guidance from CMS (collectively, “Applicable Medicaid Rebate Law”) with respect to each Product, in a format mutually agreeable to both Parties: (i) baseline Average Manufacturer Price (“AMP”), (ii) baseline CPI-U, (iii) FDA approval date, and (iv) original market date.

(b)        In order for HCS or its Affiliates to incorporate any lagged data which impacts best price realized determined by HCS prior to the Effective Date, PURCHASER shall, no later than the [*****] of each month after the Effective Date, provide to HCS, with respect to each Product, in a format mutually agreeable to both Parties, any transactional data related to a Product sale in PURCHASER’s possession that could reasonably be expected to affect the best price realized for a Product, prior to the Effective Date.

(c)        For so long as Medicaid price reporting is required under Applicable Medicaid Rebate Law for any Product manufactured bearing Labeler Code 50458 (the “Labeler Code 50458 Reporting Period”), HCS shall, as soon as reasonably possible but no later than [*****] after the Effective Date provide to PURCHASER all transactional data in HCS’ possession necessary for PURCHASER to perform the required government price calculations.

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(d)        During the Labeler Code 50458 Reporting Period, PURCHASER shall notify HCS within [*****] of any change to the Products’ innovator drug status under Applicable Medicaid Rebate Law.

(e)        The Parties shall cooperate with respect to the Products, and to ensure that in the transition of price calculation responsibilities from HCS or its Affiliates to PURCHASER, all dates of service are accounted for.

2.         Price Reporting and Certification.

During the Labeler Code 50458 Reporting Period:

(a)        No later than [*****] prior to the applicable CMS reporting deadline, beginning with the month in which the Effective Date occurs, PURCHASER shall calculate and submit to HCS the Monthly Drug Data Reporting (“DDR”) Submission (the “Monthly DDR Submission”, as defined below) with respect to each Product bearing Labeler Code 50458, in the format required for submission into the CMS DDR system.  For purposes of this Agreement, “Monthly DDR Submission” means, with respect to each Product bearing Labeler Code 50458 and for a given month, (i) monthly AMP and (ii) monthly AMP Units as defined under Applicable Medicaid Rebate Law.

(b)        No later than [*****] prior to the applicable CMS reporting deadline, beginning with the quarter (as determined in accordance with the Johnson & Johnson Universal Calendar for the applicable fiscal year, attached for illustrative purposes as Exhibit C to the Purchase Agreement) in which the Effective Date occurs, PURCHASER shall calculate and submit to HCS the Quarterly DDR Submission (as defined below) with respect to each Product bearing Labeler Code 50458, in the format required for submission into the CMS DDR system.  For purposes of this Agreement, “Quarterly DDR Submission” means, with respect to each Product bearing Labeler Code 50458 and for a given calendar quarter, (i) quarterly AMP, (ii) quarterly AMP Units, (iii) best price achievable, (iv) nominal price sales, and (v) customary prompt pay discounts.

(c)        No later than [*****] prior to the applicable CMS reporting deadline, beginning with the month in which the Effective Date occurs, PURCHASER shall, with respect to each Product bearing Labeler Code 50458, delegate signing authority to HCS for purposes of DDR submissions, in the form of Exhibit B (the “Medicaid Delegation of Signature Authority for Certification”).  PURCHASER shall provide HCS with a Medicaid Delegation of Signature Authority for Certification on a yearly basis, or as otherwise required, no later than [*****] prior to the expiration of the previous year’s Medicaid Delegation of Signature Authority, until HCS is no longer required to make submissions under Applicable Medicaid Rebate Law with respect to the Products.

(d)        PURCHASER agrees that it shall include with each Monthly DDR Submission or Quarterly DDR Submission a certification in the form of Exhibit C (the “Medicaid Submission Certification”).

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e)        Upon the timely receipt of a Monthly DDR Submission as described in Section 2(a), a Quarterly DDR Submission as described in Section 2(b), or a revision thereto as described in Section 3(b) and the accompanying Medicaid Submission Certification described in Section 2(d) from PURCHASER, HCS shall enter the information contained in the submission into the CMS DDR system by the deadline specified under Applicable Medicaid Rebate Law.

(f)        To the extent reporting is required by the entity identified by the NDC labeler code, PURCHASER shall, no later than [*****] prior to the applicable reporting deadline and beginning with the quarter in which the Effective Date occurs, provide to HCS, in a format mutually agreed upon by the Parties, all data with respect to each Product bearing Labeler Code 50458 for such calendar quarter required by states to enable HCS to comply with HCS’s state price reporting requirements under all applicable state Laws or state Medicaid supplemental rebate contracts, including, but not limited to, the Laws and contracts governing the programs listed in Exhibit E.  HCS shall provide to PURCHASER suggested file formats, layouts, and certification forms for submission of such data as soon as reasonably practicable.  HCS shall, in the timeframes required under applicable Law, report all required price information, whether required under contract or under state Law.

3.         Revisions of Reported Information.

(a)        HCS shall or shall cause its Affiliates to calculate, submit and certify to CMS any necessary revisions of Monthly DDR Submissions or Quarterly DDR Submissions previously calculated by HCS or its Affiliates relating to periods prior to the month and quarter in which the Effective Date occurs with respect to the Products bearing Labeler Code 50458, in each case as soon as reasonably practicable after HCS determines that submission of such revisions is necessary.  HCS shall notify PURCHASER within [*****] of any submission by HCS or its Affiliates to CMS of any restatement of such Products’ Baseline AMP as defined under Applicable Medicaid Rebate Law.  Such notification shall include copies of the revised monthly or quarterly DDR submissions.

(b)        PURCHASER shall calculate, submit and certify to HCS any necessary revisions of Monthly DDR Submissions or Quarterly DDR Submissions previously submitted by PURCHASER to HCS pursuant to Section 2(a) or 2(b), in each case as soon as reasonably practicable after PURCHASER determines that submission of such revisions is necessary.  Each such revised submission shall be accompanied by a Medicaid Submission Certification, as described in Section 2(d).

(c)        HCS shall or shall cause its Affiliates to calculate and submit to DVA any necessary revisions of FSS Submissions (including non-FAMPs or FCPs) previously calculated by HCS or its Affiliates with respect to the Products.  HCS shall notify PURCHASER within [*****] of any submission by HCS or its Affiliates to DVA of any revision of an FSS Submission that impacts the 2018 Federal Ceiling Price.  Such notification shall include copies of the revised FSS Submissions.

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(d)        PURCHASER shall calculate, submit and certify to HCS any necessary revisions of FSS Submissions previously submitted by PURCHASER to HCS pursuant to Section 6(d).

4.         Medicaid Rebate Management.

(a)        HCS shall notify CMS as appropriate once PURCHASER, as owner of the Products, will be calculating the information submitted through the DDR system with respect to the Products, and the differences in the Parties’ methodologies for calculating such information may result in variances in the information reported.

(b)        Based on Applicable Medicaid Rebate Law, and based on the Unit Rebate Amount confirmed against DDR, HCS shall process and pay each Medicaid Rebate or State Rebate claim for a Product sold bearing Labeler Code 50458.

(c)        [*****] shall [*****] be financially responsible for Medicaid Rebates or State Rebates relating to Products bearing Labeler Code 50458 reimbursed by state Medicaid agencies for Fee-For-Service claims and with a date of dispense for a Managed Medicaid claim [*****]

(d)         [*****] shall be financially responsible for Medicaid Rebates or State Rebates relating to Products reimbursed by state Medicaid agencies for Fee-For-Service claims and with a date of dispense for a Managed Medicaid claim [*****].

(e)        HCS shall use commercially reasonable efforts to pay each PURCHASER Medicaid Rebate Claim within [*****] of postmark on the applicable Medicaid Rebate or State Rebate invoice, but in the event that interest is incurred for late payment of any PURCHASER Medicaid Rebate Claim, HCS shall collect such interest amount from PURCHASER; provided, however that if interest is incurred for late payment of any PURCHASER Medicaid Rebate Claim as a result of HCS’s acts or omissions, then HCS shall be responsible for such interest amount.  After the end of each applicable calendar quarter, HCS shall, or shall cause its Affiliates to submit to PURCHASER an invoice (each, an “HCS Rebate Invoice”) specifying all PURCHASER Medicaid Rebate Claims paid by HCS pursuant to Section 4(a) during such calendar quarter.  PURCHASER shall pay to HCS or an Affiliate of HCS designated by HCS in writing the amount set forth in each HCS Rebate Invoice not later than [*****] after receipt thereof.  PURCHASER shall pay the amount set forth in each HCS Rebate Invoice in accordance with this Section 4(d) notwithstanding that  PURCHASER may request and HCS shall dispute with CMS on PURCHASER’s behalf any PURCHASER Medicaid Rebate Claim paid by HCS on behalf of PURCHASER and notwithstanding any provision in the Purchase Agreement or any other Transaction Document. HCS shall adjust an HCS Rebate Invoice for any amounts resolved through such dispute.  HCS will provide invoice details approximately [*****] after the quarter close to supplement a PURCHASER Medicaid Rebate Claim.  This will include NDC level summary by State, by program, and by quarter.  PURCHASER may request claim level detail for any PURCHASER Medicaid Rebate Claim.  HCS shall use

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

best efforts to facilitate the claim level detail request from PURCHASER to the applicable state agency.

(f)        PURCHASER shall maintain all data with respect to the Products required to be maintained under Applicable Medicaid Rebate Law and shall provide that information to HCS in the event HCS requests the information in order to respond to any inquiry from CMS or any order, subpoena, or other judicial, administrative, or regulatory obligation relating to HCS’s or its Affiliates’ price reporting practices.

(g)        In the event PURCHASER increases the price of the Products on or after the Effective Date, PURCHASER shall promptly reimburse Janssen for any resulting increase in Medicaid rebate liability for claims from the Effective Date through [*****].

5.         Coverage Gap Discount Management.

(a)        Promptly after receipt by HCS of a Medicare Coverage Gap Discount Program invoice (a “Discount Program Invoice”) issued pursuant to Applicable Coverage Gap Discount Program Law that includes claims relating to the utilization of any Product bearing Labeler Code 50458, HCS shall pay such invoice.  HCS shall, or shall cause its Affiliates to be financially responsible for such claims relating to Products billed through the 2Q2018 billing cycle as determined by CMS under the Coverage Gap Discount Program.  PURCHASER shall be financially responsible for such claims  related to Products billed with the 3Q2018 billing cycle as determined by CMS and thereafter under the Coverage Gap Discount Program (a “PURCHASER Medicare Rebate Claim”).  HCS shall provide to PURCHASER a copy of such Discount Program Invoice related to a PURCHASER Medicare Rebate Claim with claims and information unrelated to the Products redacted.

(b)        HCS shall, or shall cause its Affiliates to submit to PURCHASER an invoice (each, an “HCS Discount Program Invoice”) specifying all Discount Program Invoice amounts with respect to a PURCHASER Medicare Rebate Claim.  PURCHASER shall pay to HCS or an Affiliate of HCS designated by HCS in writing the amount set forth in each HCS Discount Program Invoice not later than [*****] after receipt thereof.

(c)        PURCHASER shall maintain all data with respect to Products required to be maintained under Applicable Coverage Gap Discount Program Law and shall provide that information to HCS in the event HCS requests the information in order to respond to any inquiry from CMS or any order, subpoena, or other judicial, administrative, or regulatory obligation relating to HCS’s participation in the Coverage Gap Discount Program.

6.         FSS Management.

(a)        HCS shall continue to maintain the Products on Janssen’s FSS contract and shall otherwise administer all aspects of FSS contracting for the Products until PURCHASER receives approval from DVA to add the Products to PURCHASER’s FSS.

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

HCS and PURCHASER will coordinate with the appropriate DVA contracting officers to remove the Products from Janssen’s FSS and add them to PURCHASER’s FSS as soon as reasonably practicable.

(b)        HCS will continue to make Industrial Funding Fee (“IFF”) payments for the Products on behalf of PURCHASER as long as the Products continue to be included on Janssen’s FSS contract.  Once the Products are removed from Janssen’s FSS contract through the process described in 6(a), PURCHASER will assume responsibility for making the IFF payment for the Products.  HCS shall be financially responsible for IFF payments for the Products on Janssen’s FSS contract related to sales through [*****]. PURCHASER shall be financially responsible for IFF payments for the Product on Janssen’s FSS contract related to sales beginning [*****]. HCS shall invoice PURCHASER for IFF payments made for Products purchased by FSS eligible entities beginning [*****] and PURCHASER shall pay to HCS all undisputed amounts set forth in each such invoice not later than [*****] after receipt thereof.

(c)        HCS shall continue to pay wholesaler chargebacks related to purchases of the Products by FSS eligible entities off of Janssen’s FSS after the Effective Date.  HCS shall be financially responsible for all chargebacks for Products sold under Janssen’s FSS contract through [*****], and PURCHASER shall be financially responsible for all chargebacks for Products sold under Janssen’s FSS contract beginning [*****](a “PURCHASER FSS Chargeback”). After the end of each calendar quarter, HCS shall submit to PURCHASER an invoice (each, an “HCS FSS Chargeback Invoice”) specifying all PURCHASER FSS Chargebacks paid by HCS pursuant to this Section 6(c) during such calendar quarter.  PURCHASER shall pay to HCS the amount set forth in each HCS FSS Chargeback Invoice not later than [*****] after receipt thereof.  PURCHASER shall pay the amount set forth in each HCS FSS Chargeback Invoice in accordance with this Section 6(c) notwithstanding that PURCHASER may request and HCS shall dispute with the DVA on PURCHASER’s behalf any PURCHASER FSS Chargeback paid by HCS on behalf of PURCHASER and notwithstanding any provision in the Purchase Agreement or any other Transaction Document.  HCS shall adjust an HCS FSS Chargeback Invoice for any amounts resolved through such dispute.

(d)        No later than [*****] prior to the applicable DVA reporting deadline, beginning with the quarter in which the Effective Date occurs and for so long as the Products are on Janssen’s FSS, PURCHASER shall calculate and submit to HCS the quarterly non-FAMP, annual non-FAMP, and/or FCP (each, an “FSS Submission”) as may be required by and in accordance with applicable Law, applicable guidance issued by DVA (collectively, the “FSS Law”), and PURCHASER’s price reporting policies and procedures.

(e)        PURCHASER agrees that it shall include with each FSS Submission a certification in the form of Exhibit D (the “FSS Submission Certification”).

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(f)        HCS shall notify PURCHASER of the FSS tracking customer applicable to the Products on Janssen’s FSS as soon as reasonably practicable after the Effective Date.  For so long as the Products are listed on Janssen’s FSS, PURCHASER shall notify HCS within [*****] of any change in customer pricing which would disturb the tracking customer ratio and/or pricing for the Products.

(g)        In the event PURCHASER increases the price of the Products on or after the Effective Date, Purchaser shall promptly reimburse Janssen for any resulting increase in FSS chargeback liability for claims from the Effective Date through [*****].

7.         TRICARE Retail Management.

(a)        HCS and PURCHASER will coordinate with the appropriate persons at DHA to remove the Products from Janssen’s TRICARE Program agreement and add them to PURCHASER’s TRICARE Program agreement as soon as reasonably practicable consistent with the time frames listed in Section 7(b) below.

(b)        Promptly after receipt by HCS of a Janssen TRICARE Program Demand Letter (a “TRICARE Demand Letter”) issued pursuant to Applicable TRICARE Program Law that includes claims relating to the utilization of the Products under the TRICARE Program after the Effective Date, HCS shall pay such invoice.  HCS shall, or shall cause its Affiliates to be financially responsible for such claims relating to Products dispensed and utilizing the TRICARE Program through [*****].  PURCHASER shall be financially responsible for such claims related to Products dispensed and utilizing the TRICARE Program beginning [*****] (a “PURCHASER TRICARE Claim”).  HCS shall provide to PURCHASER a summary of PURCHASER TRICARE Claims from the DHA website with claims and information unrelated to the Products redacted.

(c)        HCS shall, or shall cause its Affiliates to submit to PURCHASER an invoice (each, an “HCS TRICARE Invoice”) specifying all TRICARE Demand Letter amounts with respect to PURCHASER TRICARE Claims.  PURCHASER shall pay to HCS or an Affiliate of HCS designated by HCS in writing the amount set forth in each HCS TRICARE Invoice not later than [*****] after receipt thereof

8.         PHS 340B Program.

(a)        Within [*****] after the Effective Date, HCS shall provide PURCHASER with PHS 340B Program pricing for the Products for the quarter in which the Effective Date occurs for use by PURCHASER in connection with its obligations under the PHS 340B Program administered by the Health Resources and Services Administration pursuant to 42 U.S.C. § 256B (the “PHS 340B Program”).  In addition, within [*****] prior to the end of the quarter in which the Effective Date occurs, HCS shall provide PURCHASER with PHS 340B Program pricing for the Products for the quarter following the quarter in which the Effective Date occurs for use by PURCHASER in connection with its obligations under the PHS 340B Program.

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)        Beginning with the second full quarter after the quarter in which the Effective Date occurs, and for so long as HCS processes 340B chargebacks for the Products, PURCHASER shall calculate and report the 340B price to HCS no later than [*****] prior to the start of such quarter.

(c)        HCS shall be financially responsible for all chargebacks for Products bearing Labeler Code 50458 sold under the PHS 340B Program through [*****], and Purchaser shall be financially responsible for all chargebacks for Products sold under the PHS 340B Program beginning [*****].  The Parties shall use best efforts to cooperate and ensure appropriate and timely invoicing and payment of such PHS 340B chargebacks as between the Parties.

(d)        In the event PURCHASER increases the price of the Products on or after the Effective Date, Purchaser shall promptly reimburse Janssen for any resulting increase in 340B chargeback liability for claims from the Effective Date through [*****].

9.         IRS Annual Branded Prescription Drug Fee.

(a)        As contemplated in § 9008 of the Patient Protection and Affordable Care Act, as amended by § 1404 of the Health Care and Education Reconciliation Act of 2010, 26 C.F.R. Parts 51 and 602, and/or any applicable guidance from the Internal Revenue Service (“IRS”) (collectively, “Branded Prescription Drug Fee Law”) the Parties acknowledge that HCS or its Affiliates shall incur IRS Branded Prescription Drug Fees related to the Products which shall be assessed at Janssen’s rate for product under Labeler Code 50458.  For clarity, such IRS Branded Prescription Drug Fees are assessed on sales in one year (the “Sales Year”) and billed by the IRS to the manufacturer in the following year, with adjustments billed by the IRS to the manufacturer in the year thereafter. “IRS Branded Prescription Drug Fees” means fees incurred in accordance with Branded Prescription Drug Fee Law.

(b)        [*****] shall [*****] be solely financially responsible for the IRS Branded Prescription Drug Fees associated with the sales of the Products under Labeler Code 50458 for all years up to and including the 2017 Sales Year.  [*****] shall be solely financially responsible for the IRS Branded Prescription Drug Fees associated with sales of the Products under PURCHASER’s labeler code.

(c)        The Parties will share financial responsibility for the IRS Branded Prescription Drug Fees associated with sales of the Products bearing Labeler Code 50458 for the 2018 Sales Year as described herein.  Each Party’s financial responsibility shall be calculated based on [*****].  For the avoidance of doubt, and by way of example, it is agreed that if the Effective Date is [*****],[*****] shall be financially responsible for [*****] of the fee for the 2018 Sales Year, and [*****] shall be financially responsible [*****] of the fee for the 2018 Sales Year.  [*****] shall be solely financially responsible for the IRS Branded Prescription Drug Fees associated with the Products under Labeler Code 50458 for the 2019 Sales Year and thereafter.  [*****] shall [*****] timely pay such

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IRS Branded Prescription Drug Fees associated with the Products and shall promptly invoice [*****] for those fees for which [*****] is financially responsible as described herein (an “IRS Branded Drug Fee Invoice”).  [*****] shall pay to [*****] as designated the IRS Branded Drug Fee Invoice not later than [*****] after receipt thereof.

10.       Audit.

(a)        PURCHASER shall, and shall cause its relevant Affiliates and Representatives to, permit HCS and its Representatives, at HCS’s cost, at reasonable times and upon reasonable notice, to examine the Business Books and Records maintained by PURCHASER and such Affiliates and Representatives with respect to any and all Products to verify, the accuracy and completeness of any and all Monthly DDR Submissions, Quarterly DDR Submissions, and FSS Submissions submitted by PURCHASER to HCS under Section 2(a), 2(b), and 6(d) respectively, or revisions thereto under Section 3(b) and 3(d).

(b)        HCS shall, and shall cause its relevant Affiliates and Representatives to, permit PURCHASER and its Representatives, at PURCHASER’s cost, at reasonable times and upon reasonable notice, to examine the Business Books and Records maintained by HCS and such Affiliates and Representatives with respect to any and all Products to verify summary level detail used to determine the amounts payable by PURCHASER to HCS under this Agreement.  For clarity, under this Section 10(b), PURCHASER may review the calculation of such chargebacks and rebates by examining the relevant calculated prices and units, but may not access the underlying calculation of those prices.

11.       Additional Collaboration.

ARTICLE IIEach Party shall promptly provide to the other Party all data, materials and other information, and shall promptly take all such other actions, as may be reasonably requested by the other Party from time to time in order to perform its obligations hereunder and comply with all Laws applicable to the matters addressed in this Agreement.

ARTICLE IIIEach Party shall cooperate with the other Party’s reasonable requests in responding to or resolving any complaint, investigation, inquiry or review initiated by a governmental agency, or otherwise relating to the Product or the services provided by either Party as described in this Agreement.  Each Party shall cooperate with the reasonable request of any insurance company providing protection to either Party in connection with the foregoing.

12.       Indemnity and Limitation of Liability.

(a)        PURCHASER Indemnification.  PURCHASER shall indemnify HCS, its Affiliates and its and their respective Representatives, and defend and hold each of them harmless, from and against any and all Losses incurred by any of them in connection with, arising from or occurring as a result of a claim or proceeding instituted by a third party in connection with (i) the breach by PURCHASER of this Agreement including, but not limited to, as a result of any material inaccuracy or omission in the Monthly DDR Submissions, Quarterly DDR Submissions, or FSS Submission made by PURCHASER to

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

HCS under Sections 2 or 6 or a revision thereto as described in Section 3 or any other submissions or information provided by PURCHASER to HCS hereunder, or any failure to provide such Monthly DDR Submissions, Quarterly DDR Submissions, or FSS Submissions in accordance with this Agreement, including any failure to provide such Monthly DDR Submissions, Quarterly DDR Submission, or FSS Submissions in accordance with the time periods set forth in Section 2, or 6, (ii) any fraud, intentional misconduct, gross negligence or violation of any Law of PURCHASER, its Affiliates, or its or their respective Representatives in connection with the performance of this Agreement, , or (iii) the enforcement by HCS of its rights under this Section 12(a), except, in each case ((i) through (ii)) for those Losses for which HCS has an obligation to indemnify PURCHASER pursuant to Section 12(b), as to which Losses each Party shall indemnify the other Party to the extent of its respective liability for such Losses.

(b)        HCS Indemnification.  HCS shall indemnify PURCHASER, its Affiliates and its and their respective Representatives, and defend and hold each of them harmless, from and against any and all Losses incurred by any of them in connection with, arising from or occurring as a result of a claim or proceeding instituted by a third party in connection with (i) the breach by HCS of this Agreement, including, but not limited to, as a result of any material inaccuracy or omission in the data or information provided by HCS to Purchaser or a revision thereto as described in Section 3 or any other submissions or information provided by HCS to Purchaser hereunder, or any failure to provide such data or information in accordance with this Agreement, including any failure to provide such data or information in accordance with the time periods set forth in Section 1 or elsewhere in this Agreement, or (ii) any fraud, intentional misconduct, gross negligence or violation of any Law of HCS, its Affiliates, or its or their respective Representatives in connection with the performance of this Agreement, or (iii) the enforcement by PURCHASER of its rights under this Section 12(b), except, in each case ((i) and (ii)) for those Losses for which PURCHASER has an obligation to indemnify HCS pursuant to Section 12(a), as to which Losses each Party shall indemnify the other Party to the extent of its respective liability for such Losses.

(c)        Indemnification Procedure.  All claims for indemnification under Sections 12(a) or 12(b) above shall be asserted and resolved pursuant to procedures equivalent to the indemnity procedures set forth in Sections 8.03 and 8.04 of the Purchase Agreement.

(d)        NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, WITH THE EXCEPTION OF RELIEF MANDATED BY STATUTE, (I) NO PARTY TO THIS AGREEMENT SHALL BE LIABLE TO OR OTHERWISE RESPONSIBLE TO THE OTHER PARTY OR ANY AFFILIATE OF THE OTHER PARTY FOR LOST REVENUES OR PROFITS OR DAMAGES OR INDIRECT, INCIDENTAL, CONSEQUENTIAL OR MULTIPLIED DAMAGES THAT ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE PERFORMANCE OR BREACH HEREOF OR ANY LIABILITY RETAINED OR ASSUMED HEREUNDER UNLESS SUCH LOST REVENUES OR PROFITS OR DAMAGES ARE NOT BASED ON ANY SPECIAL CIRCUMSTANCES OF THE PARTY ENTITLED TO

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

INDEMNIFICATION AND ARE THE NATURAL, PROBABLE AND REASONABLY FORESEEABLE RESULT OF THE EVENT THAT GAVE RISE TO THE CLAIM FOR INDEMNIFICATION AND (II) NO PARTY TO THIS AGREEMENT SHALL BE LIABLE TO OR OTHERWISE RESPONSIBLE TO THE OTHER PARTY OR ANY AFFILIATE OF THE OTHER PARTY FOR PUNITIVE OR EXEMPLARY DAMAGES; PROVIDED,  HOWEVER, THAT THE FOREGOING SHALL NOT BE CONSTRUED TO PRECLUDE RECOVERY OF SUCH LOST REVENUES OR PROFITS OR DAMAGES THAT ARE PAID OR REQUIRED TO BE PAID BY AN INDEMNIFIED PARTY TO AN UNRELATED THIRD PARTY.

13.       Confidentiality.

(a)        All Confidential Information received or obtained by a Party (the “Receiving Party”) shall be held in confidence by the Receiving Party, which shall not either directly or indirectly disclose or use, except in connection with the performance of this Agreement, any Confidential Information without the prior written consent of the disclosing Party (the “Disclosing Party”).

(b)        For purposes of this Agreement, the term “Confidential Information” means any and all information or material, whether oral, visual, in writing or in any other form, that, at any time before, on or after the Effective Date, has been or is provided, communicated or otherwise made known to the Receiving Party by or on behalf of the Disclosing Party pursuant to this Agreement; any data, ideas, concepts or techniques contained therein; and any modifications thereof or derivations therefrom.  The Parties acknowledge and agree that all Confidential Information shall be owned by the Disclosing Party with respect thereto.  For the avoidance of doubt, without limitation of the foregoing, all pricing and sales data with respect to the Products provided by one Party to the other Party shall remain the Confidential Information of the Disclosing Party, and all information regarding Medicaid Rebates, State Rebates and Coverage Gap Discounts with respect to the Products provided to a Party by state Medicaid agencies, other state or governmental agencies or CMS shall remain the Confidential Information of the Party to which such information is provided by such agency or CMS, as the case may be.

(c)        The foregoing obligations of confidentiality and non-use shall not apply to information that the Receiving Party must disclose pursuant to this Agreement or to applicable Law, provided that the Receiving Party provides the Disclosing Party with reasonable notice of the Receiving Party’s intent to disclose such information.

14.       Compliance with Applicable Law.

Each Party shall perform its obligations under this Agreement in accordance with applicable Law, including, but not limited to, Applicable Medicaid Rebate Law and Applicable Coverage Gap Discount Program Law.

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

15.       Transfer of Product.

In the event that PURCHASER engages in a transaction (e.g., sale of commercialization rights for the Products or transfer of marketing rights for the Products) with a third party that causes transactional data related to sales of the Products to be received by the third party during the term of this Agreement, the terms of such transaction shall include a requirement that the third party execute an agreement with HCS in substantially the form of this Agreement.

16.       Term.

This Agreement shall commence on the Effective Date, and shall remain in full force and effect until [*****] after the expiration date of the last lot of Product bearing Labeler Code 50458 (which date HCS shall communicate to PURCHASER as soon as reasonably practicable), unless earlier terminated by mutual agreement of the Parties, which shall be evidenced in writing.  The expiration or earlier termination of this Agreement shall be without prejudice to any rights or obligations of the Parties that may have accrued prior to such expiration or termination, and the provisions of Sections 3, 4, 10, 11, 12, 13, 17(b) and 17(c) shall survive the expiration or termination of this Agreement.

17.       General Provisions.

(a)        Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any term or other provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid, illegal or unenforceable, (i) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity, illegality or unenforceability, nor shall such invalidity, illegality or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

(b)        Law; Dispute Resolution.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law, principles or rules of such state, to the extent such principles or rules are not mandatorily applicable by statute and would permit or require the application of the laws of another jurisdiction.  The Parties consent to the exclusive jurisdiction of the Federal and State courts located in the State of New York for the resolution of all disputes or controversies between the Parties which, pursuant to applicable Law, are not subject to the provisions of Section 10.10 of the Purchase Agreement.  Each of the Parties (i) consents to the exclusive jurisdiction of each such court in any suit, action or proceeding relating to or arising out of this Agreement or transactions contemplated hereby; (ii) waives any objection that it may have to the laying of venue in any such suit, action or proceeding in any such court; and (iii) agrees that service of any court paper may be made in such manner as may be provided under applicable Laws or court rules governing service of process.

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

THE PARTIES HEREBY IRREVOCABLY WAIVE, AND AGREE TO CAUSE THEIR RESPECTIVE AFFILIATES TO WAIVE, THE RIGHT TO TRIAL BY JURY IN ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY RELATED AGREEMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. Any dispute, controversy or claim arising out of or related to this Agreement, or the interpretation, application, breach, termination or validity thereof, including any claim of inducement by fraud or otherwise, will be submitted to arbitration and before submission to arbitration will be first mediated through non-binding mediation, in each case in accordance with the arbitration and mediation procedures set forth in Section 10.10 of the Purchase Agreement.

(c)        Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and sent by personal delivery, mailed by registered or certified mail, return receipt requested, postage prepaid, sent by next-day or overnight mail or delivery, or sent by facsimile transmission, and shall be sent to:

if to HCS, to:

[*****]

425 Hoes Lane
Piscataway, NJ 08855

if to PURCHASER, to:

[ ]

Attn: Legal Department

or, in each case, at such other address as may be specified in writing to the other Party pursuant to the notice procedure set forth herein.

All such notices, requests, demands, waivers and other communications shall be deemed to have been received if by personal delivery, on the day after such delivery, if by certified or registered mail, on the third Business Day after the mailing thereof, if by next-day or overnight mail or delivery, on the day delivered, if by facsimile transmission, on the next day following the day on which such facsimile transmission was sent, provided that a copy is also sent by certified or registered mail.

(d)        Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and permitted assigns.

(e)        Assignment.  Neither Party to this Agreement may assign any of its rights or obligations under this Agreement, including by sale of stock, operation of Law in connection with a merger or sale of substantially all of the assets, without the prior written consent of the other Party, except that (i) HCS may, without such consent, assign its rights or obligations to an Affiliate, (ii) PURCHASER may, without such consent, assign its rights hereunder, in whole or in part, to one or more of its Affiliates, and (iii) PURCHASER

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

may, without such consent, assign all of its rights under this Agreement to one or more Persons acquiring all or a material portion of the business or assets of PURCHASER, including by sale of stock, operation of Law in connection with a merger or sale of substantially all of the assets; provided,  however, that no such assignment by a Party shall relieve such Party of any of its obligations hereunder.  Any permitted assignee shall assume all obligations of its assignor under this Agreement.  Any purported assignment in violation of this Section 17(e) shall be null and void.

(f)        No Third Party Beneficiaries.  Nothing in this Agreement shall confer any rights upon any person or entity other than the Parties hereto and their respective heirs, successors and permitted assigns.

(g)        Amendment and Waivers.  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by PURCHASER and HCS and (ii) in the case of a waiver, by the Party against whom the waiver is to be effective.  No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(h)        Force Majeure.  Neither Party shall be held liable for any delay or failure in performance of any part of this Agreement from any cause beyond its reasonable control and without its fault or negligence, including, but not limited to, acts of God, acts of civil or military authority, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, hurricanes, tornadoes, nuclear accidents, floods, strikes and power blackouts.  Upon the occurrence of a condition described in this Section 17(h), the Party whose performance is prevented shall give written notice to the other Party, and the Parties shall promptly confer in good faith to agree upon equitable, reasonable action to minimize the impact on both Parties of such conditions.

(i)         Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that both Parties need not sign the same counterpart.  This Agreement, following its execution, may be delivered via telecopier machine or other form of electronic delivery, which shall constitute delivery of an execution original for all purposes.

(j)         No Joint Venture.  Each Party is an independent contractor under this Agreement.  Nothing contained in this Agreement shall be construed as creating a partnership, joint venture or agency relationship between the Parties or as granting to either Party the authority to bind or contract any obligation in the name of or on the account of the other Party, or to make any statements, representations, guarantees or warranties on behalf of the other Party.  All persons employed by a Party shall be employees of such

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

(k)        Subcontracting.  PURCHASER shall remain responsible and liable for the performance by any subcontractor of PURCHASER’s obligations under this Agreement and such subcontracting shall not relieve PURCHASER of any liability or obligation under this Agreement, except to the extent satisfactorily performed by such permitted subcontractor.

(l)         Purchase Agreement.  Nothing contained in the Agreement is intended or shall be construed to amend or modify in any respect, or constitute a waiver of, any of the rights and obligations of the Parties under the Purchase Agreement.

(m)       Entire Agreement.  This Agreement, together with the Exhibits and Schedules expressly contemplated hereby and attached hereto (which are hereby incorporated by reference), and the other agreements and certificates delivered in connection herewith (including the Purchase Agreement, the Transaction Documents and the Confidentiality Agreement), contains the entire agreement between the Parties with respect to the transactions contemplated hereby and supersedes all prior agreements or understandings between the Parties.  Before signing this Agreement, the Parties have had numerous conversations, including preliminary discussions, formal negotiations and informal conversations at meals and social occasions, and have generated correspondence and other writings, in which the Parties discussed the transactions contemplated hereby and their aspirations for success.  In such conversations and writings, individuals representing the Parties may have expressed their judgments and beliefs concerning the intentions, capabilities and practices of the Parties, and may have forecasted future events.  The Parties recognize that such conversations and writings often involve an effort by both sides to be positive and optimistic about the prospects for the transaction.  However, it is also recognized that all business transactions contain an element of risk, as do the transactions contemplated hereby, and that it is normal business practice to limit the legal obligations of contracting Parties to only those promises and representations which are essential to their transaction so as to provide certainty as to their respective future rights and remedies.  Accordingly, other than the Confidentiality Agreement entered into between the Parties, the Transaction Documents are intended to define the full extent of the legally enforceable undertakings and representations of the Parties, and no promise or representation, written or oral, which is not set forth explicitly in such agreements is intended by either Party to be legally binding.  Each of the Parties acknowledges that, in deciding to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby, none of them has relied upon any statements or representations, written or oral, other than those explicitly set forth herein or therein.

[Signature Page Follows]

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

Johnson & Johnson Health Care Systems Inc.

By:
Name:
Title:

[Signature Page to Long Term Collaboration Agreement]

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

Vivus, Inc.

By:
Name:
Title:

[Signature Page to Long Term Collaboration Agreement]

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT A

List of Products by NDC

NDC- 11	Description
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT B

Form of Delegation of Signature Authority for Certification of

Monthly & Quarterly Medicaid Pricing Calculations

Company Name:  PURCHASER

Labeler Code(s):        [insert NDCs]

Upon verification of the conditions listed below, I hereby directly delegate to [*****], JJHCS authority to electronically certify the Medicaid AMP and Best Price calculations for the legal entity and labeler code/NDCs identified above in the Drug Data Reporting for Medicaid (DDR) system maintained by the Centers for Medicare and Medicaid Services (CMS). This delegation is to be executed strictly in accordance with the following conditions:

1.    On a monthly and quarterly basis, subsequent to receipt of approved pricing data together with an executed Medicaid Pricing Data Approval template from [insert names who will sign the Medicaid Pricing Data Approval Template] for the designated period;

2.    Only for those labeler codes/NDCs over which I have responsibility and have delegated my signature authority;

3.    Only upon the good faith belief that there are no discrepancies in the approved pricing being reported.

4.    In the event that [*****] is not available, this delegation directly transfers to [*****] subject to the above conditions as well.

5.    This delegation is valid for 12 months from the date of its execution, except to the extent that the designated certifier or approver are no longer in their current positions, in which case a new delegation will be required to be executed.

6.    In the event that any of the above conditions are not met in any month or quarter, this delegation is ineffective absent further written direction from me.  For example, this delegation will be ineffective in the event that approved calculations are received from an individual other than the named individual above.

Name of CEO, CFO or Authorizing Official:	PURCHASER

Signature

Title:
Date Authorized: [●]	Date Authorization Terminates: [●]

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT C

Form of Medicaid Submission Certification

Medicaid Pricing Data Approval Template

Manufacturer Name: _____________________________________________________

Labeler Code(s):          50458 (Pancreaze)

(If Labeler Code(s) are shared, itemize NDC#s at the 9 digit level at the bottom of, or as an attachment to, this Approval Template.)

Period Approved: Month YYYY or Quarter YYYY

I hereby certify, to the best of my knowledge, the data being sent to HCS with this submission is complete and accurate at the time of this submission, and was prepared in accordance with PURCHASER’s good faith, reasonable efforts based on existing guidance from CMS and PURCHASER’s reasonable assumptions regarding the provisions of section 1927 of the Social Security Act, the National Medicaid Drug Rebate Agreement, and applicable federal regulations. I understand that HCS must certify to CMS that this submission is complete and accurate at the time of this submission, and was prepared in accordance with the manufacturer’s good faith, reasonable efforts based on existing guidance from CMS and the manufacturer’s reasonable assumptions regarding the provisions of section 1927 of the Social Security Act, the National Medicaid Drug Rebate Agreement, and applicable federal regulations.  I understand that HCS is relying on this certification in making its certification to CMS and that the information contained in this submission may be used for Medicaid rebate and payment purposes and that civil monetary penalties and/or termination from the Medicaid Rebate Program may be enforced if the information provided is found to be misrepresented.  I further certify that I am authorized to submit this information.

Signature of PURCHASER Employee or Officer
Authorized to Certify PURCHASER Data to CMS

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT D

FSS Submission Certification

Period Approved: Quarter YYYY or Year YYYY

I hereby certify, to the best of my knowledge, the data being sent to HCS with this submission is complete and accurate at the time of this submission, and was prepared in accordance with PURCHASER’s good faith, reasonable efforts based on the FSS Law as defined herein. I understand that HCS must certify to DVA that this submission is accurate and complete at the time of this submission, and was prepared in accordance with the manufacturer’s good faith, reasonable efforts based on the FSS Law.  I understand that HCS is relying on this certification in making its certification to DVA and that the information contained in this submission may be used for FSS pricing purposes and that civil monetary penalties and/or termination from the FSS Program may be enforced if the information provided is found to be misrepresented.  I further certify that I am authorized to submit this information.

Signature of PURCHASER Employee or Officer
Authorized to Certify PURCHASER Data to DVA

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT E

Laws and Contracts Governing State Price Reporting Requirements

Vermont Prescription Drug Price Disclosure and Certification Law (33 V.S.A. § 2010)

New Mexico Reporting Prescription Drug Information Act (N.M. § Ann. Sec. 27-2E-1)

New York EPIC

Pennsylvania PACE

Texas Medicaid

Louisiana Senate Bill No. 59, Disclosure of Prescription Drug Price Information

California Senate Bill No. 17 (Drug Price Transparency)

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT G

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into as of [●], by and among Janssen Pharmaceuticals, Inc., a Pennsylvania corporation (“Janssen”), JOM Pharmaceutical Services, Inc., a Delaware corporation (together with Janssen, the “Sellers”), and Vivus, Inc., a Delaware corporation (“Purchaser”).

W I T N E S S E T H  :

Janssen and Purchaser are parties to that certain Asset Purchase Agreement, dated as of [•] (the “Purchase Agreement”), pursuant to which (a) Janssen has agreed to, and to cause its Divesting Entities to, sell, convey, assign and transfer to Purchaser, and Purchaser has agreed to, or cause its Affiliates to, purchase, acquire and accept from Janssen and its Divesting Entities, Janssen’s and its Divesting Entities’ rights, titles and interests in, to or under the Purchased Assets, and (b) Janssen has agreed to, and to cause its Divesting Entities to, sell, convey, assign and transfer to Purchaser, and Purchaser has agreed to accept and assume, the Assumed Liabilities. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Purchase Agreement, unless they are specifically otherwise defined herein.

NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Sellers, and in accordance with the terms and conditions of the Purchase Agreement, Sellers hereby agree as follows:

1.         Bill of Sale of Purchased Assets. Sellers do hereby irrevocably sell, convey, assign and transfer to Purchaser and its successors and assigns, all of Sellers’ rights, title, and interests in, to or under the Purchased Assets effective at the Closing pursuant to the Purchase Agreement free and clear of any and all Liens other than Permitted Liens.

2.         Assignment and Assumption.  Sellers do hereby sell, convey, assign and transfer to Purchaser and its successors and assigns, all of Sellers’ rights, titles, interests in, obligations and liabilities to and under the Assumed Liabilities effective at the Closing pursuant to the Purchase Agreement.  Purchaser hereby accepts the foregoing assignment and transfer and agrees to accept, assume and undertake, and timely satisfy and discharge when due, Sellers’ obligations, liabilities and responsibilities under or pursuant to such Assumed Liabilities arising from and after the date hereof.

3.         Miscellaneous. This Agreement is executed and delivered pursuant to, and is given to further evidence (and give immediate effect to) the transfers and assignments contemplated by the Purchase Agreement upon the terms and conditions specified therein.  In the event that any provision of this Agreement shall be construed to conflict with a provision in the Purchase Agreement, the provision in the Purchase Agreement shall control. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of such counterparts together constitute one and the same instrument. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

1

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to its conflict of laws principles.

[Remainder of Page Intentionally Blank]

2

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the undersigned has, by its duly authorized representative, executed this Bill of Sale and Assignment and Assumption Agreement as of the day and year first above written.

JANSSEN PHARMACEUTICALS, INC.

By:
Name:
Title:

[Signature Page to Bill of Sale and Assignment and Assumption Agreement]

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

JOM PHARMACEUTICAL SERVICES, INC.

By:
Name:
Title:

[Signature Page to Bill of Sale and Assignment and Assumption Agreement]

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

PURCHASER:

VIVUS, INC.

By: ________________________________________
Name: John P. Amos
Title: Chief Executive Officer

[Signature Page to Bill of Sale and Assignment and Assumption Agreement]

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT H

TRADEMARK ASSIGNMENT AGREEMENT

THIS TRADEMARK ASSIGNMENT AGREEMENT (this “Assignment”) is dated as of [●] (“Effective Date”), and is made from Johnson & Johnson, a New Jersey corporation (“Assignor”), to Vivus, Inc., a Delaware corporation (“Assignee”).

W I T N E S S E T H  :

WHEREAS, Assignor is the owner of those certain trademark registrations set forth in the attached Schedule A (the “Trademarks”); and

WHEREAS, pursuant to the Asset Purchase Agreement dated [●], between Janssen Pharmaceuticals, Inc. (“Seller”), a subsidiary of the Assignor, and Assignee (the “Purchase Agreement”), Assignee has agreed to acquire, and Seller has agreed to sell, convey, assign, deliver and transfer to Assignee, all of Seller’s and the Divesting Entities’ (as defined in the Purchase Agreement) rights, title and interests in, to and under the Trademarks.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.         Assignment of Rights.  Effective upon the Effective Date, Assignor, a Divesting Entity, hereby sells, assigns, transfers, conveys and delivers to Assignee all of its rights, title and interests in, to and under (a) the Trademarks, (b) the goodwill associated with the use of and symbolized by the Trademarks, (c) all applications and registrations for the Trademarks, and (d) any and all rights, benefits, privileges and proceeds under the Trademarks throughout the world, including, without limitation, (i) any and all claims by Assignor or any Divesting Entity against any third party for past, present or future infringement, dilution, misappropriation, misuse or other violation of any of the Trademarks, (ii) the exclusive right to apply for and maintain all registrations, renewals and/or extensions thereof, and (iii) the exclusive right to grant licenses or other interests therein.

2.         Recordation.  Effective upon the Effective Date, Assignee shall be responsible for and shall pay all costs relating to the registration, maintenance and prosecution of the Trademarks, including without limitation payment of any associated fees therefor, for the notarization, authentication, legalization or consularization of the signatures hereof, and for the recording of such assignment documents with the appropriate governmental authorities.  Assignor agrees that Assignee shall have the rights to register and record its rights in the Trademarks, in its name, in the United States Patent and Trademark Office or the Canadian Intellectual Property Office.

3.         Attorney.  Assignor hereby appoints Assignee as Assignor’s and the Divested Entities’ true and lawful attorney in fact for the sole purpose of this Assignment, with full power of substitution in Assignor’s or any Divested Entity’s name and stead, to take any and all steps,

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

including proceedings at law, in equity or otherwise, to execute, acknowledge and deliver any and all instruments and assurances necessary or expedient in order to vest or perfect the aforesaid rights and causes of action more effectively in Assignee or to protect the same or to enforce any claim or right of any kind with respect thereto.  This includes, but is not limited to, any rights with respect to the Trademarks that may have accrued in Assignor’s or any Divested Entity’s favor from the respective date of first creation of any of the Trademarks to the date of this Assignment.

4.         No Alteration.  Each of Assignor and Assignee hereby acknowledges and agrees that none of the representations, warranties, covenants, rights or remedies of any party under the Purchase Agreement shall be deemed to be enlarged, modified or altered in any way by the execution and acceptance of this instrument.

5.         Further Assurances.  Assignor further agrees that Assignor will, without demanding any further consideration therefor, at the request but at the expense of Assignee, do all lawful and just acts, including without limitation the execution and acknowledgment of instruments, that may be or become necessary to effect or formalize the transfer of the Trademarks.

6.         Miscellaneous.  This Assignment is executed and delivered pursuant to, and is in accordance with, the Purchase Agreement.  In the event that any provision of this Assignment shall be construed to conflict with a provision in the Purchase Agreement, the provision in the Purchase Agreement shall control. This Assignment may be executed in any number of counterparts, each of which shall be an original, but all of such counterparts together constitute one and the same instrument. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.  This Assignment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflict of laws principles.

[Remainder of the page intentionally left blank; signature pages follow.]

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the parties have executed, made and entered into this Assignment as of the date first set forth above.

JOHNSON & JOHNSON

By:
Name:
Title:

[Signature Page to Trademark Assignment Agreement]

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the parties have executed, made and entered into this Assignment as of the date first set forth above.

VIVUS, INC.

By:
Name:
Title:

[Signature Page to Trademark Assignment Agreement]

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT I

OFFICER’S CERTIFICATE

OF

JANSSEN PHARMACEUTICALS, INC.

[●]

This certificate is being delivered pursuant to Section 7.01(c) of that certain Asset Purchase Agreement, dated [●], by and between Vivus, Inc., a Delaware corporation (“Purchaser”), and Janssen Pharmaceuticals, Inc., a Pennsylvania corporation (“Seller”) (the “Purchase Agreement”).

All capitalized terms used herein shall have the meanings assigned to them in the Purchase Agreement unless they are specifically otherwise defined herein.

The undersigned, [●], in [●] capacity as [●] of the Seller, and not in [●] personal capacity and without personal liability, hereby certifies that:

1.         The representations and warranties of Seller contained in the Purchase Agreement (other than the Seller Fundamental Representations) were and are true and correct (without giving effect to any references to “material,” “materially,” “Material Adverse Effect,” “material adverse effect” or other similar materiality qualifications contained or incorporated in any such representation or warranty) on and as of the Effective Date and as of the date hereof (other than representations and warranties made as of a specified date, which are true and correct as of the date specified), except for such failures to be true and correct that do not, individually or in the aggregate, have a Material Adverse Effect and the Seller Fundamental Representations were and are true and correct in all material respects on and as of the Effective Date and as of the date hereof (other than representations and warranties made as of a specified date, which are true and correct in all material respects as of the date specified).

2.         Seller has performed and complied in all material respects with all of its covenants and agreements under the Purchase Agreement and the other Transaction Documents to be complied with and performed by Seller at or before the Closing.

[Signatures on following page]

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, I cause this certificate to be executed as of the date first written above.

Name:
Title:

[Signature Page to Seller’s Officer’s Certificate]

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT J

OFFICER’S CERTIFICATE

OF

VIVUS, INC.

[●]

This certificate is being delivered pursuant to Section 7.02(c) of that certain Asset Purchase Agreement, dated [●], by and between Vivus, Inc., a Delaware corporation (“Purchaser”), and Janssen Pharmaceuticals, Inc., a Pennsylvania corporation (“Seller”) (the “Purchase Agreement”).

All capitalized terms used herein shall have the meanings assigned to them in the Purchase Agreement unless they are specifically otherwise defined herein.

The undersigned, [●], in [●]  capacity as [●] of the Purchaser, and not in [●] personal capacity and without personal liability, hereby certifies that:

3.         The representations and warranties of Purchaser contained in the Purchase Agreement (other than the Purchaser Fundamental Representations) were and are true and correct (without giving effect to any references to “material,” “materially,” “Purchaser Material Adverse Effect,” “material adverse effect” or other similar materiality qualifications contained or incorporated in any such representation or warranty) on and as of the Effective Date and as of the date hereof (other than representations and warranties made as of a specified date, which are true and correct as of the date specified), except for such failures to be true and correct that do not, individually or in the aggregate, have a Purchaser Material Adverse Effect and the Purchaser Fundamental Representations were and are true and correct in all material respects on and as of the Effective Date and as of the date hereof (other than representations and warranties made as of a specified date, which are true and correct in all material respects as of the date specified).

4.         Purchaser has performed and complied in all material respects with all of its covenants and agreements under the Purchase Agreement and the other Transaction Documents to be complied with and performed by Purchaser at or before the Closing.

[Signatures on following page]

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, I cause this certificate to be executed as of the date first written above.

Name:
Title:

[Signature Page to Purchaser’s Officer’s Certificate]

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT K

SECRETARY’S CERTIFICATE

OF

VIVUS, INC.

[●]

The undersigned, [●], a duly authorized officer of Vivus, Inc., a Delaware corporation (the “Company”), hereby certifies in [●] capacity as officer and not in [●] personal capacity and without personal liability, to Janssen Pharmaceuticals, Inc. (“Seller”) as follows:

1.         The undersigned is the Secretary of the Company and as such the undersigned is personally familiar with the Company’s affairs, records and seal.

2.         Attached hereto as Exhibit A is a true, complete and correct copy of the Company’s Certificate of Incorporation and all amendments thereto, certified as of [●] by the Secretary of State of the State of Delaware. There have been no further amendments to said Certificate of Incorporation since the said date, and said Certificate of Incorporation is in full force and effect as of the date hereof.

3.         Attached here to as Exhibit B is a true, complete and correct copy of the Company’s by-laws and all amendments thereto as of [●]. There have been no further amendments to said by-laws since said date, and said by-laws are in full force and effect as of the date hereof.

4.         Attached hereto as Exhibit C is a true, complete and correct copy of the resolutions of the board of directors of the Company authorizing the Company to enter into that Asset Purchase Agreement by and between the Company and Seller (the “Purchase Agreement”) and the other Transaction Documents (such term as defined in the Purchase Agreement) and to consummate the Transactions (such term as defined in the Purchase Agreement).

[Signatures on following page]

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, I cause this certificate to be executed as of the date first written above.

VIVUS, INC.

By:
Name:
Title:	Secretary

[Signature Page to Purchaser’s Secretary’s Certificate]

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit A

Certificate of Incorporation

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit B

By-laws

[*****] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit C

Resolution of the Board of Directors